Exhibit 10.1

CLASS A CONVERTIBLE PREFERRED UNIT AND WARRANT
PURCHASE AGREEMENT
DATED APRIL 21, 2016
BY AND AMONG
NGL ENERGY PARTNERS LP
AND
THE PURCHASERS NAMED ON SCHEDULE A HERETO

TABLE OF CONTENTS
Page
Article I

DEFINITIONS	1
Section 1.01 Definitions                                         1
Section 1.02     Accounting Procedures and Interpretation                         7
Article II

SALE AND PURCHASE	8
Section 2.01     Sale and Purchase                                     8
Section 2.02     Funding Notices                                     8
Section 2.03     Closing                                         8
Section 2.04     Independent Nature of Purchasers’ Obligations and Rights                 9
Section 2.05     Allocation of Per Unit Price                                 9
Article III

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP	9
Section 3.01     Existence                                         9
Section 3.02     Capitalization                                     10
Section 3.03 Subsidiaries                                      10
Section 3.04     SEC Documents                                 11
Section 3.05     Independent Accountants                             11
Section 3.06     Internal Accounting Controls                         12
Section 3.07     Disclosure Controls                                 12
Section 3.08     Absence of Proceedings                             12
Section 3.09     No Material Adverse Change                         13
Section 3.10     Authority; Enforceability                                 13
Section 3.11     Approvals                                         13
Section 3.12     Compliance with Law                                 13
Section 3.13     Valid Issuance                                     14
Section 3.14     Absence of Defaults and Conflicts                             14
Section 3.15 Absence of Labor Dispute                                 15
Section 3.16     Possession of Intellectual Property                             15
Section 3.17     Material Contracts                                     15
Section 3.18     Possession of Licenses and Permits                             15
Section 3.19     Title to Property                                     16
Section 3.20     Rights-of-Way                                     16
Section 3.21 Environmental Laws                                     16
Section 3.22     No Preemptive Rights                                 17
Section 3.23 MLP Status                                         17
Section 3.24 Investment Company Status                                 17
Section 3.25 No Registration Required                                 17
Section 3.26     No Integration                                     17
Section 3.27 Certain Fees                                         17
Section 3.28     Form S-3 Eligibility                                     17
Section 3.29     Tax Returns                                         17
Section 3.30     Insurance                                         18

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Section 3.31     Compliance with the Sarbanes-Oxley Act                         18
Section 3.32     Foreign Corrupt Practices Act                             18
Section 3.33 Money Laundering Laws                                 18
Section 3.34     OFAC                                         18
Section 3.35     ERISA Compliance                                     19
Section 3.36     No Restrictions on Dividends                             19
Section 3.37     Related Party Transactions                                 19
Article IV

REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER	20
Section 4.01     Valid Existence                                     20
Section 4.02     No Consents; Violations, Etc                             20
Section 4.03     Investment                                         20
Section 4.04 Nature of Purchaser                                     20
Section 4.05 Receipt of Information                                 21
Section 4.06 Restricted Securities                                     21
Section 4.07     Certain Fees                                         21
Section 4.08 Domestic Jurisdiction                                 21
Section 4.09 Legend                                         21
Section 4.10     Reliance on Exemptions                                 21
Section 4.11     Authority                                         22
Article V

COVENANTS	22
Section 5.01     Taking of Necessary Action                                 22
Section 5.02     Public Announcements                                 22
Section 5.03 Disclosure; Public Filings                                 22
Section 5.04     NYSE Listing Application                                 22
Section 5.05     Purchaser Lock-Up                                     23
Section 5.06     Partnership Fees                                     23
Section 5.07     Purchaser Fees                                     23
Section 5.08 Use of Proceeds                                     23
Article VI

CLOSING CONDITIONS	24
Section 6.01     Conditions to Closing.                                 24
Section 6.02 Partnership Deliveries                                 26
Section 6.03 Purchaser Deliveries                                     27
Article VII

INDEMNIFICATION, COSTS AND EXPENSES	27
Section 7.01 Indemnification by the Partnership                             27
Section 7.02 Indemnification by Purchasers                             28
Section 7.03 Indemnification Procedure                                 28
Section 7.04 Tax Treatment                                     29
Article VIII

MISCELLANEOUS	29
Section 8.01     Interpretation                                         29

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Section 8.02     Survival of Provisions                                 29
Section 8.03 No Waiver; Modifications in Writing                         30
Section 8.04     Binding Effect; Assignment                                 30
Section 8.05 Communications                                     30
Section 8.06 Entire Agreement                                     32
Section 8.07 Governing Law; Submission to Jurisdiction                         32
Section 8.08     Waiver of Jury Trial                                     32
Section 8.09     Execution in Counterparts                                 33
Section 8.10     Termination                                         33
Section 8.11     Recapitalization, Exchanges, Etc                             33
Section 8.12     Specific Performance                                 34

Schedules and Exhibits:
Schedule A    -    List of Purchasers and Commitment Amounts on Initial Closing Date
Schedule B    -    Commitment Amounts on Second Closing Date
Schedule C    -    Reimbursable Expenses Cap
Schedule 8.05    -    Notice and Contact Information
Exhibit A    -    Form of Registration Rights Agreement
Exhibit B    -    Form of Board Observation Rights Agreement
Exhibit C    -    Form of Voting Agreement
Exhibit D    -    Form of Partnership Agreement Amendment
Exhibit E    -    Form of General Partner Officer’s Certificate
Exhibit F    -    Form of Andrews Kurth LLP Legal Opinion
Exhibit G    -    Form of Purchaser’s Officer’s Certificate
Exhibit H    -    Form of General Partner Waiver
Exhibit I    -    Form of Warrant

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CLASS A CONVERTIBLE PREFERRED UNIT AND WARRANT
PURCHASE AGREEMENT
CLASS A CONVERTIBLE PREFERRED UNIT AND WARRANT PURCHASE AGREEMENT dated April 21, 2016 (this “Agreement”), by and among NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), and each of the Purchasers listed in Schedule A attached hereto (each referred to herein as a “Purchaser” and collectively, the “Purchasers”).
WHEREAS, the Partnership desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Partnership, (i) certain Class A Convertible Preferred Units (as defined below) and (ii) certain Warrants (as defined below).
WHEREAS, concurrently with the consummation of the transactions contemplated by this Agreement, the Partnership and the Purchasers will enter into a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which the Partnership will provide the Purchasers with certain registration rights with respect to the Preferred Conversion Units (as defined below) and the Warrant Exercise Units (as defined below).
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership and each of the Purchasers, severally and not jointly, hereby agree as follows:
ARTICLE I
DEFINITIONS
1.01    Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“8-K Filing” has the meaning given to such term in Section 5.03.
“Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.
“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, any fund, entity or account managed, advised or sub-advised, directly or indirectly, by a Purchaser or any of its Affiliates, or the direct or indirect equity owners, including limited partners of a Purchaser or any of its Affiliates, shall be considered an Affiliate of such Purchaser.
“Aggregate Purchase Price” means, with respect to each Purchaser, the Aggregate Purchase Price on Initial Closing Date or the Aggregate Purchase Price on Second Closing Date, as applicable.
“Aggregate Purchase Price on Initial Closing Date” means, with respect to each Purchaser, the dollar amount set forth opposite such Purchaser’s name under the heading “Purchase Price” on Schedule A hereto, as adjusted in accordance with Section 8.11, if applicable; provided, that in no event will the

Aggregate Purchase Price on Initial Closing Date applicable to such Purchaser be increased without the prior written consent of such Purchaser.
“Aggregate Purchase Price on Second Closing Date” means, with respect to each Purchaser, the dollar amount set forth opposite such Purchaser’s name under the heading “Purchase Price” on Schedule B hereto, as adjusted in accordance with Section 8.11, if applicable; provided, that in no event will the Aggregate Purchase Price on Second Closing Date applicable to such Purchaser be increased without the prior written consent of such Purchaser.
“Agreement” has the meaning given to such term in the introductory paragraph hereof.
“Amended Partnership Agreement” means the Partnership Agreement, as amended as of the Initial Closing Date, including pursuant to the Partnership Agreement Amendment.
“Anticipated Closing Date” has the meaning given to such term in Section 2.02.
“Board Observation Rights Agreement” means the Board Representation and Observation Rights Agreement, in substantially the form attached hereto as Exhibit B, by and among the Partnership, the General Partner, Highstar and the purchasers party thereto.
“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banks located in New York, New York are authorized or obligated to close.
“Class A Convertible Preferred Units” means Class A Convertible Preferred Units representing limited partner interests in the Partnership, the terms of which are to be set forth in the Amended Partnership Agreement.
“Closing” means the Initial Closing or the Second Closing, as applicable.
“Closing Date” means the Initial Closing Date or the Second Closing Date, as applicable.
“Common Units” means common units representing limited partner interests in the Partnership, the terms of which are set forth in the Partnership Agreement.
“Delaware LLC Act” means the Delaware Limited Liability Company Act.
“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.
“Environmental Laws” has the meaning given to such term in Section 3.21.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.
“Exchange Act Regulations” means the rules and regulations of the SEC promulgated under the Exchange Act.
“Expense Notice” has the meaning given to such term in Section 2.02.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Funding Notice” has the meaning given to such term in Section 2.02.
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
“General Partner” means NGL Energy Holdings LLC, a Delaware limited liability company and the general partner of the Partnership.
“Governmental Authority” shall include the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, any of the Partnership Entities or their Properties.
“Governmental Licenses” has the meaning given to such term in Section 3.18.
“GP LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the General Partner dated as of February 25, 2013, as amended to date.
“Hazardous Materials” has the meaning given to such term in Section 3.21.
“Highstar” means Highstar Capital IV, L.P.
“Incentive Distribution Rights” has the meaning given to such term in the Partnership Agreement.
“Indemnified Party” has the meaning given to such term in Section 7.03.
“Indemnifying Party” has the meaning given to such term in Section 7.03.
“Indentures” shall mean, collectively, (i) the Indenture, dated as of October 16, 2013, by and among the Partnership, NGL Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee, and (ii) the Indenture, dated as of July 9, 2014, by and among the Partnership, NGL Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.
“Initial Closing” means the consummation of the purchase and sale of the Purchased Units on Initial Closing Date hereunder.
“Initial Closing Date” has the meaning given to such term in Section 2.03.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Law” or “Laws” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.
“Lien” means any mortgage, claim, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment,

deed of trust, charge, easement, servitude or other encumbrance upon or with respect to any property of any kind.
“LTIP” means the NGL Energy Partners LP 2011 Long-Term Incentive Plan.
“Money Laundering Laws” has the meaning given to such term in Section 3.33.
“NYSE” means The New York Stock Exchange.
“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“Operating Company” means NGL Energy Operating LLC.
“Organizational Documents” means (i) in the case of a corporation, its charter and by-laws; (ii) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (iii) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (iv) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (v) in the case of any other entity, the organizational and governing documents of such entity.
“Outstanding” has the meaning given to such term in the Partnership Agreement.
“Partnership” has the meaning given to such term in the introductory paragraph of this Agreement.
“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 10, 2011, as amended to date.
“Partnership Agreement Amendment” means the Fifth Amendment, dated as of the Initial Closing Date, to the Partnership Agreement, which amendment shall establish the terms of the Class A Convertible Preferred Units and be substantially in the form attached hereto as Exhibit D.
“Partnership Bank Account” means the bank account designated as such by the Partnership pursuant to the Funding Notice.
“Partnership Documents” means (i) all Secured Debt Agreements, (ii) all Indentures and (iii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which any of the Partnership Entities is a party or by which any of the Partnership Entities is bound or to which any of the property or assets of the Partnership Entities is subject that, solely in the case of this clause (ii), are material with respect to the Partnership Entities taken as a whole.
“Partnership Entities” means the Partnership and its Subsidiaries.
“Partnership Material Adverse Effect” means any change, event or effect that, individually or together with any other changes, events or effects, (i) has a material adverse effect on (a) the legality, validity or enforceability of any Transaction Agreement, or (b) the financial condition, business, assets or results of operations of the Partnership Entities, considered as a single enterprise, or (ii) the ability of the Partnership or the General Partner to perform its obligations under the Transaction Agreements in full on a timely basis. Notwithstanding the foregoing, a “Partnership Material Adverse Effect” shall not include any effect to the extent resulting or arising from: (a) any change in general economic conditions in the industries or markets in which any of the Partnership Entities operate that do not have a disproportionate effect on the Partnership Entities, considered as a single enterprise; (b) any engagement in hostilities pursuant to a declaration of war, or the occurrence of any military or terrorist attack; (c) changes in GAAP or other accounting principles, except to the extent such change has a disproportionate effect on the Partnership Entities, considered as a single enterprise; or (d) other than for purposes of Section 3.14, the consummation of the transactions contemplated hereby.
“Partnership Related Parties” has the meaning given to such term in Section 7.02.
“Party” or “Parties” means the Partnership and the Purchasers party to this Agreement, individually or collectively, as the case may be.
“Per Unit Price” means $12.035.
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
“Plan” has the meaning given to such term in Section 3.35.
“Preferred Conversion Units” means Common Units issuable upon conversion of any of the Class A Convertible Preferred Units.
“Property” or “Properties” means any interest or interests in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property).
“Purchased Units” means, with respect to each Purchaser, the Purchased Units on Initial Closing Date or the Purchased Units on Second Closing Date, as applicable.
“Purchased Units on Initial Closing Date” means, with respect to each Purchaser, the number of Class A Convertible Preferred Units equal to the quotient determined by dividing (i) the Aggregate Purchase Price on Initial Closing Date set forth opposite such Purchaser’s name under the heading “Purchase Price” on Schedule A hereto by (ii) the Per Unit Price.
“Purchased Units on Second Closing Date” means, with respect to each Purchaser, the number of Class A Convertible Preferred Units equal to the quotient determined by dividing (i) the Aggregate Purchase Price on Second Closing Date set forth opposite such Purchaser’s name under the heading “Purchase Price” on Schedule B hereto by (ii) the Per Unit Price.
“Purchaser” and “Purchasers” have the meanings given to such terms in the introductory paragraph of this Agreement.
“Purchaser Material Adverse Effect” means any material adverse effect on the ability of a Purchaser to perform its obligations under the Transaction Agreements on a timely basis.
“Purchaser Related Parties” has the meaning given to such term in Section 7.01.
“Registration Rights Agreement” has the meaning given to such term in the recitals to this Agreement.

“Reimbursable Expenses” means the reasonable out-of-pocket expenses, including legal expenses, actually incurred by the Purchasers prior to each Closing in connection with the consummation of the transactions contemplated by the Transaction Agreements and that have not previously been reimbursed by the Partnership; provided, however, that if the aggregate Reimbursable Expenses of any Purchaser in connection with the Initial Closing and the Second Closing exceed the amount set forth across from such Purchaser’s name on Schedule C hereto, such Purchaser’s aggregate Reimbursable Expenses shall be deemed to equal the amount set forth across from such Purchaser’s name on Schedule C hereto.
“Repayment Event” means any event or condition that (a) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Entities, or (b) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement or similar agreement or instrument to which any of the Partnership Entities is a party the right to liquidate or accelerate the payment obligations, or designate an early termination date under such agreement or instrument, as the case may be.
“Representatives” of any Person means the Affiliates, control persons, officers, directors, employees, agents, counsel, investment bankers and other representatives of such Person.
“Rights-of-Way” has the meaning given such term in Section 3.20.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.
“SEC” means the United States Securities and Exchange Commission.
“SEC Documents” has the meaning given to such term in Section 3.04.
“Second Closing” means the consummation of the purchase and sale of the Purchased Units on Second Closing Date hereunder.
“Second Closing Date” has the meaning given to such term in Section 2.03.
“Secured Debt Agreements” shall mean, collectively, (i) the Credit Agreement, dated as of June 19, 2012, by and among the Operating Company, the other subsidiary borrowers party thereto, the Partnership, as guarantor, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, and the other financial institutions party thereto, and (ii) the Note Purchase Agreement, dated June 19, 2012, by and among the Partnership and the purchasers named therein, in each case, as such agreement has been amended, supplemented or otherwise modified to date.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.
“Securities Act Regulations” means the rules and regulations of the SEC promulgated under the Securities Act.
“Subsidiary” means, as to any Person, (i) any corporation, limited liability company, general partnership or other entity (other than a limited partnership) of which at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation, limited liability company, general partnership or other entity is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries and (ii) any limited partnership of which (a) a majority of the voting power to elect a majority of the board of directors or board of managers of the general partner of such limited partnership and (b) a majority of the outstanding limited partner interests is at the time directly or indirectly owned or controlled by such Person.
“Third Party Claim” has the meaning given to such term in Section 7.03.
“Transaction Agreements” means, collectively, this Agreement, the Registration Rights Agreement, the Partnership Agreement Amendment, the Voting Agreement, the Board Observation Rights Agreement, the Warrants and any amendments, supplements, continuations or modifications thereto. References to the Partnership Agreement Amendment shall be deemed to include the Amended Partnership Agreement unless the context requires otherwise.
“Unitholders” has the meaning given to such term in the Partnership Agreement.
“Voting Agreement” means the Voting Agreement, in substantially the form attached hereto as Exhibit C, by and among the Highstar, the purchasers party thereto and the members of the General Partner party thereto.
“Warrant” means a Warrant, substantially in the form attached to this Agreement as Exhibit I, to be issued to each Purchaser at the Closing. Each such Warrant, for the avoidance of doubt, may be transferred separately from the Purchased Units.
“Warrant Exercise Units” means Common Units issuable upon exercise of the Warrants.
SECTION 1.02    Accounting Procedures and Interpretation. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

ARTICLE II
SALE AND PURCHASE

SECTION 2.01    Sale and Purchase. Subject to the terms and conditions hereof, (a) the Partnership will issue and sell to each Purchaser on the Initial Closing Date, and each Purchaser hereby agrees, severally and not jointly, to purchase from the Partnership on the Initial Closing Date, such Purchaser’s respective Purchased Units on Initial Closing Date and a Warrant to purchase a number of Warrant Exercise Units, as set forth on Schedule A hereto, upon receipt by the Partnership of the Aggregate Purchase Price on Initial Closing Date for such Purchased Units and Warrant minus such Purchaser’s Reimbursable Expenses; and (b) the Partnership will issue and sell to each Purchaser on the Second Closing Date, and each Purchaser hereby agrees, severally and not jointly, to purchase from the Partnership on the Second Closing Date, such Purchaser’s respective Purchased Units on Second Closing Date and a Warrant to purchase a number of Warrant Exercise Units, as set forth on Schedule B hereto, upon receipt by the Partnership of the Aggregate Purchase Price on Second Closing Date for such Purchased Units and Warrant minus such Purchaser’s Reimbursable Expenses. A Purchaser may designate an Affiliate of the Purchaser to acquire the Warrant otherwise issuable to such Purchaser at a Closing and such Affiliate designee shall be deemed an assignee of all of the rights and obligations of the designating Purchaser with respect to such Warrant (other than the obligation to pay the Aggregate Purchase Price, which shall be deemed paid upon payment of the Aggregate Purchase Price by the designating Purchaser) and shall make the representations and warranties of the Purchaser in respect of the Warrants under such Article IV. Any such Affiliate designee of a Purchaser shall be listed on Schedule A and Schedule B hereto (with a notation of the Purchaser in respect of whom it is an Affiliate designee and the Warrant (and applicable Warrant Exercise Units) to be issued to such designee at a Closing).

SECTION 2.02    Funding Notices. On or prior to the twelfth Business Day prior to the date on which the Partnership reasonably anticipates a Closing to occur (the “Anticipated Closing Date”), the Partnership shall deliver a written notice (the “Funding Notice”) to each of the Purchasers (a) specifying the Anticipated Closing Date, (b) directing each such Purchaser to pay the Aggregate Purchase Price for its Purchased Units and Warrant by wire transfer(s) of immediately available funds to the Partnership Bank Account, prior to 10:00 a.m. Central Time on the Closing Date, and (c) specifying wiring instructions for wiring funds into the Partnership Bank Account. Within one Business Day following the delivery by the Partnership of the Funding Notice, each Purchaser shall deliver a written notice (the “Expense Notice”) to the Partnership, specifying the amount of such Purchaser’s Reimbursable Expenses.

SECTION 2.03    Closing. Subject to the terms and conditions hereof, (a) the Initial Closing shall take place at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002 or such other location as mutually agreed to by the Parties, on the first Business Day on which the satisfaction or waiver of the conditions set forth in Sections 6.01(a), 6.01(b) and 6.01(d) has occurred (other than those conditions that are by their terms to be satisfied at the Initial Closing) (the date of the Initial Closing being referred to herein as the “Initial Closing Date”); and (b) the Second Closing shall take place at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002 or such other location as mutually agreed to by the Parties, on the first Business Day on which the satisfaction or waiver of the conditions set forth in Sections 6.01(a), 6.01(c) and 6.01(d) has occurred (other than those conditions that are by their terms to be satisfied at the Second Closing) (the date of the Second Closing being referred to herein as the “Second Closing Date”); provided that the Initial Closing Date and the Second Closing Date shall not be earlier than the date set forth in the applicable Funding Notice unless mutually agreed by the Parties.

SECTION 2.04    Independent Nature of Purchasers’ Obligations and Rights. The respective representations, warranties and obligations of each Purchaser under the Transaction Agreements are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the representations and warranties or the performance of the obligations of any other Purchaser under any Transaction Agreement. The failure or waiver of performance under any Transaction Agreement by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser. Nothing contained in any Transaction Agreement, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Agreements. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the Registration Rights Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose; provided that any enforcement of an indemnity claim may only be initiated by holders of a majority of the Purchased Units then outstanding. The failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser.

SECTION 2.05    Allocation of Per Unit Price. For federal income tax purposes and for purposes of applying the terms of the Amended Partnership Agreement applicable to the Class A

Convertible Preferred Units, the Per Unit Price shall be allocated between the Class A Convertible Preferred Units and the Warrant by reference to the closing price of a Common Unit on the last trading day prior to the Initial Closing Date pursuant to a schedule to be provided to the Partnership by the Purchasers on the Initial Closing Date, and the portion of the Per Unit Price allocated to the Warrant shall be the initial aggregate Capital Account (as such term is defined in the Amended Partnership Agreement) with respect to the Deemed Warrant Units (as such term is defined in the Amended Partnership Agreement) and the portion of the Per Unit Price allocated to the Class A Convertible Preferred Units shall be the initial Capital Account with respect to each Class A Convertible Preferred Unit.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to the Purchasers that the representations and warranties set forth in this Article III are true and correct as of the date of this Agreement and as of the Closing Date.
SECTION 3.01    Existence. The General Partner and each of the Partnership Entities has been duly formed and is validly existing and in good standing under the laws of the State or other jurisdiction of its organization and has the requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect. The General Partner and each of the Partnership Entities is duly qualified or licensed and in good standing as a foreign corporation, limited partnership, limited liability company or unlimited liability company, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its Properties or the character of its operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably likely, individually or in the aggregate, to have a Partnership Material Adverse Effect.

SECTION 3.02    Capitalization.

(a)The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Class A Convertible Preferred Units as reflected in the Amended Partnership Agreement.

(b)The General Partner is the sole general partner of the Partnership and owns a 0.1% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of any Liens.

(c)As of the date of this Agreement, the issued and outstanding limited partner interests of the Partnership consist of 104,169,573 Common Units and the Incentive Distribution Rights. All of the outstanding limited partner interests have been duly authorized and validly issued in accordance with applicable Law and the Partnership Agreement and are fully paid (to the extent required under applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(d)Except as have been granted under the LTIP or the Partnership Agreement (and that have been disclosed in the SEC Documents), no options, warrants, preemptive rights or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, securities or ownership interests in the Partnership are outstanding on the date of this Agreement and there are no outstanding obligations of the Partnership to repurchase, redeem or otherwise acquire ownership interests in the Partnership.

(e)The Partnership’s currently outstanding Common Units are registered pursuant to Section 12(b) of the Exchange Act and are quoted on the NYSE, and the Partnership has taken no action designed to terminate the registration of such Common Units under the Exchange Act nor has the Partnership received any notification that the SEC is contemplating terminating such registration. The Partnership has not, in the 12 months preceding the date hereof, received written notice from the NYSE to the effect that the Partnership is not in compliance with the listing or maintenance requirements of the NYSE. The Partnership is, and has no reason to believe that it will not continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Units on the NYSE.

SECTION 3.03    Subsidiaries. All of the issued and outstanding equity interests of each of the Partnership’s Subsidiaries are owned, directly or indirectly, by the Partnership free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed pursuant to the Secured Debt Agreements), and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required by applicable Law and the Organizational Documents of such Subsidiaries) and non-assessable (except as nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, or the Organizational Documents of such Subsidiaries). No options, warrants, preemptive rights or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, securities or ownership interests in any Subsidiary of the Partnership are outstanding on the date of this Agreement and there are no outstanding obligations of any Partnership Entity to repurchase, redeem or otherwise acquire ownership interests in any Subsidiary of the Partnership.

SECTION 3.04    SEC Documents. The Partnership has filed with the SEC all reports, schedules and statements required to be filed by it under the Exchange Act on a timely basis since November 1, 2014 (all such documents filed prior to the date hereof, collectively, the “SEC Documents”). The SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed, (a) complied as to form in all material respects with applicable requirements of the Exchange Act and the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (b) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), (c) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Partnership as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended and (d) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. A true and correct copy of the Partnership Agreement has been filed with the SEC as an exhibit to an SEC Document.

SECTION 3.05    Independent Accountants.

(a)    Grant Thornton LLP, who certified the audited consolidated financial statements of the Partnership Entities as of March 31, 2015, 2014 and 2013 and for the years ended March 31, 2015,

2014 and 2013, are independent public accountants as required by the Securities Act, the Securities Act Regulations and the standards of the Public Company Accounting Oversight Board.

(b)    EKS&H, LLLP, who issued an unqualified audit report on the combined financial statements of Pecos Gathering and Marketing, LLC, Transwest Leasing, LLC, Blackhawk Gathering, LLC, Midstream Operations, LLC, Toro Operating Company, Inc. and Striker Oilfield Services, LLC for the years ended December 31, 2011 and for the three years then ended, are independent public accountants as required by the Securities Act, the Securities Act Regulations and the standards of the American Institute of Certified Public Accountants.
(c)    KPMG LLP, who issued an unqualified audit report on the combined balance sheets of Gavilon Energy (The Energy Business Units of Gavilon, LLC) as of December 31, 2012 and 2011 and the related combined statements of operations, comprehensive income (loss), equity and cash flows for each of the years in the three-year period ended December 31, 2012, are independent public accountants as required by the Securities Act, the Securities Act Regulations and the standards of the American Institute of Certified Public Accountants.

SECTION 3.06    Internal Accounting Controls. The Partnership Entities maintain effective “internal control over financial reporting” (as defined in Rule 13a-15 of the Exchange Act Regulations). The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (e) the interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the SEC Documents is in compliance in all material respects with the SEC’s published rules, regulations and guidelines applicable thereto. Except as described in the SEC Documents, since the first day of the Partnership’s most recent fiscal year for which audited financial statements are included in the SEC Documents, there has been (i) no material weakness (as defined in Rule 1-02 of Regulation S-X of the SEC) in the Partnership’s internal control over financial reporting (whether or not remediated), and (ii) no fraud, whether or not material, involving management or other employees who have a role in the Partnership’s internal control over financial reporting and, since the end of the Partnership’s most recent fiscal year for which audited financial statements are included in the SEC Documents, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

    The Partnership’s independent public accountants and the General Partner’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the SEC), if any, in the Partnership’s internal control over financial reporting or of all fraud, if any, whether or not material, involving management or other employees who have a role in the Partnership’s internal controls over financial reporting, in each case that occurred or existed, or was first detected, at any time during the three most recent fiscal years covered by the audited financial statements of the Partnership or at any time subsequent thereto.
SECTION 3.07    Disclosure Controls.  The Partnership maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rules 13a-15 and 15d-15 of the Exchange Act Regulations), that: (a) are designed to provide reasonable assurance that material information relating to the Partnership, including its consolidated Subsidiaries, is recorded, processed, summarized and communicated to the principal executive officer, the principal financial officer and other appropriate officers of the General Partner to allow for timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (b) have been evaluated for effectiveness as of March 31, 2015; and (c) are effective in all material respects to perform the functions for which they are established.

SECTION 3.08    Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership, threatened, against or affecting the Partnership Entities that is required to be disclosed in the SEC Documents (other than as disclosed therein), or that might reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Partnership of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which any of the Partnership Entities is a party or of which any of their respective property or assets is the subject that are not described in the SEC Documents, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect.

SECTION 3.09    No Material Adverse Change. Since March 31, 2015, except as disclosed in the SEC Documents, the Partnership Entities, considered as a single enterprise, have conducted their business in the ordinary course, and (a) there has been no material adverse change, or any development that could reasonably be expected to have a Partnership Material Adverse Effect; (b) except as otherwise disclosed in the SEC Documents, no Partnership Entity has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Partnership Entities, taken as a whole, and no Partnership Entity has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, regardless of whether covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree, except as would not, individually or in the aggregate, result in a Partnership Material Adverse Effect; and (c) except as otherwise disclosed in the SEC Documents, there has been no dividend or distribution of any kind declared, paid or made by the Partnership on its Common Units.

SECTION 3.10    Authority; Enforceability. The Partnership and the General Partner have all necessary limited partnership and limited liability company, as applicable, power and authority to execute, deliver and perform their obligations under the Transaction Agreements to which they are parties and to consummate the transactions contemplated thereby; the execution, delivery and performance by the Partnership and the General Partner of the Transaction Agreements to which they are party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on their part; and, assuming the due authorization, execution and delivery by the other parties thereto, the Transaction Agreements to which the Partnership or the General Partner is a party will constitute the legal, valid and binding obligations of the Partnership or the General Partner, as applicable, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

SECTION 3.11    Approvals. No authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Partnership of the Transaction Agreements to which it is a party or the issuance and sale of the Purchased Units or the Warrant Exercise Units (upon exercise of the Warrants), except (a) as required by the SEC in connection with the Partnership’s obligations under the Registration Rights Agreement or (b) as may be required under the state securities or “Blue Sky” Laws.

SECTION 3.12    Compliance with Law. None of the Partnership Entities is in violation of any Law applicable to such Partnership Entity, except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect. The Partnership Entities each possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Partnership Material Adverse Effect, and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not, individually or in the aggregate, have a Partnership Material Adverse Effect.

SECTION 3.13    Valid Issuance. The offer and sale of the Purchased Units and the limited partner interests represented thereby and the Warrants will be duly authorized by the Partnership pursuant to the Amended Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Amended Partnership Agreement), nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), issued in compliance with all applicable Laws including securities Laws, and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Amended Partnership Agreement and under applicable state and federal securities Laws. Upon issuance in accordance with the terms of the Warrants, the Warrant Exercise Units will be duly authorized by the Partnership pursuant to the Amended Partnership Agreement and will be validly issued, fully paid (to the extent required by applicable Law and the Amended Partnership Agreement), nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), issued in compliance with all applicable Laws including securities Laws, and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Amended Partnership Agreement and under applicable state and federal securities Laws. Upon issuance in accordance with the terms of the Amended Partnership Agreement, the Preferred Conversion Units will be duly authorized by the Partnership pursuant to the Amended Partnership Agreement and will be validly issued, fully paid (to the extent required by applicable Law and the Amended Partnership Agreement), nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), issued in compliance with all applicable Laws including securities Laws, and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Amended Partnership Agreement and under applicable state and federal securities Laws.

SECTION 3.14    Absence of Defaults and Conflicts. None of the Partnership Entities is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Partnership Document, except (solely in the case of Partnership Documents other than the Indentures and the Secured Debt Agreements) for such defaults that would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect. Neither the execution, delivery and performance by the Partnership or the General Partner of the Transaction Agreements to which it is a party (including issuance of the Warrant Exercise Units and/or Preferred Conversion Units in accordance with the terms of the Transaction Agreements) nor the issuance and sale of the Purchased Units and the Warrants and compliance by the Partnership or the General Partner with its obligations under the Transaction Agreements to which it is a party will, whether with or without the giving of notice or passage of time or both, require any consent, approval or notice under, or will constitute a violation or breach of, the Amended Partnership Agreement or the GP LLC Agreement, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities pursuant to, any Partnership Documents, except (solely in the case of Partnership Documents other than the Indentures and the Secured Debt Agreements) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Partnership Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of any of the Partnership Entities or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Partnership Entities or any of their respective assets, properties or operations.

SECTION 3.15    Absence of Labor Dispute.  No labor dispute with the employees of any Partnership Entity exists or, to the knowledge of the Partnership, is imminent, and the Partnership is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of any Partnership Entity that would reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect.

SECTION 3.16    Possession of Intellectual Property.  The Partnership Entities have valid and enforceable licenses to use, or otherwise have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property that is described in the SEC Documents or that is necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted and as described in the SEC Documents, except where the failure to have such licenses or rights to use such intellectual property would not reasonably be expected, individually or in the aggregate, to have a Partnership Material Adverse Effect.

SECTION 3.17    Material Contracts. Each contract, document or other agreement described or referred to in the SEC Documents is in full force and effect and is valid and enforceable by and against the parties thereto in accordance with its terms except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (b) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.  No Partnership Entity nor, to the knowledge of the Partnership, any other party is in default in the observance or performance of any material term or obligation to be performed by it under any such agreement.

SECTION 3.18    Possession of Licenses and Permits.  Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess such Governmental Licenses would not reasonably be expected, individually or in the aggregate, to have a Partnership Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to, individually or in the aggregate, result in a Partnership Material Adverse Effect.

SECTION 3.19    Title to Property.  The Partnership Entities have good and marketable title in fee simple to, or have valid and enforceable rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Partnership Entities, in each case, free and clear of all Liens except such as (a) are described in SEC Documents, (b) are arising under the Secured Debt Agreements or (c) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities; all real property, buildings and other improvements, and all equipment and other property held under lease or sublease by any of the Partnership Entities is held under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as do not materially interfere with the use made or proposed to be made of such property by the Partnership Entities, and would not reasonably be expected, individually or in the aggregate, to have a Partnership Material Adverse Effect, and none of the Partnership Entities has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect.

SECTION 3.20    Rights-of-Way.  Each Partnership Entity has such consents, easements, rights-of-way or licenses from any person (“Rights-of-Way”) as are necessary to conduct its business in the manner described in the SEC Documents, subject to such qualifications as may be set forth in the SEC Documents and except for such Rights-of-Way which if not obtained would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect; none of such Rights-of-Way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

SECTION 3.21    Environmental Laws.  Except as described in the SEC Documents and except as would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect, (a) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance or code, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (b) the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (c) there are no pending or, to the knowledge of the Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any Partnership Entity, and (d) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any Partnership Entity relating to Hazardous Materials or any Environmental Laws.

SECTION 3.22    No Preemptive Rights. The holders of outstanding Common Units are not entitled to preemptive rights to subscribe for (a) any of the Class A Convertible Preferred Units to be issued and sold to the Purchasers pursuant to this Agreement, (b) the Preferred Conversion Units issued upon conversion of the Class A Convertible Preferred Units, (c) the Warrants or (d) the Warrant Exercise Units issued upon exercise of the Warrants.

SECTION 3.23    MLP Status. The Partnership is properly treated as a partnership for United States federal income tax purposes and has, for each taxable year beginning after December 31, 2010 during which the Partnership was in existence, met the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code.

SECTION 3.24    Investment Company Status. None of the Partnership Entities is, and upon the issuance and sale of the Purchased Units and the Warrants as herein contemplated and the application of the net proceeds therefrom, none of the Partnership Entities will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

SECTION 3.25    No Registration Required. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement and their compliance with the agreements set forth in this Agreement, the sale and issuance of the Purchased Units (and the Preferred Conversion Units) and the Warrants pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Partnership nor, to the Partnership’s knowledge, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption. The issuance and sale of the Purchased Units, the issuance of Preferred Conversion Units upon conversion of the Class A Convertible Preferred Units and the issuance of Warrant Exercise Units upon exercise of the Warrants does not contravene the rules and regulations of the NYSE.

SECTION 3.26    No Integration. Neither the Partnership nor any of its Affiliates has, directly or indirectly through any Representative, made any offers or sales of any security of the Partnership or solicited any offers to buy any security that is or will be integrated with the sale of the Purchased Units or the Warrants in a manner that would require the offer and sale of the Purchased Units or the Warrants to be registered under the Securities Act.

SECTION 3.27    Certain Fees. Other than fees payable to UBS Securities LLC, RBC Capital Markets LLC and Deutsche Bank Securities for their services as placement agents and financial advisors, no fees or commissions are or will be payable by the Partnership to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the Warrants or the consummation of the transactions contemplated by this Agreement.

SECTION 3.28    Form S-3 Eligibility. The Partnership is eligible to register the resale of the Warrant Exercise Units and the Preferred Conversion Units by the Purchasers on a registration statement on Form S-3 under the Securities Act.

SECTION 3.29    Tax Returns. The Partnership Entities have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect.

SECTION 3.30    Insurance. The Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by any Partnership Entity under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; no Partnership Entity has been refused any insurance coverage sought or applied for; and no Partnership Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect.

SECTION 3.31    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Partnership, the General Partner or any of the General Partner’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

SECTION 3.32    Foreign Corrupt Practices Act. Neither any Partnership Entity nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of any Partnership Entity is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the FCPA, and, to the knowledge of the Partnership, its other Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

SECTION 3.33    Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

SECTION 3.34    OFAC. None of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Partnership Entity is currently subject to any U.S. sanctions administered by OFAC; and neither the General Partner nor the Partnership will directly or indirectly use any of the proceeds from the sale of the Purchased Units or the Warrants by the Partnership pursuant to this Agreement, or lend, contribute or otherwise make available any such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

SECTION 3.35    ERISA Compliance. None of the following events has occurred or exists: (a) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan determined without regard to any waiver of such obligations or extension of any amortization period; (b) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Partnership Entities that would reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect; or (c) any breach of any contractual obligation, or any violation of Law or applicable qualification standards, with respect to the employment or compensation of employees by the Partnership Entities that would reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Partnership Entities compared to the amount of such contributions made in the most recently completed fiscal year of the Partnership; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Partnership Entities compared to the amount of such obligations in the most recently completed fiscal year of the Partnership; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Partnership Entities related to its or their employment that would reasonably be expected, individually or in the aggregate, to result in a Partnership Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the General Partner, the Partnership or any of the Partnership’s Subsidiaries may have any liability.

SECTION 3.36    No Restrictions on Dividends. None of the Partnership Entities is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Partnership from redeeming the Purchased Units pursuant to their terms or paying any dividends or making other distributions on the Purchased Units, the Preferred Conversion Units or the Warrant Exercise Units, and no Partnership Entity is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any Partnership Entity from paying any dividends or making other distributions on its limited or general partnership interests, limited liability company interests, or other equity interest, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Partnership or any other Subsidiary of the Partnership, in each case except as described in the SEC Documents.

SECTION 3.37    Related Party Transactions. There are no business relationships or related party transactions involving the Partnership or any of its Subsidiaries or, to the knowledge of the Partnership, any other person that are required to be described in the SEC Documents that have not been described as required.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser, severally and not jointly, represents and warrants to the Partnership with respect to itself (and not with respect to any other Purchaser) as follows as of the date of this Agreement and as of the Closing Date:

SECTION 4.01    Valid Existence. Such Purchaser (a) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and (b) has the requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected, individually or in the aggregate, to have a Purchaser Material Adverse Effect.

SECTION 4.02    No Consents; Violations, Etc. The execution, delivery and performance of the Transaction Agreements to which such Purchaser is a party by such Purchaser and the consummation of the transactions contemplated thereby will not (a) require any consent, approval or notice under, or constitute a violation or breach of, the Organizational Documents of such Purchaser, (b) constitute a violation or breach of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, lease, loan or credit agreement or other material instrument, obligation or agreement to which such Purchaser is a party or by which such Purchaser or any of its Properties may be bound, (c) violate any provision of any Law or any order, judgment or decree of any court or Governmental Authority having jurisdiction over such Purchaser or its Properties, except in the cases of clauses (b) and (c) where such violation, breach or default, would not reasonably be expected, individually or in the aggregate, to have a Purchaser Material Adverse Effect.

SECTION 4.03    Investment. The Purchased Units and the Warrants are being acquired for such Purchaser’s own account, or the accounts of clients for whom such Purchaser exercises discretionary investment authority, not as a nominee or agent, and with no present intention of distributing the Purchased Units or the Warrants or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same, in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units, the Preferred Conversion Units, the Warrants or the Warrant Exercise Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated under the Securities Act).

SECTION 4.04    Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, the Partnership that, (a) it is an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units and the Warrants, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment and (c) it is not acquiring the Purchased Units and the Warrants with a view to, or for offer or sale in connection with, any distribution thereof that could result in such Purchaser being an “underwriter" within the meaning of section 2(11) of the Securities Act or result in any violation of the registration requirements of the Securities Act.

SECTION 4.05    Receipt of Information. Such Purchaser acknowledges that it (a) has access to the SEC Documents, (b) has been provided a reasonable opportunity to ask questions of and receive answers from Representatives of the Partnership regarding such matters and (c) has sought such financial, accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Purchased Units and the Warrants. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchasers shall modify, amend or affect such Purchasers’ right (i) to rely on the Partnership’s representations and warranties contained in Article

III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Agreement.

SECTION 4.06    Restricted Securities. Such Purchaser understands that the Purchased Units and the Warrants it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the SEC promulgated under the Securities Act.

SECTION 4.07    Certain Fees. No fees or commissions will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the Warrants or the consummation of the transactions contemplated by this Agreement, except to Barclays Capital Inc.

SECTION 4.08    Domestic Jurisdiction. Each Purchaser is (a) an entity created or organized in the United States or under the law of the United States or the law of any state of the United States and (b) classified as either a partnership or corporation for U.S. federal income tax purposes.

SECTION 4.09    Legend. It is understood that the certificates evidencing the Purchased Units and the Warrants will bear the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. These securities may not be sold or offered for sale, pledged or hypothecated except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”
SECTION 4.10    Reliance on Exemptions. Each Purchaser understands that the Purchased Units and Warrant are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Partnership is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Purchased Units and Warrant.

SECTION 4.11    Authority. Such Purchaser has all necessary power and authority to execute, deliver and perform its obligations under the Transaction Agreements to which such Purchaser is a party and to consummate the transactions contemplated thereby; the execution, delivery and performance by such Purchaser of the Transaction Agreements and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part; and, assuming the due authorization, execution and delivery by the other parties thereto, the Transaction Agreements to which it is a party constitute the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

ARTICLE V
COVENANTS

SECTION 5.01    Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Partnership and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the Purchasers or the Partnership, as the case may be, advisable for the consummation of the transactions contemplated by the Transaction Agreements.

SECTION 5.02    Public Announcements. The initial press release with respect to the transactions contemplated hereby shall be a joint press release to be reasonably agreed upon by the Partnership and the Purchasers. Thereafter, neither the Partnership nor the Purchasers shall make any press release or other public announcement with respect to the transactions contemplated hereby without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).

SECTION 5.03    Disclosure; Public Filings. The Partnership may, without prior written consent or notice, (i) file the Transaction Agreements as exhibits to Exchange Act reports and (ii) disclose such information with respect to any Purchaser as required by applicable Law or the rules or regulations of the NYSE or other exchange on which securities of the Partnership are listed or traded. The Partnership shall, on or before the fourth Business Day following the date hereof, file one or more Current Reports on Form 8-K with the SEC (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Agreements and including as exhibits to such 8-K Filing, the Transaction Agreements in the form required by the Exchange Act.

SECTION 5.04    NYSE Listing Application. The Partnership shall, not later than immediately prior to the Initial Closing, file a supplemental listing application with the NYSE to list the Warrant Exercise Units and the Preferred Conversion Units and will otherwise use its reasonable commercial efforts to list the Warrant Exercise Units and the Preferred Conversion Units on the NYSE and maintain such listing.

SECTION 5.05    Purchaser Lock-Up. Without the prior written consent of the Partnership and other than in connection with a Change of Control (as such term is defined in the Warrant or the Partnership Agreement Amendment, as the case may be), each Purchaser agrees that from and after the Initial Closing Date until the earlier to occur of (a) the end of the 90th day after the Initial Closing Date or (b) the time when the shelf registration statement (registering resales of the Warrant Exercise Units and the Preferred Conversion Units) contemplated by the Registration Rights Agreement becomes effective, neither such Purchaser nor any of its Affiliates will offer, sell, pledge or otherwise transfer or dispose of any of its Purchased Units on Initial Closing Date, any Preferred Conversion Units pursuant to the conversion of such Purchased Units are converted, Warrants (in accordance with Schedule A hereto) or any Warrant Exercise Units pursuant to the exercise of such Warrants or enter into any transaction or device designed to do the same. Without the prior written consent of the Partnership and other than in connection with a Change of Control (as such term is defined in the Warrant or the Partnership Agreement Amendment,

as the case may be), each Purchaser agrees that from and after the Second Closing Date until the earlier to occur of (a) the end of the 90th day after the Second Closing Date or (b) the time when the shelf registration statement (registering resales of the Warrant Exercise Units and the Preferred Conversion Units) contemplated by the Registration Rights Agreement becomes effective, neither such Purchaser nor any of its Affiliates will offer, sell, pledge or otherwise transfer or dispose of any of its Purchased Units on Second Closing Date, any Preferred Conversion Units pursuant to the conversion of such Purchased Units are converted, Warrants (in accordance with Schedule B hereto) or any Warrant Exercise Units pursuant to the exercise of such Warrants or enter into any transaction or device designed to do the same. Notwithstanding the foregoing provisions of this Section 5.05, each Purchaser may transfer its Purchased Units, Warrants, any Warrant Exercise Units and any Preferred Conversion Units to (i) an Affiliate of such Purchaser, (ii) any other Purchaser or an Affiliate of such other Purchaser or, (iii) in the case of Highstar, any fund or account managed, advised or sub-advised, directly or indirectly, by Highstar or the direct or indirect equity owners, including any limited partners, of Highstar or any of its Affiliates, provided in each case, such transferee agrees to the restrictions in this Section 5.05.

SECTION 5.06    Partnership Fees. The Partnership agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the General Partner, the Partnership or any other Partnership Entity in connection with the sale of the Purchased Units and the Warrants or the consummation of the transactions contemplated by this Agreement.

SECTION 5.07    Purchaser Fees. Except to the extent of any Reimbursable Expenses subtracted from the Aggregate Purchase Price, each Purchaser agrees, severally and not jointly, that it will indemnify and hold harmless the General Partner and the Partnership Entities from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser in connection with the purchase of the Purchased Units and the Warrants or the consummation of the transactions contemplated by this Agreement.

SECTION 5.08    Use of Proceeds. The Partnership will use the net proceeds from the sale of Class A Convertible Preferred Units and Warrants under this Agreement to repay indebtedness, which may be reborrowed to fund acquisitions and capital expenditures and for other general partnership purposes.

ARTICLE VI
CLOSING CONDITIONS

SECTION 6.01    Conditions to Closing.

(a)    Mutual Conditions. The respective obligation of each Party to consummate the purchase and issuance and sale of Purchased Units and Warrants at a Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(ii)there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and

(iii)the Warrant Exercise Units and the Preferred Conversion Units shall have been approved for listing on the NYSE, subject to notice of issuance.

(b)    Each Purchaser’s Conditions in Connection with Initial Closing. The respective obligation of each Purchaser to consummate the purchase of its Purchased Units on Initial Closing Date and Warrant in accordance with Schedule A hereto at the Initial Closing shall be subject to the satisfaction on or prior to the Initial Closing Date, as applicable, of each of the following conditions (any or all of which may be waived by a particular Purchaser only on behalf of itself in writing, in whole or in part):

(i)    the Partnership shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Initial Closing Date;

(ii)    the representations and warranties of the Partnership contained in this Agreement that are qualified by materiality or Partnership Material Adverse Effect shall be true and correct when made and as of the Initial Closing Date, and all other representations and warranties of the Partnership shall be true and correct in all material respects when made and as of the Initial Closing Date, in each case as though made at and as of the Initial Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only); and

(iii)    the Partnership shall have delivered, or caused to be delivered, to the Purchasers the Partnership’s closing deliveries described in Section 6.02.

(c)    Each Purchaser’s Conditions in Connection with Second Closing. The respective obligation of each Purchaser to consummate the purchase of its Purchased Units on Second Closing Date and Warrant in accordance with Schedule B at the Second Closing shall be subject to the satisfaction on or prior to the Second Closing Date, as applicable, of each of the following conditions (any or all of which may be waived by a particular Purchaser only on behalf of itself in writing, in whole or in part):

(i)    the Partnership shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Second Closing Date;

(ii)    the representations and warranties of the Partnership contained in this Agreement that are qualified by materiality or Partnership Material Adverse Effect shall be true and correct when made and as of the Second Closing Date, and all other representations and warranties of the Partnership shall be true and correct in all material respects when made and as of the Second Closing Date, in each case as though made at and as of the Second Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii)    either (A) the first closing of Oaktree Infrastructure Fund I with total commitments of at least $500 million and approval of the investment by the advisory committee of Purchaser or (B) identification by Purchaser of an alternative co-investor reasonably satisfactory to it to purchase the Purchased Units on the Second Closing Date; and

(iv)the Partnership shall have delivered, or caused to be delivered, to the Purchasers the Partnership’s closing deliveries described in Section 6.02.

(d)    The Partnership’s Conditions. The obligation of the Partnership to consummate the sale of the Purchased Units and Warrant to each of the Purchasers shall be subject to the satisfaction on or prior to a Closing Date, as applicable, of each of the following conditions with respect to each Purchaser individually and not the Purchasers jointly (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):

(i)    each Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by that Purchaser on or prior to the Closing Date;

(ii)    the representations and warranties of each Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date, and all other representations and warranties of such Purchaser shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only); and

(iii)    each Purchaser shall have delivered, or caused to be delivered, to the Partnership such Purchaser’s closing deliveries set forth in Section 6.03.

SECTION 6.02    Partnership Deliveries. At a Closing, subject to the terms and conditions of this Agreement, the Partnership will deliver, or cause to be delivered, to each Purchaser:

(a)    evidence of issuance of a certificate evidencing the Purchased Units or the Purchased Units credited to book-entry accounts maintained by the transfer agent, as the case may be, bearing the legend or restrictive notation set forth in Section 4.09, and meeting the requirements of the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under the Partnership Agreement and applicable federal and state securities laws;

(b)    a certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that each of the General Partner and the Partnership is in good standing;

(c)    an Officer’s Certificate substantially in the form attached to this Agreement as Exhibit E;

(d)    an opinion addressed to the Purchasers from Andrews Kurth LLP, special counsel to the Partnership dated such Closing Date, substantially similar in substance to the form of opinion attached to this Agreement as Exhibit F;

(e)    with respect to the Initial Closing Date only, the Registration Rights Agreement, duly executed by the General Partner on behalf of the Partnership, in substantially the form attached to this Agreement as Exhibit A;

(f)    with respect to the Initial Closing Date only, the Partnership Agreement Amendment, duly executed by the General Partner, in substantially the form attached to this Agreement as Exhibit D;

(g)    with respect to the Initial Closing Date only, the Voting Agreement, duly executed by the members of the General Partner party thereto, in substantially the form attached to this Agreement as Exhibit C;

(h)    with respect to the Initial Closing Date only, a supplemental listing application filed by the Partnership with the NYSE;

(i)    with respect to the Initial Closing Date only, the Board Observation Rights Agreement, duly executed by the General Partner, in substantially the form attached to this Agreement as Exhibit B;

(j)    a Warrant duly executed by the Partnership and exercisable to purchase such number of Warrant Exercise Units set forth across from each Purchaser’s name on Schedule A hereto with respect to the Initial Closing Date or Schedule B hereto with respect to the Second Closing Date, subject to adjustment as provided in the terms thereof;

(k)    with respect to the Initial Closing Date only, a certificate of the Secretary or Assistant Secretary of the General Partner, on behalf of the Partnership, certifying as to (i) the certificate of formation of the General Partner, the GP LLC Agreement, the certificate of limited partnership of the Partnership, and the Partnership Agreement, (ii) board resolutions authorizing the execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated thereby and (iii) the incumbent officers authorized to execute the Transaction Agreements, setting forth the name and title and bearing the signatures of such officers;

(l)    a cross receipt, dated such Closing Date, executed by the Partnership confirming that the Partnership has received such Purchaser’s Aggregate Purchase Price on Initial Closing Date or the Aggregate Purchase Price on Second Closing Date, as the case may be;

(m)    a duly executed waiver of the General Partner with respect to certain of its rights under the Partnership Agreement, in substantially the form attached hereto as Exhibit H; and

(n)    such other documents relating to the transactions contemplated by this Agreement as the Purchasers or their counsel may reasonably request.

SECTION 6.03    Purchaser Deliveries. At a Closing, subject to the terms and conditions of this Agreement, each Purchaser is delivering, or causing to be delivered, to the Partnership:

(a)    payment to the Partnership, by wire transfer(s) of immediately available funds to the Partnership Bank Account, of such Purchaser’s Aggregate Purchase Price minus an amount equal to the amount of Purchaser’s Reimbursable Expenses as provided in the Expense Notice, subject to the limitations set forth in the definition of “Reimbursable Expenses”;

(b)    with respect to the Initial Closing Date only, the Registration Rights Agreement, duly executed by the Purchasers, in substantially the form attached to this Agreement as Exhibit A;

(c)    with respect to the Initial Closing Date only, the Board Observation Rights Agreement, duly executed by the Purchasers and Highstar, in substantially the form attached to this Agreement as Exhibit B;

(d)    with respect to the Initial Closing Date only, the Voting Agreement, duly executed by the Purchasers and Highstar, in substantially the form attached to this Agreement as Exhibit C;

(e)    an Officers’ Certificate substantially in the form attached to this Agreement as Exhibit G;

(f)    a completed Internal Revenue Service Form W-9; and

(g)    a cross receipt, dated such Closing Date, executed by such Purchaser confirming that such Purchaser has received the Purchased Units and Warrant being purchased by such Purchaser on such Closing Date pursuant hereto.

ARTICLE VII
INDEMNIFICATION, COSTS AND EXPENSES

SECTION 7.01    Indemnification by the Partnership. The Partnership agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) (a) from costs, losses, liabilities, damages, or expenses, and (b) hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Partnership contained herein or in any certificate or instrument delivered by or on behalf of the Partnership hereunder, and in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them (whether or not a party thereto), provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties to the extent applicable; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages under this Section 7.01 (other than any such damages to the extent that such damages (x) are in the form of diminution in value or (y) arise from Third Party Claims).

SECTION 7.02    Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Partnership, the General Partner and their respective Representatives (collectively, “Partnership Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), demands and causes of action and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein or in any certificate or instrument delivered by such Purchaser hereunder; provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no Partnership Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages under this Section 7.02 (other than any such damages to the extent that such damages (x) are in the form of diminution in value or (y) arise from Third Party Claims); provided further, that in no event will such Purchaser be liable under this Section 7.02 for any amount in excess of the sum total of its Aggregate Purchase Price on Initial Closing Date plus its Aggregate Purchase Price on Second Closing Date.

SECTION 7.03    Indemnification Procedure. Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from those available to the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.

SECTION 7.04    Tax Treatment. All indemnification payments under this Article VII shall be adjustments to the Per Unit Price except as otherwise required by applicable Law.

ARTICLE VIII
MISCELLANEOUS

SECTION 8.01    Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever a party has an obligation under the Transaction Agreements, the expense of complying with such obligation shall be an expense of such party unless otherwise specified therein. Whenever any determination, consent or approval is to be made or given by a Purchaser under the Transaction Agreements, such action shall be in such Purchaser’s sole discretion, unless otherwise specified therein. If any provision in the Transaction Agreements is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Transaction Agreements shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Agreements, and the remaining provisions shall remain in full force and effect. The Transaction Agreements have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

SECTION 8.02    Survival of Provisions. The representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.09, 3.10, 3.13, 3.22, 3.24, 3.25, 3.26, 3.27, 4.01, 4.03, 4.04, 4.05, 4.06, 4.07, 4.09, 4.10 and 4.11 of this Agreement shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth in this Agreement shall survive until the date that is 60 days following the filing of the Partnership’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 regardless of any investigation made by or on behalf of the Partnership or any Purchaser. The covenants made in this Agreement or any other Transaction Agreement shall survive the Closing indefinitely until performed and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units or Warrants and payment therefor and repayment, conversion, exercise, redemption or repurchase thereof. All indemnification obligations of the Partnership and the Purchasers pursuant to this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties, regardless of any purported general termination of this Agreement.

SECTION 8.03    No Waiver; Modifications in Writing.

(a)    Delay. No failure or delay on the part of any Party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at Law or in equity or otherwise.

(b)    Specific Waiver; Amendment. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective, unless signed by each of Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Partnership from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances.

SECTION 8.04    Binding Effect; Assignment.

(a)    Binding Effect. This Agreement shall be binding upon the Partnership, each Purchaser and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.

(b)    Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of the Partnership by delivery of an agreement to be bound and a revised Schedule A or Schedule B. No portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the written consent of the Partnership (such consent not to be unreasonably withheld).

SECTION 8.05    Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the following addresses:

(a)    If to any Purchaser:
To such Purchaser’s address listed on Schedule 8.05 hereof or such other address as such Purchaser shall have specified by written notice to the Partnership.

With a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.
666 Fifth Avenue, 26th Floor
New York, NY 10103
Attention: David B. Cohen
Todd R. Triller
Email: dcohen@velaw.com
ttriller@velaw.com

Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, TX 77002
Attention: Julian J. Seiguer
Email: jseiguer@velaw.com

(b)    If to the Partnership:
6120 S. Yale Avenue, Suite 805
Tulsa, OK 74136
Attention: H. Michael Krimbill
Facsimile: 918-492-0990
Email: michael.krimbill@nglep.com

With a copy to (which shall not constitute notice):

Andrews Kurth LLP
600 Travis, Suite 4200
Houston, TX 77002
Attention: G. Michael O’Leary
Facsimile: 713-220-4285
Email: moleary@andrewskurth.com

or to such other address as the Partnership or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail prior to 5:00 p.m., Central Time on the date submitted; on the next succeeding Business Day, if sent via electronic mail at or after 5:00 p.m., Central Time on the date submitted; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
SECTION 8.06    Entire Agreement. This Agreement and the other Transaction Agreements are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the rights granted by the Partnership or a Purchaser set forth herein and therein. This Agreement and the other Transaction Agreements supersede all prior agreements and understandings between the Parties with respect to such subject matter. The Schedules and Exhibits referred to herein and attached hereto are incorporated herein by this reference, and unless the context expressly requires otherwise, are incorporated in the definition of “Agreement.”

SECTION 8.07    Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of New York.  The Parties hereby submit to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or based upon this Agreement or any of the transactions contemplated hereby. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

SECTION 8.08    Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
SECTION 8.09    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, including facsimile or .pdf format counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

SECTION 8.10    Termination.

(a)    Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Initial Closing by the mutual written consent of the Partnership and the Purchasers entitled to purchase a majority of the Purchased Units on Initial Closing Date and the Warrants in accordance with Schedule A.

(b)    Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Initial Closing:

(i)    if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction which permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; or

(ii)    if the Initial Closing shall not have occurred on or before May 30, 2016.

(c)    Notwithstanding anything herein to the contrary, the Purchasers shall not be obligated to purchase, and the Partnership shall not be obligated to issue, Preferred Units on the Second Closing Date or Warrant Units on the Second Closing Date and all obligations of the parties with respect to a Second Closing Date shall terminate (without affecting the other terms of this Agreement):

(i)     if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction which permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement with respect to such purchase or issuance on the Second Closing Date or makes the transactions contemplated by this Agreement with respect to such purchase or issuance on the Second Closing Date illegal; or

(ii)    if the Second Closing shall not have occurred on or before June 30, 2016.

(d)    In the event of the termination of this Agreement as provided in Section 8.10(a) or Section 8.10(b), this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any Party hereto, except with respect to the requirement to comply with any confidentiality agreement in favor of the Partnership; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

SECTION 8.11    Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Purchased Units and the Warrants, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like of the Class A Convertible Preferred Units or the Common Units occurring after the date of this Agreement.

SECTION 8.12    Specific Performance. Damages in the event of breach of this Agreement by a Party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the Parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Party from pursuing any other rights and remedies at law or in equity that such Party may have.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.
NGL ENERGY PARTNERS LP

By:    NGL Energy Holdings LLC,
its General Partner

By:    /s/ H. Michael Krimbill
Name:     H. Michael Krimbill
Title:     Chief Executive Officer

Signature Page to
Class A Convertible Preferred Unit and Warrant Purchase Agreement

Highstar NGL Prism/IV-A Interco LLC

By:    /s/ Christopher Beall
Name: Christopher Beall
Title:    Authorized Person

Highstar NGL Main Interco LLC

By:    /s/ Christopher Beall
Name: Christopher Beall
Title:    Authorized Person

Signature Page to
Class A Convertible Preferred Unit and Warrant Purchase Agreement

Schedule A

Purchaser	Class A Convertible Preferred Units	Warrant Exercise Units	Purchase Price
Highstar NGL Prism/IV-A Interco LLC	3,407,477	747,566	$41,008,300.00
Highstar NGL Main Interco LLC	4,901,760	1,075,397	$58,991,700.00

Schedule B

Purchaser	Class A Convertible Preferred Units	Warrant Exercise Units	Purchase Price
Highstar NGL Prism/IV-A Interco LLC	3,407,477	747,566	$41,008,300.00
Highstar NGL Main Interco LLC	4,901,760	1,075,397	$58,991,700.00

Schedule C
Reimbursable Expenses Cap

Purchaser	Reimbursable Expenses Cap
Highstar Capital IV, L.P.	$300,000.00

Schedule 8.05

Purchaser	Contact Information
Highstar NGL Prism/IV-A Interco LLC Highstar NGL Main Interco LLC	277 Park Avenue, 45th Floor New York, New York 10172 277 Park Avenue, 45th Floor New York, New York 10172

Exhibit A
Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
NGL ENERGY PARTNERS LP
AND
THE PURCHASERS NAMED ON SCHEDULE A HERETO
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [], 2016, by and among NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), and each of the Persons set forth on Schedule A to this Agreement (each, a “Purchaser” and collectively, the “Purchasers”).
WHEREAS, this Agreement is entered into in connection with the closing of the issuance and sale of the Preferred Units (as defined below) and the Warrants (as defined below), pursuant to the Class A Convertible Preferred Unit and Warrant Purchase Agreement, dated as of April 21, 2016 (the “Purchase Agreement”), by and among the Partnership and the Purchasers;
WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement; and
WHEREAS, it is a condition to the obligations of each Purchaser and the Partnership under the Purchase Agreement that this Agreement be executed and delivered;
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

Article I
DEFINITIONS
Section 1.01    Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For avoidance of doubt, for purposes of this Agreement, (i) the Partnership, on the one hand, and the Purchasers, on the other hand, shall not be considered Affiliates and (ii) any fund, entity or account managed, advised or sub-advised, directly or indirectly, by a Purchaser or any of its Affiliates, shall be considered an Affiliate of such Purchaser. For the avoidance of doubt, for purposes of this Agreement, any fund, entity or account managed, advised or sub-advised directly or indirectly, by Purchasers or any of their Affiliates, the direct or indirect equity owners, including limited partners of Purchaser or any Affiliate, shall be considered an Affiliate of such Purchaser.

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“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Amended Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended as of the Closing Date.
“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Oklahoma are authorized or required by law or other governmental action to close.
“Closing Date” means [], 2016.
“Common Unit” has the meaning specified therefor in Article I of the Amended Partnership Agreement.
“Common Unit Price” means $12.035.
“Delay Liquidated Damages” has the meaning specified therefor in Section 2.03 of this Agreement.
“Effective Date” means, with respect to a particular Shelf Registration Statement, the date of effectiveness of such Shelf Registration Statement.
“Effectiveness Deadline” has the meaning specified therefor in Section 2.01(a) of this Agreement.
“Effectiveness Period” means the period beginning on the Effective Date for the Registration Statement and ending at the time all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing Registration Rights Agreement” means the First Amended and Restated Registration Rights Agreement dated as of October 3, 2011 by and among the Partnership and the investors party thereto, as amended from time to time.
“General Partner” means NGL Energy Holdings LLC, a Delaware limited liability company.
“Governmental Authority” means any federal, state, local or foreign government, or other governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
“Holder” means the record holder of any Registrable Securities. For the avoidance of doubt, in accordance with Section 3.05 of this Agreement, for purposes of determining the availability of any rights and applicability of any obligations under this Agreement, including, calculating the amount of Registrable Securities held by a Holder, a Holder’s Registrable Securities shall be aggregated together with all Registrable Securities held by other Holders who are Affiliates of such Holder.
“In-Kind LD Amount” has the meaning specified therefor in Section 2.01(b) of this Agreement.
“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.
“Launch” has the meaning specified therefor in Section 2.04 of this Agreement.

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“Law” means any statute, law, ordinance, regulation, rule, order, code, governmental restriction, decree, injunction or other requirement of law, or any judicial or administrative interpretation thereof, of any Governmental Authority.
“LD Period” has the meaning specified therefor in Section 2.01(b) of this Agreement.
“LD Termination Date” has the meaning specified therefor in Section 2.01(b) of this Agreement.
“Liquidated Damages” has the meaning specified therefor in Section 2.01(b) of this Agreement.
“Liquidated Damages Multiplier” means the product of the Common Unit Price times the number of Common Units (which shall be the number of Common Units issuable upon exercise of the Warrants at the date of determination) held by such Holder.
“Losses” has the meaning specified therefor in Section 2.09(a) of this Agreement.
“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.
“NYSE” means The New York Stock Exchange, Inc.
“Opt-Out Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.
“Partnership” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Piggyback Threshold Amount” means $5.0 million.
“Post-Launch Withdrawing Selling Holders” has the meaning specified therefor in Section 2.04 of this Agreement.
“Preferred Units” means the Class A Convertible Preferred Units of the Partnership initially purchased and sold pursuant to the Purchase Agreement and issued pursuant to the Amended Partnership Agreement.
“Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.
“Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.
“Registrable Securities” means the Common Units issued or issuable upon conversion of any of the Preferred Units or upon the exercise of the Warrants, and includes any type of ownership interest issued to the Holder as a result of Section 3.04 of this Agreement.
“Registrable Securities Amount” means the calculation based on the product of the Common Unit Price times the number of Registrable Securities.
“Registration Effective Date” has the meaning specified therefor in Section 2.01(a) of this Agreement.
“Registration Expenses” has the meaning specified therefor in Section 2.08(b) of this Agreement.

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“Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.
“Required Holders” means Holders of greater than 50% of the Registrable Securities.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Selling Expenses” has the meaning specified therefor in Section 2.08(b) of this Agreement.
“Selling Holder” means a Holder who is selling Registrable Securities under a Registration Statement pursuant to the terms of this Agreement.
“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.09(a) of this Agreement.
“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect).
“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Registrable Securities are sold to one or more underwriters on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
“Underwritten Offering Notice” has the meaning specified therefor in Section 2.04 of this Agreement.
“VWAP Price” means, for each such period of measurement, the volume weighted average closing price of a Common Unit on the national securities exchange on which the Common Units are then listed (or admitted to trading).
“Warrant” has the meaning specified therefor in Section 1.01 of the Purchase Agreement.
Section 1.02    Registrable Securities. Any Registrable Security shall cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been sold or disposed of (excluding transfers or assignments by a Holder to an Affiliate) pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) under circumstances in which all of the applicable conditions of Rule 144 (as then in effect) are met; (c) when such Registrable Security is held by the Partnership or one of its Affiliates; or (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.11 hereof.

Article II
REGISTRATION RIGHTS

Section 2.01    Shelf Registration.

(a)Shelf Registration. Within 180 calendar days of the Closing Date, the Partnership shall use its reasonable best efforts to prepare and file a Shelf Registration Statement with the SEC to permit the public resale of all Registrable Securities on the terms and conditions specified in this Section 2.01 (a “Registration

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Statement”). The Registration Statement filed with the SEC pursuant to this Section 2.01(a) shall be on Form S-3 or, if Form S-3 is not then available to the Partnership, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities, covering the Registrable Securities, and shall contain a prospectus in such form as to permit any Selling Holder covered by such Registration Statement to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) at any time beginning on the Effective Date for such Registration Statement. The Partnership shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 2.01(a) to be declared effective no later than 360 calendar days after the Closing Date (the “Effectiveness Deadline”). A Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Selling Holders, including by way of an Underwritten Offering, if such an election has been made pursuant to Section 2.04 of this Agreement. During the Effectiveness Period, the Partnership shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 2.01(a) to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available for the resale of the Registrable Securities until all Registrable Securities have ceased to be Registrable Securities. The Partnership shall prepare and file a supplemental listing application with the NYSE (or such other national securities exchange on which the Registrable Securities are then listed and traded) to list the Registrable Securities covered by a Registration Statement and shall use its reasonable best efforts to have such Registrable Securities approved for listing on the NYSE (or such other national securities exchange on which the Registrable Securities are then listed and traded) by the Effective Date of such Registration Statement, subject only to official notice of issuance. As soon as practicable following the Effective Date of a Registration Statement, but in any event within three Business Days of such date, the Partnership shall notify the Selling Holders of the effectiveness of such Registration Statement.

When effective, a Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made). If the Managing Underwriter of any proposed Underwritten Offering of Registrable Securities advises the Partnership that the inclusion of all of the Selling Holders’ Registrable Securities that the Selling Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Registrable Securities offered or the market for the Registrable Securities, then the Registrable Securities to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter advises the Partnership can be sold without having such adverse effect, with such number to be allocated (i) first, to the Selling Holders, allocated among such Selling Holders pro rata on the basis of the number of Registrable Securities held by each such Selling Holder or in such other manner as such Selling Holders may agree, and (ii) second, to any other holder of securities of the Partnership having rights of registration that are neither expressly senior nor subordinated to the Holders in respect of the Registrable Securities.
(b)Failure to Go Effective. If a Registration Statement required to be filed by Section 2.01(a) is not declared effective on or prior to the Effectiveness Deadline, then each Holder shall be entitled to a payment (with respect to each Registrable Security held by the Holder), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period, which shall accrue daily, for the first 60 calendar days immediately following the Effectiveness Deadline, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-calendar-day period, which shall accrue daily, for each subsequent 30-calendar-day period (i.e., 0.5% for 61-90 calendar days, 0.75% for 91-120 calendar days and 1.0%

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thereafter), up to a maximum of 1.0% of the Liquidated Damages Multiplier per 30-calendar-day period, until such time as such Registration Statement is declared effective or when the Registrable Securities covered by such Registration Statement cease to be Registrable Securities (the “Liquidated Damages”). The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within 10 Business Days after the end of each such 30-calendar-day period. Any Liquidated Damages shall be paid to each Holder in immediately available funds; provided, however, if the Partnership certifies that it is unable to pay Liquidated Damages in cash because such payment would result in a breach of any covenant or constitute a default under a credit facility, indenture, note purchase agreement or other debt instrument filed as an exhibit to the Partnership’s periodic reports filed with the SEC, then the Partnership may pay such Liquidated Damages using as much cash as permitted without breaching any such credit facility or other debt instrument and shall pay the balance of such Liquidated Damages (the “In-Kind LD Amount”) in kind in the form of the issuance of additional Common Units. Upon any issuance of Common Units as Liquidated Damages, the Partnership shall promptly (A) prepare and file an amendment to such Registration Statement prior to its effectiveness adding such Common Units to such Registration Statement as additional Registrable Securities and (B) prepare and file a supplemental listing application with the NYSE (or such other national securities exchange on which the Registrable Securities are then listed and traded) to list such additional Common Units. The determination of the number of Common Units to be issued as Liquidated Damages shall be equal to the In-Kind LD Amount divided by the VWAP Price calculated for the consecutive 10 trading day period ending on the close of trading on the trading day immediately preceding the date on which the Liquidated Damages payment is due, less a discount to such average closing price of 2.0%. The accrual of Liquidated Damages to a Holder shall cease (an “LD Termination Date,” and, each such period beginning on an Effectiveness Deadline and ending on an LD Termination Date being, an “LD Period”) at the earlier of (1) the Registration Statement being declared effective and (2) when the Holder’s Registrable Securities covered by such Registration Statement cease to be Registrable Securities. Any amount of Liquidated Damages shall be prorated for any period of less than 30 calendar days accruing during an LD Period. If the Partnership is unable to cause a Registration Statement to be declared effective on or prior to the Effectiveness Deadline as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then the Partnership may request a waiver of the Liquidated Damages, and each Holder may individually grant or withhold its consent to such request in its discretion. For the avoidance of doubt, nothing in this Section 2.01(b) shall relieve the Partnership from its obligations under Section 2.01(a).

Section 2.02    Piggyback Rights.

(a)    Participation. So long as a Holder has Registrable Securities, if the Partnership proposes to file (i) a shelf registration statement other than a Registration Statement contemplated by Section 2.01(a), (ii) a prospectus supplement to an effective shelf registration statement relating to the sale of equity securities of the Partnership, other than a Registration Statement contemplated by Section 2.01(a) and Holders may be included without the filing of a post-effective amendment thereto, or (iii) a registration statement, other than a shelf registration statement, in each case, for the sale of Common Units in an Underwritten Offering for its own account or that of another Person, or both, then promptly following the selection of the Managing Underwriter for such Underwritten Offering, the Partnership shall give notice of such Underwritten Offering to each Holder (together with its Affiliates) holding at least the Piggyback Threshold Amount of the then-outstanding Registrable Securities (calculated based on the Common Unit Price) and such notice shall offer such Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that (A) the Partnership shall not be required to provide such opportunity to any such Holder that does not offer a minimum of the Piggyback Threshold Amount of Registrable Securities (based on the Common Unit Price), and (B) if the Partnership has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution

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of the Common Units in the Underwritten Offering, then (x) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, the Partnership shall not be required to offer such opportunity to the Holders or (y) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). Any notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day and receipt of such notice shall be confirmed by the Holder. Each such Holder shall then have two Business Days (or one Business Day in connection with any overnight or bought Underwritten Offering) after notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Partnership shall determine for any reason not to undertake or to delay such Underwritten Offering, the Partnership may, at its election, give written notice of such determination to the Selling Holders and, (1) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (2) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities as part of such Underwritten Offering for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Partnership of such withdrawal at or prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Partnership requesting that such Holder not receive notice from the Partnership of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Partnership shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by the Partnership pursuant to this Section 2.02(a). [The Holders indicated on Schedule A hereto as having opted out shall each be deemed to have delivered an Opt-Out Notice as of the date hereof.]

(b)    Priority. Other than situations outlined in Section 2.01 of this Agreement, if the Managing Underwriter of any proposed Underwritten Offering of Common Units included in an Underwritten Offering involving Included Registrable Securities advises the Partnership that the total amount of Common Units that the Selling Holders and any other Persons intend to include in such offering exceeds the number of Common Units that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter advises the Partnership can be sold without having such adverse effect, with such number to be allocated (i) first, to the Partnership or other party or parties requesting or initiating such registration or to any other holder of securities of the Partnership having rights of registration pursuant to the Existing Registration Rights Agreement and (ii) second, by the Selling Holders who have requested participation in such Underwritten Offering and by the other holders of Common Units (other than holders of Registrable Securities) with registration rights entitling them to participate in such Underwritten Offering, allocated among such Selling Holders and other holders pro rata on the basis of the number of Registrable Securities or Common Units held by each applicable Selling Holder or other holder or in such manner as they may agree.

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(c)Termination of Piggyback Registration Rights. Each Holder’s rights under this Section 2.02 shall terminate upon such Holder (together with its Affiliates) ceasing to hold at least the Piggyback Threshold Amount of Registrable Securities (calculated based on the Common Unit Price).

Section 2.03    Delay Rights.

Notwithstanding anything to the contrary contained herein, the Partnership may, upon written notice to (i) all Holders, delay the filing of a Registration Statement required under Section 2.01(a), or (ii) any Selling Holder whose Registrable Securities are included in a Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus that is a part of such Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to such Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) if the Partnership (x) is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the General Partner determines in good faith that the Partnership’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the General Partner, would materially adversely affect the Partnership; provided, however, in no event shall (A) such filing of such Registration Statement be delayed under clauses (x) or (y) of this Section 2.03 for a period that exceeds 90 calendar days or (B) such Selling Holders be suspended under clauses (x) or (y) of this Section 2.03 from selling Registrable Securities pursuant to such Registration Statement or other registration statement for a period that exceeds an aggregate of 60 calendar days in any 180 calendar-day period or 105 calendar days in any 365 calendar-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice, but in any event within one Business Day of such disclosure or termination, to the Selling Holders whose Registrable Securities are included in such Registration Statement and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
If (i) the Selling Holders shall be prohibited from selling their Registrable Securities under a Registration Statement or other registration statement contemplated by this Agreement as a result of a suspension pursuant to the immediately preceding paragraph in excess of the periods permitted therein or (ii) a Registration Statement or other registration statement contemplated by this Agreement is filed and is declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 60 calendar days by a post-effective amendment thereto, a supplement to the prospectus or a report filed with the SEC pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the SEC, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed with the SEC, if applicable, each Selling Holder shall be entitled to a payment (with respect to each Registrable Security) from the Partnership, as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-calendar-day period, which shall accrue daily, for the first 60 calendar days immediately following the earlier of (x) the date on which the suspension period exceeded the permitted period and (y) the 31st calendar day after such Shelf Registration Statement ceased to be effective or failed to be usable for its intended purposes, with such payment amount increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period, which shall accrue daily, for each subsequent 30-calendar-day period (i.e., 0.5% for 61-90 calendar days, 0.75% for 91-120 calendar days and 1.0% thereafter), up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day

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period (the “Delay Liquidated Damages”). For purposes of this paragraph, a suspension shall be deemed lifted with respect to a Selling Holder on the date that either (A) notice that the suspension has been terminated is delivered to such Selling Holder or (B) a post-effective amendment or supplement to the prospectus or report is filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Any Delay Liquidated Damages shall cease to accrue pursuant to this paragraph upon the earlier of (1) a suspension being deemed lifted and (2) when such Selling Holder no longer holds Registrable Securities included in such Registration Statement, and shall be payable within 10 Business Days after the end of each such 30-day period. Any amount of Delay Liquidated Damages shall be prorated for any period of less than 30 calendar days in which the payment of Delay Liquidated Damages ceases. Any Delay Liquidated Damages shall be paid to each Selling Holder in immediately available funds.
Section 2.04    Underwritten Offerings. In the event that the Required Holders elect to include, other than pursuant to Section 2.02 of this Agreement, at least the lesser of (i) $15.0 million of Registrable Securities in the aggregate (calculated based on the Registrable Securities Amount) and (ii) 100% of the then outstanding Registrable Securities held by them under a Registration Statement pursuant to an Underwritten Offering, the Partnership shall, upon request by the Required Holders (such request, an “Underwritten Offering Notice” and such electing Required Holders, the “Electing Holders”), retain underwriters in order to permit the Electing Holders to effect such sale through an Underwritten Offering. provided, however, that the Required Holders shall have the option and right to require the Partnership to effect not more than three Underwritten Offerings pursuant to and subject to the conditions of this Section 2.04, subject to a maximum of two Underwritten Offerings during any 12-month period. Upon delivery of such Underwritten Offering Notice to the Partnership, the Partnership shall as soon as practicable (but in no event later than one Business Day following the date of delivery of the Underwritten Offering Notice to the Partnership) deliver notice of such Underwritten Offering Notice to all other Holders, who shall then have two Business Days from the date that such notice is given to them to notify the Partnership in writing of the number of Registrable Securities held by such Holder that they want to be included in such Underwritten Offering. For the avoidance of doubt, any Holders notified about an Underwritten Offering by the Partnership after the Partnership has received the corresponding Underwritten Offering Notice may participate in such Underwritten Offering, but shall not count toward the $15.0 million of Registrable Securities required under clause (i) of this Section 2.04 to request an Underwritten Offering pursuant to an Underwritten Offering Notice. In connection with any Underwritten Offering under this Agreement, the Partnership shall be entitled to select the Managing Underwriter or Underwriters, but only with the consent of Holders of a majority of the Registrable Securities being sold in such Underwritten Offering, which shall not be unreasonably withheld, delayed or conditioned. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Partnership shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Partnership or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities whose offer and resale will be registered, on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder

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may elect to withdraw therefrom by notice to the Partnership, the Electing Holders and the Managing Underwriter; provided, however, that any such withdrawal must be made no later than the time of pricing of such Underwritten Offering. If all Selling Holders withdraw from an Underwritten Offering prior to the pricing of such Underwritten Offering, the events will not be considered an Underwritten Offering and will not decrease the number of available Underwritten Offerings the Required Holders have the right and option to request under this Section 2.04. No such withdrawal or abandonment shall affect the Partnership’s obligation to pay Registration Expenses pursuant to Section 2.08; provided, however, that if (A) certain Selling Holders withdraw from an Underwritten Offering after the public announcement at launch (the “Launch”) of such Underwritten Offering (such Selling Holders, the “Post-Launch Withdrawing Selling Holders”), and (B) all Selling Holders withdraw from such Underwritten Offering prior to pricing, other than in either clause (A) or (B) as a result of the occurrence of any event that would reasonably be expected to permit the Partnership to exercise its rights to suspend the use of a Registration Statement or other registration statement pursuant to Section 2.03, then the Post-Launch Withdrawing Selling Holders shall pay for all reasonable Registration Expenses incurred by the Partnership during the period from the Launch of such Underwritten Offering until the time all Selling Holders withdraw from such Underwritten Offering.

Section 2.05    Sale Procedures.

In connection with its obligations under this Article II, the Partnership shall, as expeditiously as possible:
(a)    use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b)    if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a Registration Statement and the Managing Underwriter at any time shall notify the Partnership in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Partnership shall use its reasonable best efforts to include such information in such prospectus supplement;

(c)    furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d)if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by a Registration Statement or any other registration statement contemplated by this Agreement

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under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Partnership shall not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e)promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f)immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g)upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h)in the case of an Underwritten Offering, use its reasonable best efforts to furnish to the underwriters upon request, (i) an opinion of counsel for the Partnership dated the date of the closing under the underwriting agreement and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the

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underwriters in Underwritten Offerings of securities by the Partnership and such other matters as such underwriters and Selling Holders may reasonably request;

(i)otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement, covering a period of twelve months beginning within three months after the Effective Date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j)make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Partnership and General Partner personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that the Partnership need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Partnership;

(k)use its reasonable best efforts to cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which the Common Units are then listed or quoted;

(l)use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m)provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the Effective Date of such registration statement;

(n)enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities (including, making appropriate officers of the General Partner available to participate in any “road show” presentations before analysts, and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities)), provided, however, that in the event the Partnership, using reasonable best efforts, is unable to make such appropriate officers of the General Partner available to participate in connection with any “road show” presentations and other customary marketing activities (whether in person or otherwise), the Partnership shall make such appropriate officers available to participate via conference call or other means of communication in connection with no more than one “road show” presentation per Underwritten Offering; and

(o)if requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

The Partnership shall not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Registration Statement without such Holder’s consent. If the staff of the SEC requires the Partnership to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act,

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and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on such Registration Statement, such Holder shall no longer be entitled to receive Liquidated Damages under this Agreement with respect to such Holder’s Registrable Securities and the Partnership shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence (including receipt of comfort letters and opinions of counsel) with respect to the Partnership at the time such Holder’s consent is sought.
Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in Section 2.05(f), shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.05(f) or until it is advised in writing by the Partnership that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, such Selling Holder shall, or shall request the Managing Underwriter, if any, to deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
Section 2.06    Cooperation by Holders.

The Partnership shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.02(a) who has failed to timely furnish after receipt of a written request from the Partnership such information that the Partnership determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act, and any such Holder shall not be entitled to Liquidated Damages or Delay Liquidated Damages in connection with the applicable Registration Statement or other registration statement contemplated by this Agreement.
Section 2.07    Restrictions on Public Sale by Holders of Registrable Securities.

Each Holder of Registrable Securities that participates in an Underwritten Offering will enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities during the 60 calendar-day period beginning on the date of a prospectus or prospectus supplement filed with the SEC with respect to the pricing of any Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Partnership or the officers, directors or any other Affiliate of the Partnership or the General Partner on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.07 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder. In addition, this Section 2.07 shall not apply to any Holder that is not entitled to participate in such Underwritten Offering, whether because such Holder delivered an Opt-Out Notice prior to receiving notice of the Underwritten Offering or because such Holder (together with its Affiliates) holds less than the Piggyback Threshold Amount of the then-outstanding Registrable Securities (calculated based on the Registrable Securities Amount) or because the Registrable Securities held by such Holder may be disposed of without restriction pursuant to any section of Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect).
Section 2.08    Expenses.

(a)    Expenses. Subject to the last sentence of Section 2.04, the Partnership shall pay all reasonable Registration Expenses as determined in good faith by the General Partner, including, in the case of an

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Underwritten Offering, the reasonable Registration Expenses of an Underwritten Offering, regardless of whether any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. For the avoidance of doubt, each Selling Holder’s pro rata allocation of Selling Expenses shall be the percentage derived by dividing (i) the number of Registrable Securities sold by such Selling Holder in connection with such sale by (ii) the aggregate number of Registrable Securities sold by all Selling Holders in connection with such sale. In addition, except as otherwise provided in Sections 2.08 and 2.09 hereof, the Partnership shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

(b)    Certain Definitions. “Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01(a) or an Underwritten Offering covered under this Agreement, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes, and the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one counsel for the Selling Holders participating in such Registration Statement or Underwritten Offering to effect the disposition of such Registrable Securities, selected by the Holders of a majority of the Registrable Securities initially being registered under such Registration Statement or other registration statement as contemplated by this Agreement, subject to the reasonable consent of the Partnership. “Selling Expenses” means all underwriting discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities, and fees and disbursements of counsel to the Selling Holders, except for the reasonable fees and disbursements of counsel for the Selling Holders required to be paid by the Partnership pursuant to Sections 2.08 and 2.09.

Section 2.09    Indemnification.

(a)    By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership shall indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) such Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and shall reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any

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such Loss or actions or proceedings; provided, however, that the Partnership shall not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in such Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b)    By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, the General Partner, its directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in such Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)    Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.09. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.09 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

(d)    Contribution. If the indemnification provided for in this Section 2.09 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result

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of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)     Other Indemnification. The provisions of this Section 2.09 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.10    Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its reasonable best efforts to:
(a)    make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect), at all times from and after the date hereof;

(b)    file with the SEC in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)    so long as a Holder owns any Registrable Securities, furnish, unless otherwise available electronically at no additional charge via the SEC’s EDGAR system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

Section 2.11    Transfer or Assignment of Registration Rights.

The rights to cause the Partnership to register Registrable Securities granted to the Purchasers by the Partnership under this Article II may be transferred or assigned by any Purchaser to one or more transferees or assignees of Registrable Securities, subject to the transfer restrictions provided in Section 4.11 of the Amended Partnership Agreement, provided, however, that (a) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each of the transferee or assignee and

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identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned and (b) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement.
Section 2.12    Limitation on Subsequent Registration Rights.

From and after the date hereof, the Partnership shall not, without the prior written consent of the Holders of a majority of the then outstanding Registrable Securities, enter into any agreement with any current or future holder of any equity securities of the Partnership that would allow such current or future holder to require the Partnership to include equity securities in any registration statement filed by the Partnership on a basis that is superior in any respect to the piggyback rights granted to the Holders pursuant to Section 2.02.

Article III
MISCELLANEOUS

Section 3.01    Communications.

All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:
(a)if to a Purchaser:

To the respective address listed on Schedule A hereof with copies to (which shall not constitute notice):
[]

(b)    if to a transferee of a Purchaser, to such Holder at the address provided pursuant to Section 2.11 above; and
(c)    if to the Partnership:

NGL Energy Partners LP
6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136
Attention: H. Michael Krimbill
Facsimile: (918) 492-0990
Email: michael.krimbill@nglep.com

with a copy to (which shall not constitute notice):

Andrews Kurth LLP
600 Travis St., Suite 4200
Houston, Texas 77002
Attention: G. Michael O’Leary
Facsimile: (713) 238-7130
Email: gmoleary@andrewskurth.com

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All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.
Section 3.02    Successor and Assigns.

This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
Section 3.03    Assignment of Rights.

All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser only in accordance with Section 2.11 hereof.
Section 3.04    Recapitalization, Exchanges, Etc. Affecting the Common Units.

The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.
Section 3.05    Aggregation of Registrable Securities.

All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.
Section 3.06    Specific Performance.

Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.
Section 3.07    Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, including facsimile or .pdf counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
Section 3.08    Headings.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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Section 3.09    Governing Law.

This Agreement, including all issues and questions concerning its application, construction, validity, interpretation and enforcement, shall be construed in accordance with, and governed by, the laws of the State of New York.
Section 3.10    Severability of Provisions.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 3.11    Entire Agreement.

This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. This Agreement, the Purchase Agreement and the Amended Partnership Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.
Section 3.12    Amendment.

This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
Section 3.13    No Presumption.

If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
Section 3.14    Obligations Limited to Parties to Agreement.

Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted transferees and assignees) and the Partnership shall have any obligation hereunder. Notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate thereof, as such, for any obligations of the Purchasers under this

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Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Purchaser hereunder.
Section 3.15    Independent Nature of Purchaser’s Obligations.

The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
Section 3.16    Interpretation.

Article and Section references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The words “include,” “includes” and “including” or words of similar import shall be deemed to be followed by the words “without limitation.” Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified. Unless expressly set forth or qualified otherwise (e.g., by “Business” or “trading”), all references herein to a “day” are deemed to be a reference to a calendar day.

(Signature pages follow)

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.
NGL ENERGY PARTNERS LP
By:    NGL Energy Holdings LLC,
its general partner

By: ________________________________
[•]

By: [•]

By:_________________________________
Name:
Title

[•]

By: [•]

By:__________________________________
Name:
Title:

[•]

By: [•]

By:
Name:________________________________
Title:

[•]

By: [•]

By: ___________________________________
Name:
Title:

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Schedule A
Purchaser Name; Notice and Contact Information

Purchaser	Contact Information
[Name]	[Address] Attention: [Title] Telephone: [Phone Number] Facsimile: [Fax Number] Email: [Email address]

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Exhibit B
Form of Board Observation Rights Agreement

BOARD REPRESENTATION AND OBSERVATION RIGHTS AGREEMENT
THIS BOARD REPRESENTATION AND OBSERVATION RIGHTS AGREEMENT, dated as of May [•], 2016 (this “Agreement”), is entered into by and among NGL Energy Holdings LLC, a Delaware limited liability company (the “General Partner”), NGL Energy Partners LP, a Delaware limited partnership (the “Partnership” and, together with the General Partner, the “NGL Entities”), the purchasers listed on the signature pages hereto (collectively, the “Purchasers”) and Highstar Capital IV, L.P., a Delaware limited partnership (“Highstar”). The NGL Entities, the Purchasers and Highstar are herein referred to as the “Parties.” Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Class A Preferred Unit Purchase Agreement, dated as of April 21, 2016, by and among the Partnership and the Purchasers (the “Purchase Agreement”).
Recitals
WHEREAS, pursuant to, and subject to the terms and conditions of, the Purchase Agreement, the Partnership has agreed to issue and sell Class A Convertible Preferred Units (the “Preferred Units”) and warrants that will be exercisable for Common Units representing limited partner interests in the Partnership (the “Warrants”) to the Purchasers;

WHEREAS, to induce the Purchasers to enter into the transactions evidenced by the Purchase Agreement, each of the Parties is required to deliver this Agreement, duly executed by each of the Parties, contemporaneously with the Initial Closing of the transactions contemplated by the Purchase Agreement;

WHEREAS, the General Partner, in its individual capacity and in its capacity as the general partner of the Partnership, has determined it to be in the best interests of Partnership, to provide the Purchasers with certain representation and observation rights and obligations in respect of the board of directors of the General Partner (the “Board”), pursuant to the terms of this Agreement;

WHEREAS, concurrently with or prior to the Closing, the Purchasers and Highstar have executed and delivered that certain Voting Agreement (as it may be amended from time to time, the “Voting Agreement”), pursuant to which the Voting Members (as defined in the Voting Agreement) have agreed to vote, or cause to be voted, their Membership Interests (as defined in the GP LLC Agreement) in favor of any director designated by Highstar pursuant to the terms of this Agreement;

WHEREAS, the Purchasers’ investment in the Partnership pursuant to the Purchase Agreement is expected to benefit the Partnership and the General Partner;

WHEREAS, the Purchasers and Highstar will receive valuable consideration as a result of the investment in the Partnership pursuant to the Purchase Agreement; and

WHEREAS, concurrently with or prior to the Initial Closing Date, the General Partner has executed and delivered Amendment No. 5 (“Amendment No. 5”) to the Second Amended and Restated Agreement of Limited Partnership of the Partnership (as so amended and as it may be further amended from time to time, the “Partnership Agreement”).

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NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties hereby agree as follows:

Agreement
Section 1.    Board Observation Rights.

(a)Subsequent to the execution and delivery of this Agreement, during the period beginning on the Designation Rights Termination Date (as defined in Section 2(a) below) and ending on the Observation Rights Termination Date (defined in Section 1(c) below) (the “Observation Period”), the NGL Entities hereby grant Highstar the option and right, exercisable at any time during the Observation Period, upon written approval of a majority of the then-Outstanding Preferred Units and Warrants voting as a single class (with one vote per Preferred Unit and one vote per Warrant) held, directly or indirectly, by the Purchaser Group Members (“Purchaser Approval”), by delivery of a written notice signed by Highstar of such appointment to the NGL Entities (the “Observer Notice”), to appoint a single representative, who shall be employed by any of the Purchasers, their Affiliates and any fund, entity or account managed, advised or sub-advised directly or indirectly, by a Purchasers or any of its Affiliates, or the direct or indirect equity owners, including limited partners of a Purchaser or any of its Affiliates (collectively, the “Purchaser Group Members”) at the time of such appointment (the “Board Observer”), to attend all meetings (including telephonic) of the full Board during the Observation Period in an observer capacity. The Observer Notice shall be delivered to the NGL Entities prior to the Board Observer’s attendance of any meeting of the full Board.

(b)The Board Observer shall not constitute a member of the Board and shall not be entitled to vote on, or consent to, any matters presented to the Board. The NGL Entities shall (i) give the Board Observer written notice of the applicable meeting or action taken by written consent at the same time and in the same manner as notice is given to the members of the Board, (ii) provide the Board Observer with copies of all written materials and other information (including, without limitation, copies of minutes of meetings or written consents of the full Board) given to the members of the Board in connection with such meetings or actions taken by written consent at the same time such materials and information are furnished to such members of the Board, and (iii) provide the Board Observer with all rights to attend (whether in person or by telephone or other means of electronic communication as solely determined by the Board Observer) such meetings as a member of the Board. Notwithstanding any rights to be granted or provided to the Board Observer hereunder, the NGL Entities reserve the right to exclude the Board Observer from access to any material or meeting or portion thereof if the Board reasonably determines, in good faith, that such access would prevent the members of the Board from engaging in attorney-client privileged communication; provided, however, that such exclusion shall be limited to the portion of the material and/or meeting that is the basis for such exclusion and shall not extend to any portion of the material and/or meeting that does not involve or pertain to such exclusion. The Board Observer shall have no right to attend any meeting of any committee of the full Board (each, a “Committee”); provided, however, the NGL Entities shall (iv) give the Board Observer written notice of the applicable meeting or action taken by written consent of such Committee at the same time and in the same manner as notice is given to the members of such Committee and (v) with respect to the Audit Committee and the Compensation Committee of the Board, provide the Board Observer with copies of all written materials and other information (including, without limitation, copies of minutes of meetings or written consents of such Committee) given to the members of the Audit Committee and the Compensation Committee in connection with such meetings or actions taken by written consent at the same time such materials and information are furnished to such members of the Audit Committee and the Compensation Committee.

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(c)The rights contained in this Section 1 shall immediately cease and terminate on the date (such date, the “Observation Rights Termination Date”) that the Purchaser Group Members no longer own, in the aggregate, at least 2.5% of the Partnership’s Outstanding Common Units (treating all Outstanding Preferred Units as having been converted at the Conversion Rate then in effect and all Warrants as having been exercised). From and after the Observation Rights Termination Date, the rights of Highstar in this Section 1 shall cease.

Section 2.    Board Designation Rights.

(a)    During the period (the “Designation Period”) beginning on the Initial Closing Date and ending on the date (the “Designation Rights Termination Date”) that the Purchaser Group Members no longer own, in the aggregate, either (i) at least 50% of the Preferred Units Outstanding on the last Closing Date or (ii) at least 5% of the Partnership’s Common Units Outstanding as of the date of determination (treating all Outstanding Preferred Units as having been converted at the Conversion Rate (as defined in Amendment No. 5) in effect as of the date of determination and all Warrants as having been exercised as of the date of determination), subject, in the case of clause (i), to adjustment for unit split, reverse split and similar transactions applicable to the Preferred Units, Highstar shall, in accordance with the terms of this Agreement and the Voting Agreement, be entitled and have the right (the “Board Designation Right”) to designate one natural person for election to the Board (any such Director designated by Highstar, a “Highstar Designated Director”); provided, however, that such Highstar Designated Director shall, in the reasonable judgment of the General Partner, (i) have the requisite skill and experience to serve as a director of a public company, (ii) not be prohibited from serving as a director pursuant to any rule or regulation of the Securities and Exchange Commission (the “Commission”) or any national securities exchange on which the Partnership’s Common Units are then-listed or admitted to trading, and (iii) not be an employee or director of any Competitor (as defined in Amendment No. 5). If the General Partner determines in its reasonable judgment that a Highstar Designated Director does not meet one or more of the qualifications set forth in the immediately preceding sentence, the General Partner shall promptly deliver to Highstar a written statement (a “Qualification Statement”) describing the circumstances pursuant to which such Highstar Designated Director did not meet such qualifications.

(b)    The Board Designation Right shall be exercisable at any time during the Designation Period, upon Purchaser Approval, by delivery to the General Partner of a written notice of such designation signed by Highstar (the “Designation Notice”). If a Qualification Statement in respect of a Highstar Designated Director is not delivered to Highstar by the General Partner within five (5) Business Days after the date of the applicable Designation Notice, then the General Partner shall promptly thereafter deliver a copy of the Designation Notice to each Voting Member, together with either a written notice of a meeting of the Members (as defined in the GP LLC Agreement), which meeting shall be called, in whole or in part, to vote on the election of the Highstar Designated Director, or a written consent of the Members in respect of the election of the Highstar Designated Director.

(c)    During the Designation Period, the Highstar Designated Director may be removed or replaced by Highstar at any time, in accordance with the terms of the Voting Agreement, and by a majority of the remaining Directors for “cause” (as defined below); and any vacancy occurring by reason of the death, disability, resignation, removal or other cessation of a person serving as a Highstar Designated Director, shall be filled by Highstar in accordance Section 1.3 of the Voting Agreement. As used herein, “cause” means that the Highstar Designated Director (i) is prohibited from serving as a director under any rule or regulation of the Commission or any national securities exchange on which the Partnership’s Common Units are then-listed; (ii) while serving as the Highstar Designated Director, is convicted by a court of competent jurisdiction of a felony; (iii) a court of competent jurisdiction has entered, a final, non-appealable judgment finding the

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Highstar Designated Director liable for actual fraud or willful misconduct against the Partnership (including, but not limited to, intentionally or willfully failing to observe the obligation of confidentiality contained in Section 5(a) of this Agreement); (iv) is determined to have acted intentionally or in bad faith in a manner that results in a material detriment to the assets, business or prospects of the Partnership (provided, however, that no exercise of rights by a Purchaser Group Member pursuant to the Partnership Agreement or voting as a Highstar Designated Director solely in the interest of the Purchaser, or any effect on the Partnership as a result of the foregoing, shall be deemed to result in a material detriment to the assets, business or property of the Partnership) or (v) is terminated, removed or resigns for any reason from his or her position, if any, with any such Purchaser Group Member at which the Highstar Designated Director is then employed.

(d)Highstar agrees, upon the Partnership’s request, to timely provide the Partnership with accurate and complete information relating to the Highstar Designated Director as may be required to be disclosed by the Partnership under the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(e)The initial Highstar Designated Director shall be Christopher Beall.

Section 3.    Additional Covenants

During the Designation Period, the General Partner shall not (i) take any action to effect, or in furtherance of, (a) any amendment or change to the GP LLC Agreement or the Certificate of Formation of the General Partner that adversely impacts the rights of Highstar under this Agreement or the Voting Agreement, (b) removal of a Highstar Designation Director except as directed by Highstar or otherwise expressly contemplated by this Agreement (including any removal for “cause”) and the Voting Agreement or (c) an initial public offering and sale of equity interests of the General Partner or one of its Affiliates (as the Board may cause it to be reorganized in anticipation of such initial public offering) prior to the time that the GP LLC Agreement Amendment is effective, (ii) act in a manner inconsistent with the rights of Highstar and any Purchaser under the terms of this Agreement, the Voting Agreement or the GP LLC Agreement, or (iii) prior to the time the GP LLC Agreement Amendment is effective, issue any Membership Interests (as such term is defined in the GP LLC Agreement) or options, rights, warrants and appreciation rights relating to the Membership Interests unless and until the prospective holder of such interests executes and delivers to the General Partner a joinder agreement confirming its agreement to be bound by all of the terms and conditions of the Voting Agreement. In addition, the General Partner will use reasonable best efforts to cause the approval prior to the Initial Closing or as promptly as possible thereafter, of an amendment to the GP LLC Agreement in the form attached hereto as Exhibit A (the “GP LLC Agreement Amendment”).
Section 4.    Limitation of Liability; Indemnification; Business Opportunities.

(a)    The Board Observer shall have (i) no fiduciary duty to the NGL Entities or to any Limited Partner (as defined in the Partnership Agreement) and (ii) no obligations to the NGL Entities under this Agreement, except as described in Section 5(a) of this Agreement, or to any Limited Partner.

(b)    At all times while the Highstar Designated Director is serving as a member of the Board or the Board Observer is serving in such capacity in accordance with Section 1 of this Agreement, such Highstar Designated Director or Board Observer and the Purchaser Group Members may engage in, possess an interest in, or trade in the securities of, other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the NGL Entities, and the NGL Entities, the Board and their Affiliates shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of

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the NGL Entities, shall not be deemed wrongful or improper. None of the Highstar Designated Director, the Board Observer or the Purchaser Group Members shall be obligated to present any investment opportunity to the NGL Entities even if such opportunity is of a character that the NGL Entities or any of their respective subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each of the Highstar Designated Director, the Board Observer and the Purchaser Group Members shall have the right to take for such person’s own account (individually or as a partner or fiduciary) or to recommend to others any such investment opportunity. Notwithstanding the foregoing, the Highstar Designated Director and the Board Observer shall be subject to, and comply with, the requirement to maintain confidential information pursuant to this Agreement.

Section 5.    Miscellaneous.

(a)    Confidentiality. Each Board Observer and Highstar Designated Director shall agree to maintain the confidentiality of all Confidential Information (as such term is defined in the terms of the confidentiality agreement attached hereto as Annex A (the “Confidentially Agreement”) and to enter into, comply with, and be bound by, in all respects, the terms and conditions of the Confidentiality Agreement; provided, however, upon request from a Purchaser Group Member, a Board Observer or Highstar Designated Director may provide, such Confidential Information to such Purchaser Group Member; provided that such Purchaser Group Member has agreed to comply with and be bound by, in all respects, the Confidentiality Agreement. For the avoidance of doubt, the recipient of such Confidential Information from a Board Observer or Highstar Designated Director may further provide such information to (i) any other Purchaser Group Member and (ii) any legal counsel that has been engaged by such recipient to discuss such matters or information; provided, that any such recipient in clause (i) or (ii) agrees and acknowledges in writing that they are bound by the provisions of the Confidentiality Agreement. For purposes of this Agreement, “Affiliates” shall have the same meaning ascribed therefor in Amendment No. 5. For purposes of this Agreement, (i) the NGL Entities, on the one hand, and the Purchaser Group Members, on the other hand, shall not be considered Affiliates solely by virtue of such Purchaser Group Members holding Preferred Units or Warrants and (ii) any fund or account managed, advised or sub-advised, directly or indirectly, by any Purchaser or the direct or indirect equity owners, including any limited partners, of any Purchaser or its Affiliates, shall be considered an Affiliate of such Purchaser. The Purchasers, severally and not jointly, agree to indemnify the NGL Entities from any and all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever arising from the breach by a Board Observer or Highstar Designated Director of the confidentiality obligations under the Confidentiality Agreement or this Section 5(a).

(b)    Entire Agreement. This Agreement is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights granted by NGL Entities or any of their Affiliates, the Purchaser Group Members or Highstar set forth herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof.

(c)    Notices. All notices and demands provided for in this Agreement shall be in writing and shall be given as provided in Section 8.05 of the Purchase Agreement.

(d)    Interpretation. Section references in this Agreement are references to the corresponding Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word

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“including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever any determination, consent or approval is to be made or given by a Party, such action shall be in such Party’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(e)    Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of Laws. Any action against any Party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(f)Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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(g)No Waiver; Modifications in Writing.

(i)Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(ii)Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the Parties hereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a Party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on a Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any Party shall not be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

(h)Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(i)Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any Party hereto without the prior written consent of each of the other Parties; provided, that the terms and provisions of this Agreement shall not be effective or binding upon a Purchaser that has transferred all of its Preferred Units and Warrants to a third-party and, upon such transfer, the rights of such Purchaser under this Agreement shall terminate and cease.

(j)Independent Counsel. Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived.

(k)Specific Enforcement. Each of the Parties acknowledges and agrees that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(l)Transfer of Board Rights; Aggregation. The option and right to appoint a Board Observer or Highstar Designated Director granted to Highstar by the Partnership under Section 1 and Section 2,

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respectively, of this Agreement, may be transferred or assigned by Highstar to one or more Purchaser Group Members, subject to the transfer restriction set forth in Section 4.11(d) of the Partnership Agreement; provided, however, that (i) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each of the transferee or assignee and identifying the securities with respect to which such rights are being transferred or assigned and (ii) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of Highstar under this Agreement. All Preferred Units and Warrants held or acquired by Persons (as defined in the Partnership Agreement) who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

(m)Further Assurances. Each of the Parties hereto shall, from time to time and without further consideration, execute such further instruments and take such other actions as any other Party hereto shall reasonably request in order to fulfill its obligations under this Agreement to effectuate the purposes of this Agreement.
[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.
NGL ENERGY HOLDINGS LLC

By: ________________________________
Name:     H. Michael Krimbill
Title:     Chief Executive Officer
NGL ENERGY PARTNERS LP

By: NGL ENERGY HOLDINGS LLC,
its general partner

By:________________________________
Name:     H. Michael Krimbill
Title:     Chief Executive Officer
PURCHASERS:

Highstar NGL Prism/IV-A Interco LLC

By:________________________________
Name:     Christopher Beall
Title:     Authorized Person
Highstar NGL Main Interco LLC

By:________________________________
Name:     Christopher Beall
Title:     Authorized Person

HIGHSTAR:
Highstar Capital IV, L.P.
By: [General Partner], its general partner
By:_________________________________
Name:
Title:
Signature Page to Board Representation and Observation Rights Agreement

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FORM OF CONFIDENTIALITY AGREEMENT
______________, 20__
NGL Energy Partners LP
NGL Energy Holdings LLC
700 Louisiana Street, Suite 2060
Houston, Texas 77002
Attn:
Dear Ladies and Gentlemen:
Pursuant to Section 5(a) of that certain Board Representation and Observation Rights Agreement (the “Board Rights Agreement”), dated as of May [•], 2016, by and among NGL Energy Holdings LLC, a Delaware limited liability company (the “General Partner”), NGL Energy Partners LP, a Delaware limited partnership (the “Partnership” and, together with the General Partner, the “NGL Entities”), the purchasers listed on the signature pages thereto (collectively, the “Purchasers”) and Highstar Capital IV, L.P., a Delaware limited partnership (“Highstar”), Highstar has exercised its right to appoint the undersigned as [an observer (the “Board Observer”)/its representative (the “Highstar Designated Director”)] to the board of directors of the General Partner (the “Board”), although the individual serving as the [Board Observer/Highstar Designated Director] may be changed from time to pursuant to the terms of the Board Rights Agreement and upon such other individual signing a confidentiality agreement in substantially the form hereof. The [Board Observer/Highstar Designated Director] acknowledges that at the meetings of the Board and at other times the [Board Observer/Highstar Designated Director] may be provided with and otherwise have access to non-public information concerning the NGL Entities and their Affiliates. Capitalized terms used but not otherwise defined herein, shall have the respective meanings ascribed therefor in the Board Rights Agreement. In consideration for and as a condition to the NGL Entities furnishing access to such information, the [Board Observer/Highstar Designated Director] hereby agrees to the terms and conditions set forth in this letter agreement (the “Agreement”):
1.As used in this Agreement, subject to Paragraph 3 below, “Confidential Information” means any and all non-public financial or other non-public information concerning the NGL Entities and their Affiliates that may hereafter be disclosed to the Board Observer by the NGL Entities, their Affiliates or by any of their directors, officers, employees, agents, consultants, advisors or other representatives (including financial advisors, accountants or legal counsel) (the “Representatives”) of the NGL Entities, including, without limitation, all notices, minutes, consents, materials, ideas or other information (to the extent constituting information concerning the NGL Entities and their Affiliates that is non-public financial or other non-public information) provided to the [Board Observer/Highstar Designated Director].

2.Except to the extent permitted by this Paragraph 2 or by Paragraph 3 or 4, the [Board Observer/Highstar Designated Director] shall keep such Confidential Information strictly confidential; provided, that the [Board Observer/Highstar Designated Director] may, upon request from a Purchaser Group Member, share Confidential Information with such Purchaser Group Member so long as such individuals or entities agree to comply with, and be bound by, in all respects, the terms of this Agreement. For the avoidance of doubt, the recipient of such Confidential Information from the [Board Observer/Highstar Designated Director] may further provide such Confidential Information to (i) any other Purchaser Group Member and (ii) any legal counsel that has been engaged by such recipient to discuss such matters or Confidential Information; provided, that any such recipient in clause (i) or (ii) above agrees and acknowledges in writing to be bound by the terms of this Agreement. The [Board Observer/Highstar Designated Director] may not record the proceedings of any meeting of the Board by means of an electronic recording device.

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3.The term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than (a) as a result of a disclosure by the [Board Observer/Highstar Designated Director] in violation of this Agreement or (b) in violation of a confidentiality obligation to the NGL Entities known to the [Board Observer/Highstar Designated Director], (ii) is or becomes available to the [Board Observer/Highstar Designated Director] on a non-confidential basis from a source not known to have an obligation of confidentiality to the NGL Entities, (iii) was already known to the [Board Observer/Highstar Designated Director] at the time of disclosure, (iv) is disclosed to any Purchaser Group Member by the NGL Entities, their Affiliates or a Representative of the NGL Entities or (v) is independently developed by the [Board Observer/Highstar Designated Director] without reference to any Confidential Information disclosed to the [Board Observer/Highstar Designated Director].

4.In the event that the [Board Observer/Highstar Designated Director] is legally required or compelled to disclose the Confidential Information, the [Board Observer/Highstar Designated Director] shall use reasonable best efforts, to the extent permitted and practicable, to provide the NGL Entities with prompt prior written notice of such requirement so that the NGL Entities may seek, at such entities sole expense and cost, an appropriate protective order. If in the absence of a protective order, the [Board Observer/Highstar Designated Director] is nonetheless legally required or compelled to disclose Confidential Information, the [Board Observer/Highstar Designated Director] may disclose only the portion of the Confidential Information or other information that it is so legally required or compelled to disclose.

5.All Confidential Information disclosed by the NGL Entities or their Representatives to the [Board Observer/Highstar Designated Director] is and will remain the property of the NGL Entities, so long as such information remains Confidential Information.

6.It is understood and acknowledged that neither the NGL Entities nor any Representative makes any representation or warranty as to the accuracy or completeness of the Confidential Information or any component thereof.

7.It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by the [Board Observer/Highstar Designated Director] and that the NGL Entities shall be entitled to seek specific performance or any other appropriate form of equitable relief as a remedy for any such breach in addition to the remedies available to the NGL Entities at law.

8.This Agreement is personal to the [Board Observer/Highstar Designated Director], is not assignable by the [Board Observer/Highstar Designated Director] and may be modified or waived only in writing. This Agreement is binding upon the parties hereto and their respective successors and assigns and inures to the benefit of the parties hereto and their respective successors and assigns.

9.If any provision of this Agreement is not enforceable in whole or in part, the remaining provisions of this Agreement will not be affected thereby. No failure or delay in exercising any right, power or privilege hereunder operates as a waiver thereof, nor does any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

10.THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

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11.This Agreement and all obligations herein will automatically expire one (1) year from the date the [Board Observer/Highstar Designated Director] ceases to act as [Board Observer/Highstar Designated Director].

12.This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission constitutes effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement. Signatures of the parties transmitted by facsimile or electronic transmission will be deemed to be their original signatures for any purpose whatsoever.

[SIGNATURE PAGE FOLLOWS]

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Very truly yours,
__________________________________________[ ]
Agreed to and Accepted, effective as of the
day of , 20 :

______________________________________________________
[NAME OF BOARD OBSERVER/HIGHSTAR DESIGNATED DIRECTOR]

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Exhibit C
Form of Voting Agreement

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is entered into as of May [•], 2016 by and among Highstar Capital IV, L.P., a Delaware limited partnership (“Highstar”), the purchasers listed on Schedule 1 hereto (collectively, the “Purchasers”) and the Members of NGL Energy Holdings LLC, a Delaware limited liability company (the “General Partner”), listed on Schedule 2 hereto (the “Voting Members”). Highstar, the Purchasers and the Voting Members are herein referred to as the “Parties.” Capitalized terms used but not defined herein shall have the meaning assigned to such terms in that certain Class A Preferred Unit Purchase Agreement, dated as of April 21, 2016 (the “Purchase Agreement”), by and among NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), and the Purchasers.
RECITALS
WHEREAS, pursuant to the terms of the Purchase Agreement, the Partnership has agreed to issue and sell to the Purchasers, and the Purchasers have agreed to purchase from the Partnership, on the terms and subject to the conditions set forth therein, Class A Convertible Preferred Units (the “Preferred Units”) and warrants that will be exercisable for Common Units representing limited partner interests in the Partnership (the “Warrants”);
WHEREAS, a condition to the Purchasers’ obligations under the Purchase Agreement is that the Partnership, the General Partner, the Purchasers and Highstar enter into, concurrently with the Initial Closing of the transactions contemplated by the Purchase Agreement, that certain Board Representation and Observation Rights Agreement (the “Board Rights Agreement”), pursuant to which, the Partnership and the General Partner (together, the “NGL Entities”) shall agree to provide Highstar, on the terms and subject to the conditions set forth therein, certain representation and observation rights and obligations in respect of the board of directors of the General Partner (the “Board”);

WHEREAS, the Purchasers’ investment in the Partnership pursuant to the Purchase Agreement is expected to benefit the Partnership, the General Partner and the Members;

WHEREAS, the Purchasers and Highstar will receive valuable consideration as a result of the Purchasers’ investment in the Partnership pursuant to the Purchase Agreement;

WHEREAS, to induce the Purchasers and Highstar to enter into the Purchase Agreement and Board Rights Agreement, the Voting Members desire to enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which the Voting Members shall vote, or cause to be voted, their Membership Interests (as defined in the Third Amended and Restated Limited Liability Company Agreement of the General Partner (as so amended and as it may be further amended from time to time, the “LLC Agreement”)) in favor of Highstar’s designee(s) to the Board; and

WHEREAS, concurrently with or prior to the initial Closing of the transactions contemplated by the Purchase Agreement, the General Partner shall execute and deliver Amendment No. 5 (“Amendment No. 5”) to the Second Amended and Restated Agreement of Limited Partnership of the Partnership (as so amended and as it may be further amended from time to time, the “Partnership Agreement”).

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NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties hereby agree as follows:

AGREEMENT
1.    Voting Provisions Regarding Highstar Designated Director

1.1    Election of Highstar Designated Director

(a)During the period (the “Designation Period”) beginning on the Initial Closing Date and ending on the date (the “Designation Rights Termination Date”) that the Purchaser Group Members (as defined below) no longer own, in the aggregate, either (i) at least 50% of the Preferred Units Outstanding on the last Closing Date or (ii) at least 5% of the Partnership’s Common Units Outstanding as of the date of determination (treating all Outstanding Preferred Units as having been converted at the Conversion Rate (as defined in Amendment No. 5) in effect as of the date of determination and all Warrants as having been exercised as of the date of determination), subject, in the case of clause (i), to adjustment for unit split, reverse split and similar transactions applicable to the Preferred Units, each Voting Member shall vote, or cause to be voted, all Membership Interests owned by such Voting Member, or over which such Voting Member has voting control, from time to time and at all times during the Designation Period, in favor of the election to the Board of one natural person designated by Highstar (a “Highstar Designated Director”); provided, however, that such Highstar Designated Director shall, in the reasonable judgment of the General Partner, (A) have the requisite skill and experience to serve as a director of a public company, (B) not be prohibited from serving as a director pursuant to any rule or regulation of the Securities and Exchange Commission or any national securities exchange on which the Partnership’s Common Units are then-listed, quoted or admitted to trading, and (C) not be an employee or director of any Competitor (as defined in Amendment No. 5). For purposes of this Agreement, the “Purchaser Group Members” shall include the Purchasers, their Affiliates and any fund, entity or account managed, advised or sub-advised, directly or indirectly, by any Purchaser or any of its Affiliates, or the direct or indirect equity owners, including any limited partners, of any Purchaser or any of its Affiliates.

(b)The Board Designation Right (as defined in Section 2(a) of the Board Rights Agreement) shall be exercisable at any time during the Designation Period, upon Purchaser Approval (as defined in the Board Rights Agreement), by delivery to the General Partner of a written notice of such designation signed by Highstar (the “Designation Notice”). If the General Partner determines in its reasonable judgment that a Highstar Designated Director does not meet one or more of the qualifications set forth in Section 1.1(a)(A)-(C), the General Partner shall promptly deliver to Highstar a written statement (a “Qualification Statement”) describing the circumstances pursuant to which such Highstar Designated Director did not meet such qualifications. If a Qualification Statement in respect of a Highstar Designated Director is not delivered to Highstar by the General Partner within five (5) Business Days after the date of the applicable Designation Notice, then the General Partner shall promptly thereafter deliver a copy of the Designation Notice to each Voting Member and to the Chief Executive Officer of the Partnership, and after receipt of such Designation Notice, each Voting Member shall vote, or cause to be voted, with respect to any written consent of the Members distributed with a Designation Notice, within two (2) Business Days of the receipt of such Designation Notice or, with respect to a meeting of the Members, at such meeting, all Membership Interests then-owned by such Voting Member, or over which such Voting Member has voting control, in favor the election to the Board of the Highstar Designated Director designated thereby.

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(c)Each of the Voting Members hereby appoints the Chief Executive Officer of the Partnership as his, her or its proxy and attorney in fact, with full power of substitution, to represent and to vote all Membership Interests owned or held by such Voting Member, or over which such Voting Member has voting power, subject to the provisions of this Agreement, with respect to all matters set forth herein, including, without limitation, election of the Highstar Designated Director to the Board, if (and only if) such Voting Member (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent) in a manner that is inconsistent with, the terms of this Agreement. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the General Partner and the Parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 3.4 hereof. Each Party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Membership Interests owned or held by such party and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 3.4 hereof, purport to grant any other proxy or power of attorney with respect to any of the Membership Interest owned or held by such party, deposit any of such Membership Interest into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of such Membership Interest, in each case, with respect to any of the matters set forth herein.

(d)The initial Highstar Designated Director shall be Christopher Beall.

1.2    Removal During the Designation Period, Highstar may direct the Voting Members to remove a Highstar Designated Director at any time and from time to time, with or without “cause” (as defined in the Board Rights Agreement), upon Purchaser Approval, by delivery to the General Partner of a written notice of such removal signed by Highstar (a “Removal Notice”). The General Partner shall promptly thereafter deliver a copy of the Removal Notice to each Voting Member, and following receipt of such Removal Notice, each Voting Member shall vote, or cause to be voted, all Membership Interest then-owned by such Voting Member, or over which such Voting Member has voting control, in favor of the removal from the Board of the Highstar Designated Director named therein.

1.3    Appointment of Highstar Designated Directors In the event of the resignation, death, removal or the failure to meet one or more of the qualifications set forth in Section 1.1(a)(A)-(C) of a Highstar Designated Director during the Designation Period, Highstar shall promptly exercise its Board Designation Right in accordance with Section 1.1(c), and following receipt of the applicable Designation Notice, each Voting Member shall vote, or cause to be voted, all Membership Interest then-owned by such Voting Member, or over which such Voting Member has voting control, in accordance with Section 1.1(c).

2.    Additional Representations and Covenants

2.1    No Revocation The voting agreements contained herein are coupled with an interest and may not be revoked during the Designation Period.

2.2    Amendments to GP LLC Agreement During the Designation Period, the Voting Members shall not vote their Membership Interests, or any other Membership Interests over which such Voting Member has voting control, (a) in favor of (i) any amendment or change to the GP LLC Agreement or the Certificate of Formation of the General Partner that adversely impacts the rights of Highstar under this Agreement or the Board Rights Agreement, (ii) removal of a Highstar Designated Director except as directed by Highstar or otherwise expressly contemplated by this Agreement and the Board Rights Agreement or (iii) an initial

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public offering of the General Partner prior to the time that the GP LLC Agreement Amendment is effective or (b) otherwise in a manner inconsistent with the rights of Highstar and Purchaser under the terms of this Agreement or the Board Rights Agreement, including filling any vacancy on the Board intended to be filled by a Highstar Designated Director with any Person other than a Highstar Designated Director. In addition, the Voting Members will use reasonable best efforts to cause the approval prior to the Initial Closing or as promptly as possible thereafter, of an amendment to the GP LLC Agreement in the form attached hereto as Exhibit A (the “GP LLC Agreement Amendment”).

2.3    Specific Enforcement Each of the Parties acknowledges and agrees that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

2.4    Transfer of Board Rights; Aggregation Highstar may transfer or assign the Board Designation Right to one or more Purchaser Group Members, subject to the transfer restriction set forth in Section 4.11(d) of the Partnership Agreement and the conditions set forth in Section 4(l) of the Board Rights Agreement. All Preferred Units and Warrants held or acquired by Persons (as defined in the Partnership Agreement) who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

2.5    Application to Transferees Each of the Voting Members may, at any time and form time to time, transfer or assign all or any portion of its Membership Interest, subject to the transfer restrictions set forth in the GP LLC Agreement; provided, however, that, during the Designation Period, a Voting Member shall not transfer or assign all or any portion of its Membership Interest unless and until the prospective transferee executes and delivers to the General Partner a joinder agreement confirming its agreement to be bound by all of the terms and conditions of this Agreement.

2.6    Independent Counsel Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived.

3.    Miscellaneous

3.1    Entire Agreement This Agreement and the Board Rights Agreement constitutes the entire agreement between the Parties hereto pertaining to the subject matter hereof, and supersedes any and all other written or oral agreements relating to the subject matter hereof existing between the Parties hereto.

3.2    Successors and Assigns; Third Party Beneficiaries Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns and legal representatives of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors,

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assigns and legal representatives any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.3    Amendments and Waivers Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the Parties hereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a Party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on a Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any Party shall not be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

3.4    Term This Agreement shall terminate and have no further force or effect as of the earlier of (a) the Designation Rights Termination Date, (b) the closing of an initial public offering and sale of equity interests of the General Partner or one of its Affiliates (as the Board may cause it to be reorganized in anticipation of such initial public offering) pursuant to an effective registration statement filed by the General Partner (or applicable Affiliate) with the Commission, provided in the case of this clause (b) that the GP LLC Agreement Amendment is effective, or (c) the approval of the GP LLC Agreement Amendment.

3.5    Notices Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the Party to be notified at such Party’s address or fax number as set forth in the Purchase Agreement or the Schedules hereto, or as subsequently modified by written notice.

3.6    Severability If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (b) the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

3.7    Governing Law; Submission to Jurisdiction This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of Laws. Any action against any Party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

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3.8    WAIVER OF JURY TRIAL EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

3.9    Counterparts This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

3.10    Titles and Subtitles The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.11    No Liability for Election of Recommended Directors Neither Highstar, the Purchasers, the General Partner or the Voting Members, nor any officer, director, manager, equity holder, partner, member, employee or agent of any such Party, makes any representation or warranty as to the fitness or competence of any Highstar Designated Director to serve on the Board by virtue of such Party’s execution of this Agreement or by the act of such Party in voting in favor such Highstar Designated Director pursuant to this Agreement. Furthermore no fiduciary duty, duty of care, duty of loyalty or other heightened duty shall be created or imposed upon any Party to any other Party, the Partnership or any other Member of the General Partner, by reason of this Agreement or any right or obligation hereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.
PURCHASERS:

Highstar NGL Prism/IV-A Interco LLC

By:_________________________________
Name:     Christopher Beall
Title:     Authorized Person
Highstar NGL Main Interco LLC

By:_________________________________
Name:     Christopher Beall
Title:     Authorized Person
HIGHSTAR:

Highstar Capital IV, L.P.
By: [General Partner], its general partner
By:_________________________________
Name:
Title:

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VOTING MEMBERS:

KRIMBILL CAPITAL GROUP, LLC

By:_________________________________
Name:     H. Michael Krimbill
Title:     Manager
KRIMGP2010, LLC

By:_________________________________
Name:     H. Michael Krimbill
Title:     Manager
COADY ENTERPRISES, LLC

By:__________________________________
Name:     Shawn Coady
Title:     Member
ATKINSON INVESTORS, LLC

By:__________________________________
Name:     Bradley K. Atkinson
Title:     President
THORNDIKE, LLC

By:__________________________________
Name:     Todd Coady
Title:     Member
INFRASTRUCTURE CAPITAL

By:__________________________________
Name:     Jay D. Hatfield
Title:     Managing Member

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SCHEDULE 1

PURCHASERS

Name	Address for Notice
Highstar NGL Prism/IV-A Interco LLC	277 Park Avenue, 45th Floor New York, New York 10172
Highstar NGL Main Interco LLC	277 Park Avenue, 45th Floor New York, New York 10172

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VOTING MEMBERS

Name	Address for Notice
Krimbill Capital Group, LLC
KRIMGP2010, LLC
Coady Enterprises, LLC
Atkinson Investors, LLC
Thorndike, LLC
Infrastructure Capital

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Exhibit D
Form of Partnership Agreement Amendment

FIFTH AMENDMENT TO
SECOND AMENDED AND RESTATED AGREEMENT
OF LIMITED PARTNERSHIP OF NGL ENERGY PARTNERS LP
THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF NGL ENERGY PARTNERS LP dated as of May [•], 2016 (this “Amendment”) is entered into by NGL Energy Holdings LLC (the “General Partner”), a Delaware limited liability company and the general partner of NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the General Partner in Section 13.1 of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 10, 2011, as amended by the First Amendment, dated as of October 20, 2011, the Second Amendment, dated as of January 6, 2012, the Third Amendment, dated as of January 20, 2012, and the Fourth Amendment, dated as of July 11, 2012 (such Second Amended and Restated Agreement of Limited Partnership, as so amended, being referred to herein as the “Partnership Agreement”).
RECITALS
WHEREAS, Section 5.6(a) of the Partnership Agreement provides that the Partnership may issue additional Partnership Interests for any Partnership purpose at any time and from time to time to such Persons and for such consideration and on such terms and conditions as the General Partner in its sole discretion shall determine, all without the approval of any Limited Partners;
WHEREAS, Section 5.6(b) of the Partnership Agreement provides that the Partnership Interests authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Interests) as shall be fixed by the General Partner;
WHEREAS, Section 13.1(g) of the Partnership Agreement provides that the General Partner, without the approval of any Limited Partner, may amend any provision of the Partnership Agreement that the General Partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Partnership Interests pursuant to Section 5.6 of the Partnership Agreement; and
WHEREAS, the General Partner deems it advisable and in the best interest of the Partnership to effect this Amendment to provide for (i) the creation of a new class of Units to be designated as Class A Preferred Units and to fix the preferences and the relative participating, optional and other special rights, powers and duties pertaining to the Class A Preferred Units, including, without limitation, the conversion of the Class A Preferred Units into Common Units in accordance with the terms described herein, (ii) the issuance of the Class A Preferred Units to the Purchasers pursuant to the Class A Preferred Unit Purchase Agreement and (iii) such other matters as are provided herein;
NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the General Partner hereby adopts the following:

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A.    Amendment. The Partnership Agreement is hereby amended as follows:

1.    Article I is hereby amended to add or restate, as applicable, the following definitions in Section 1.1 in the appropriate alphabetical order:

“2016 Warrants” means the warrants to purchase Common Units issued pursuant to the Class A Preferred Unit Purchase Agreement.
“Adjusted Leverage Ratio” means, as of any date of determination, the quotient of (i) the sum as of such date of (A) Total Indebtedness, plus (B) the aggregate liquidation preference of all Outstanding Senior Securities, divided by (ii) Consolidated EBITDA for the period of the four fiscal quarters most recently ended as of such date for which financial information has been filed with the Commission.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For purposes of this Agreement, and not in limitation of the foregoing (i) the Partnership, on the one hand, and the Purchasers, on the other hand, shall not be considered Affiliates solely by virtue of such Purchasers holding Class A Preferred Units; (ii) the direct or indirect equity owners, including any limited partners, of Highstar or its Affiliates (collectively, the “Highstar Investors”), shall be considered an Affiliate of Highstar; (iii) any fund or account managed, advised or sub-advised, directly or indirectly, by Highstar or any Highstar Investor, shall be considered an Affiliate of Highstar; and (iv) any fund, entity or account managed, advised or sub-advised, directly or indirectly, by a Purchaser or any of its Affiliates, or the direct or indirect equity owners, including limited partners of a Purchaser or any of its Affiliates, shall be considered an Affiliate of such Purchaser.
“Cash Conversion Price” means the VWAP Price for the fifteen (15) consecutive trading days ending on the trading day immediately preceding the Conversion Date; provided, however, that with respect to the exercise of a Forced Conversion Right, the Cash Conversion Price shall be the VWAP Price for the fifteen (15) consecutive trading days ending on the trading day immediately preceding the date of the Conversion Notice.
“Change of Control” means the occurrence of any of the following events: (i) the Permitted Holders cease to beneficially own, directly or indirectly, at least 50% of the outstanding voting securities of the General Partner, measured by voting power rather than number of units, other than in connection with a Qualified IPO; (ii) the Common Units are no longer listed or admitted to trading on the New York Stock Exchange or another National Securities Exchange; (iii) the direct or indirect sale, lease, transfer, conveyance or other disposition (including by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Partnership and its Subsidiaries, taken as a whole, to any Person or group (as defined by Section 13(d)(3) of the Securities Exchange Act); (iv) the General Partner withdraws or is removed by the Limited Partners in accordance with the terms of this Agreement; (v) any dissolution or liquidation of the Partnership or the General Partner (other than in connection with a bankruptcy proceeding or statutory winding up); (vi) the exercise by the General Partner or one or more of its Affiliates of its rights to purchase all of the Common Units of the Partnership held by Persons other than the General Partner and its Affiliates under Section 15.1 hereof; or (vii) any transaction or event that constitutes a “change of control” under any of the Partnership’s Funded Indebtedness, entitling holders or lenders to have such indebtedness repaid, repurchased, redeemed or otherwise retired.

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“Class A Closing Date” means the Initial Class A Closing Date and/or the Second Class A Closing Date, as applicable.
“Class A Preemptive Rights Holder” means a Class A Preferred Holder that, as of any date of determination, beneficially owns at least 5% of the aggregate number of Class A Preferred Units Outstanding on the last Class A Closing Date (subject to adjustment for any stock splits, combinations or recapitalizations with respect to the Class A Preferred Units).
“Class A Preferred Holder” means a holder of a Class A Preferred Unit.
“Class A Preferred Investor” means a Class A Preferred Holder, together with all Affiliates of such Class A Preferred Holder that hold Class A Preferred Units.
“Class A Preferred Unit” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners and assignees, and having the rights and obligations specified with respect to a Class A Preferred Unit in this Agreement.
“Class A Preferred Unit Distribution” has the meaning assigned to such term in Section 5.12(b)(i)(A).
“Class A Preferred Unit Distribution Amount” has the meaning assigned to such term in Section 5.12(b)(i)(A).
“Class A Preferred Unit Majority” means the affirmative vote or consent of a majority of the Outstanding Class A Preferred Units, voting separately as a class with one vote per Class A Preferred Unit.
“Class A Preferred Unit Price” means $12.035 per Class A Preferred Unit.
“Class A Preferred Unit Purchase Agreement” means the Class A Preferred Unit Purchase Agreement, dated as of April 21, 2016, among the Partnership and the Purchasers.
“COC Redemption Premium” means, with respect to a Redemption Date occurring (i) prior to the first anniversary of the Initial Class A Closing Date, 140% of the Class A Preferred Unit Price; (ii) during the period commencing on the first anniversary, and ending on the date immediately preceding the second anniversary, of the Initial Class A Closing Date, 130% of the Class A Preferred Unit Price; (iii) during the period commencing on the second anniversary, and ending on the date immediately preceding the third anniversary, of the Initial Class A Closing Date, 120% of the Class A Preferred Unit Price; and (iv) thereafter, 101% of the Class A Preferred Unit Price.
“Common Unit” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners and assignees, and having the rights and obligations specified with respect to the Common Units in this Agreement. The term “Common Unit” refers to Deemed Warrant Units to the extent provided in Section 6.15(a) but does not refer to or include any Class A Preferred Unit prior to its conversion into a Common Unit pursuant to the terms of this Agreement.
“Competitor” means a Person that (i) (a) is an operating company (and not a financial institution, private equity fund or infrastructure fund) and (b) is engaged in the transportation, storage, blending and marketing of crude oil and natural gas liquids for producers or the transportation, storage, terminaling and marketing of refined products/renewables and retail propane to end users, or (ii) is the general partner of a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

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“Consolidated EBITDA” has the meaning ascribed to such term in the Credit Agreement.
“Conversion Date” means, with respect to each Class A Preferred Unit, the date on which the Partnership has completed the conversion of such Class A Preferred Unit pursuant to Section 5.12(d).
“Conversion Notice” has the meaning set forth in Section 5.12(d)(ii).
“Conversion Notice Conditions” has the meaning set forth in the definition of Forced Conversion Conditions.
“Conversion Price” means, subject to Section 5.12(d)(x), the Class A Preferred Unit Price; provided, however, that if the VWAP Price for the fifteen (15) consecutive trading days ending on the trading day immediately preceding the Initial Conversion Date is less than the Class A Preferred Unit Price (such price, the “Adjusted VWAP Price”), then at all times on and after the Initial Conversion Date, “Conversion Price” shall mean the greater of (i) the Adjusted VWAP Price and (ii) $5.00 (subject to adjustment for any splits, combinations or recapitalizations).
“Conversion Rate” means a number of Common Units, rounded down to the nearest whole number, equal to the quotient of (i) the Class A Preferred Unit Price divided by (ii) the Conversion Price.
“Credit Agreement” means the Credit Agreement, dated as of June 19, 2012, by and among the NGL Energy Operating LLC, the other subsidiary borrowers party thereto, the Partnership, as guarantor, Deutsche Bank Securities, as administrative agent, and the other financial institutions party thereto, without giving effect to any amendment or supplement to the same entered into after the Initial Class A Closing Date and whether or not such Credit Agreement remains in effect.
“Default Effective Date” has the meaning set forth in Section 5.12(b)(i)(B).
“Deficiency Rate” has the meaning set forth in Section 5.12(b)(i)(B).
“Deemed Warrant Unit” has the meaning set forth in Section 6.15.
“First Liquidation Target Amount” has the meaning set forth in Section 6.1(c)(i)(C).
“Forced Conversion Conditions” means (i) no Payment Default is then continuing; (ii) the resale of all Common Units to be delivered upon conversion of the Class A Preferred Units shall be registered under the Securities Act, pursuant to an effective registration statement that is then available for the resale of such Common Units; (iii) all Common Units to be delivered upon conversion of the Class A Preferred Units have been authorized for listing or quotation or admitted to trading, as applicable, on the New York Stock Exchange or such other National Securities Exchange on which the Common Units are then listed, quoted or admitted to trading, (iv) the average daily trading volume of the Common Units on the National Securities Exchange upon which such Common Units are then listed, quoted or admitted to trading was at least 50,000 Common Units (subject to appropriate adjustment in accordance with Section 5.12(d)(x)) for 20-trading days over the 30-trading day period ending on the close of trading on the trading day immediately prior to the date of the Conversion Notice; and (v) the VWAP Price for the 15-trading day period ending on the close of trading on the trading day immediately prior to the date of the Conversion Notice is equal to or greater than 120% of the Conversion Price (with the conditions set forth in clause (iv) and (v) being referred to herein as the “Conversion Notice Conditions”).
“Forced Conversion Right” has the meaning set forth in Section 5.12(d)(ii).

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“Funded Indebtedness” means, with respect to any Person, all indebtedness for borrowed money of such Person that by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof.
“GAAP” means generally accepted accounting principles in the United States of America as of the date hereof and consistently applied.
“Highstar” means Highstar Capital IV, L.P., a Delaware limited partnership.
“Indebtedness” means Indebtedness as defined in the Credit Agreement.
“Indentures” means (i) the Indenture, dated as of October 16, 2013, by and among the Partnership, NGL Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee, and (ii) the Indenture, dated as of July 9, 2014, by and among the Partnership, NGL Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee, without giving effect to any amendment or supplement to the same entered into after the Initial Class A Closing Date and whether or not such Indentures remain in effect.
“Initial Class A Closing Date” has the meaning ascribed to the term “Initial Closing Date” in the Class A Preferred Unit Purchase Agreement.
“Initial Conversion Date” has the meaning set forth in Section 5.12(d)(i).
“Junior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests of cash or property and distributions upon liquidation of the Partnership (taking into account the intended effects of the allocation of gains and losses as provided in this Agreement), ranks junior to the Class A Preferred Units, including but not limited to Common Units, General Partner Interests and Incentive Distribution Rights.
“Liquidation Preference” means, with respect to each Class A Preferred Unit, the sum of the Class A Preferred Unit Price (subject to adjustments for any stock splits, combinations or recapitalization with respect to the Class A Preferred Units) plus all accrued but unpaid and accumulated distributions, including distributions accrued and unpaid at the Deficiency Rate, if any, on such Class A Preferred Unit to, but not including, the Liquidation Date.
“Minimum Conversion Amount” means (i) a number of Class A Preferred Units having an aggregate value of $20.0 million, which value is calculated by multiplying (A) the number of Class A Preferred Units to be converted by (B) the Class A Preferred Unit Price or (ii) if the value of the Class A Preferred Units (calculated in accordance with clause (i) above) to be converted by the Class A Preferred Holder(s) requesting conversion does not equal or exceed $20.0 million, then all of the Class A Preferred Units held by the applicable Class A Preferred Holder.
“Noncompensatory Option” has the meaning set forth in Treasury Regulation Section 1.721-2(f).
“Notice of Issuance” has the meaning set forth in Section 5.12(g).
“Notice of Parity Redemption” has the meaning set forth in Section 5.12(f)(ii).

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“Outstanding” means, with respect to Partnership Interests, all Partnership Interests that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) would pursuant to this definition beneficially own 20% or more of any Outstanding Partnership Interests of any class then Outstanding, all Partnership Interests owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement (such Partnership Interests shall not, however, be treated as a separate class of Partnership Interests for purposes of this Agreement); provided, further, that the foregoing limitation shall not apply (i) to any Outstanding Partnership Interests of any class then Outstanding acquired directly from the General Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any then Outstanding Partnership Interests of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, (iii) to any Person or Group who acquired 20% or more of any then Outstanding Partnership Interests of any class then Outstanding with the prior approval of the General Partner, (iv) the Purchasers or their Permitted Affiliates with respect to their ownership (beneficial or of record) of the Class A Preferred Units issued pursuant to the Class A Preferred Unit Purchase Agreement (or the Common Units issued upon conversion thereof) or the 2016 Warrants (or the Common Units issued on exercise thereof) or (v) any holder of Class A Preferred Units in connection with any vote, consent or approval of the holders of the Class A Preferred Units as a separate class.
“Parity Redemption Securities” has the meaning set forth in Section 5.12(f)(ii).
“Parity Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests of cash or property and/or distributions upon liquidation of the Partnership (taking into account the intend effects of the allocation of gains and losses as provided in this Agreement), ranks pari passu with the Class A Preferred Units.
“Partnership Interest” means any class or series of equity interest in the Partnership, which shall include any General Partner Interest and Limited Partner Interest (including, for the avoidance of doubt, any Common Unit, Class A Preferred Unit and Incentive Distribution Right), but shall exclude any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership.
“Payment Date” has the meaning set forth in Section 5.12(b)(v).
“Payment Default” has the meaning set forth in Section 5.12(b)(i)(B).
“Percentage Interest” means as of any date of determination (i) as to the General Partner, with respect to the General Partner Interest (calculated based upon a number of Notional General Partner Units), and as to any Unitholder with respect to Units, the product obtained by multiplying (a) 100% less the percentage applicable to clause (ii) below by (b) the quotient obtained by dividing (x) the number of Notional General Partner Units deemed held by the General Partner or the number of Units held by such Unitholder, as the case may be, by (y) the total number of Outstanding Units and Notional General Partner Units and (ii) as to the holders of other Partnership Interests issued by the Partnership in accordance with Section 5.6, the percentage established as part of such issuance. The Percentage Interest with respect to an Incentive Distribution Right, a Class A Preferred Unit or a Parity Security shall at all times be zero.
“Permitted Affiliate” has the meaning set forth in Section 4.11(c).

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“Permitted Holder” means: (i) any Member (as defined in the Third Amended and Restated Limited Liability Company Agreement of the General Partner, as amended) of the General Partner as of the Initial Class A Closing Date; (ii) any wife, lineal descendant, legal guardian or other legal representative or estate of any of the Persons described in the preceding clause (i); (iii) any trust of which at least one of the trustees is any of the Persons described in the preceding clauses (i) or (ii); and (iv) any other Person that is controlled directly or indirectly by any one or more of the Persons described in the preceding clauses (i) through (iii).
“Preferred Units” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests of cash or property and distributions upon liquidation of the Partnership (taking into account the intended effects of the allocation of gains and losses as provided in this Agreement), ranks senior to the Common Units, including the Class A Preferred Units.
“Pro Rata” means (a) when used with respect to Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests, (b) when used with respect to Partners or Record Holders, apportioned among all Partners or Record Holders in accordance with their relative Percentage Interests, (c) when used with respect to holders of Incentive Distribution Rights, apportioned equally among all holders of Incentive Distribution Rights in accordance with the relative number or percentage of Incentive Distribution Rights held by each such holder and (d) when used with respect to Class A Preferred Holders, apportioned equally among all Class A Preferred Holders in accordance with the relative number or percentage of Class A Preferred Units held by each such Class A Preferred Holder.
“Purchaser” and “Purchasers” have the meaning given to such term in the introductory paragraph of the Class A Preferred Unit Purchase Agreement.
“Qualified IPO” means the closing of an initial public offering and sale of equity interests of the General Partner or one of its Affiliates (as the Board may cause it to be reorganized in anticipation of such initial public offering) pursuant to an effective registration statement filed by the General Partner (or applicable affiliate) with the Commission, other than a registration statement on Form S-4 or Form S-8 or their equivalent, under the Securities Act for aggregate gross proceeds (before underwriting discounts and commissions) of at least $100.0 million.
“Redemption Date” means, with respect to each Class A Preferred Unit, the date on which the Partnership has completed the redemption of such Class A Preferred Unit pursuant to Section 5.12(e)(i) or Section 5.12(f).
“Redemption Premium” means, with respect to a Redemption Date occurring (i) during the period commencing on the first anniversary, and ending on the date immediately preceding the second anniversary, of the Initial Class A Closing Date, 140% of the Class A Preferred Unit Price; (ii) during the period commencing on the second anniversary, and ending on the date immediately preceding the third anniversary, of the Initial Class A Closing Date, 115% of the Class A Preferred Unit Price; (iii) during the period commencing on the third anniversary, and ending on the date immediately preceding the eighth anniversary, of the Initial Class A Closing Date, 110% of the Class A Preferred Unit Price; and (iv) thereafter, 101% of the Class A Preferred Unit Price.
“Second Class A Closing Date” has the meaning ascribed to the term “Second Closing Date” in the Class A Preferred Unit Purchase Agreement.
“Second Liquidation Target Amount” has the meaning set forth in Section 6.1(c)(i)(D).

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“Senior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests of cash or property and/or distributions upon liquidation of the Partnership (taking into account the intended effects of the allocation of gains and losses as provided in this Agreement), ranks senior to the Class A Preferred Units.
“Total Indebtedness” has the meaning ascribed to such term in the Credit Agreement.
“Transfer Limitation Period” has the meaning set forth in Section 4.11(a).
“Unit” means a Partnership Interest that is designated as a “Unit” and shall include Common Units (including Deemed Warrant Units to the extent they are treated as Common Units pursuant to Section 6.15(a)), Class A Preferred Units and any Parity Security but shall not include the General Partner Interest or Incentive Distribution Rights.
“Voluntary Redemption Notice” has the meaning set forth in Section 5.12(f)(i).
“Voluntary Redemption Right” has the meaning set forth in Section 5.12(f)(i).
“VWAP Price” means, as of any date of determination, the volume-weighted average trading price, as adjusted for splits, combinations and other similar transactions, of a Common Unit on the principal National Securities Exchange on which the Common Units are then listed or admitted to trading.
2.    Article IV is hereby amended to add a new Section 4.11 implementing certain transfer restrictions on the Class A Preferred Units:

Section 4.11    Restrictions on Transfer of Class A Preferred Units.
(a)During the period beginning on the Initial Class A Closing Date and ending on the date immediately preceding the first anniversary of the Initial Class A Closing Date (the “Transfer Limitation Period”), no Purchaser nor any Affiliate of a Purchaser shall transfer any Class A Preferred Units held by such Purchaser or Affiliate without the approval of the General Partner (such approval not to be unreasonably withheld), except as provided in Section 4.11(c).

(b)After the Transfer Limitation Period, each Purchaser may transfer any Class A Preferred Units held by it to any other Person or Persons, except for any transfers to any Person or group (as defined by Section 13(d) of the Securities Exchange Act) that, after giving effect to such transfer, would own more than 15% of the Outstanding Common Units, including the number of Common Units into which such Class A Preferred Units to be transferred to such Person or group are then convertible; provided, however, that the foregoing restriction shall not apply to any transfer of Class A Preferred Units to (i) any investment bank or similar institution that assists in the brokering or marketing of the Class A Preferred Units on behalf of any Purchaser or (ii) any Affiliate of such Purchaser, provided, that, in the case of this clause (ii), subsequent transferees (including such Affiliates) remain subject to the restriction.

(c)Notwithstanding anything to the contrary contained herein, a Purchaser shall at all times from and after the Initial Class A Closing Date be permitted to transfer any Class A Preferred Units held by such Purchaser to any Person that is an Affiliate of such Purchaser or another Purchaser or its Affiliates (such Person, a “Permitted Affiliate”), provided that any such transfer would not result in the Partnership being considered terminated for purposes of Section 708 of the Code (a “Technical Termination”); provided further, that the Partnership shall provide any Purchaser, upon its request, with information sufficient for

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such Purchaser to determine if a proposed transfer of Class A Preferred Units would result in a Technical Termination.

(d)Notwithstanding anything to the contrary contained herein, no Purchaser shall transfer any Class A Preferred Units to any Person that is a Competitor; provided, however, that the foregoing restriction shall not apply to any transfer of Class A Preferred Units on any National Securities Exchange on which the Class A Preferred Units are then-listed or admitted for trading; provided, further, that there shall be no obligation to list or admit the Class A Preferred Units for trading on any National Securities Exchange.

(e)This Section 4.11 sets forth all restrictions on transfer applicable to Class A Preferred Units.

3.    Section 5.5(a) is hereby amended and restated as follows:

(a)    The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1. The initial Capital Account with respect to the Class A Preferred Units and the Deemed Warrant Units shall be determined pursuant to the Class A Unit Purchase Agreement. In connection with the foregoing, the Partnership shall adopt the methodology set forth in the noncompensatory option regulations under Treasury Regulation Sections 1.704-1 and 1.721-2 with respect to the issuance and conversion of Class A Preferred Units, unless otherwise required by applicable law.
4.    Article V is hereby amended to add Section 5.5(c)(iii) to read as follows:

(iii)    Subject to Section 6.15(c), immediately prior to the transfer of a Deemed Warrant Unit that has been exercised for a Common Unit by a holder thereof (other than a transfer to an Affiliate of the assignor unless the General Partner elects to have this subparagraph 5.5(c)(iii) apply), the Capital Account maintained for such Person with respect to its Deemed Warrant Units or Common Units granted upon exercise of the Deemed Warrant Units will (A) first, be allocated to the Deemed Warrant Units or Common Units into which such Deemed Warrant Units have been exercised in an amount equal to the product of (x) the number of such Common Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any Deemed Warrant Units. Following any such allocation, the transferor’s Capital Account, if any, maintained with respect to the retained Deemed Warrant Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the transferee’s Capital Account established with respect to the transferred Deemed Warrant Units or Common Units granted on exercise of the Deemed Warrant Units will have a balance equal to the amount allocated under clause (A) hereinabove.
5.    Section 5.5(d)(i) is hereby amended and restated as follows:

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(d)    (i) Consistent with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(h)(2), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of a Noncompensatory Option, the issuance of Partnership Interests as consideration for the provision of services, or the conversion of a Class A Preferred Unit in accordance with Section 5.12(b), the Capital Accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance (or, in the case of a Conversion Date, immediately after such Conversion Date) shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately prior to such issuance; provided, however, that in the event of the issuance of a Partnership Interest pursuant to the exercise of a Noncompensatory Option where the right to share in Partnership capital represented by such Partnership Interest differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Partnership property immediately after the issuance of such Partnership Interest shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property and the Capital Accounts of the Partners shall be adjusted in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); provided, further, that in the event of an issuance of Partnership Interests for a de minimis amount of cash or Contributed Property, in the event of an issuance of a Noncompensatory Option to acquire a de minimis Partnership Interest, or in the event of an issuance of a de minimis amount of Partnership Interests as consideration for the provision of services, the General Partner may determine that such adjustments are unnecessary for the proper administration of the Partnership. Any such Unrealized Gain or Unrealized Loss (or items thereof) shall be allocated (A) if the operation of this sentence is triggered by the conversion of a Class A Preferred Unit, first among the Partners holding Common Units as may be necessary to cause the Capital Account attributable to each Common Unit to be the same, and (B) any remaining Unrealized Gain or Unrealized Loss shall be allocated among the Partners pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized would have been allocated. If the Unrealized Gain or Unrealized Loss allocated as a result of the occurrence of a Conversion Date is not sufficient to cause the Capital Account attributable to each Common Unit to be the same, then Capital Account balances shall be reallocated between the Partners holding such Units so as to cause the Capital Account attributable to each Common Unit to be the same, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3). In determining Unrealized Gain or Unrealized Loss in connection with the issuance of additional Partnership Interests or a Conversion Date, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests (or, in the case of an adjustment to the Carrying Value of Partnership property resulting from the exercise of a Noncompensatory Option (including conversion of a Class A Preferred Unit) immediately after the issuance of the Partnership Interest acquired pursuant to the exercise of the Noncompensatory Option) shall be determined by the General Partner using such method of valuation as it may adopt in its sole discretion. For this purpose, the General Partner may determine that it is appropriate to first determine an aggregate value for the Partnership, based on the current trading price of the Common Units, the fair market value of all other Partnership Interests at such time (on a fully converted basis) of all Partners at such time, and the amount of Partnership liabilities; and, if before the Conversion Date of any Class A Preferred Units or other Noncompensatory Options, may adjust the fair market value of all Partnership assets to reflect the difference, if any, between the fair market value of any Class A Preferred Units or other Noncompensatory Options for which the Conversion Date has not occurred and the aggregate Capital Accounts attributable to such Class A Preferred Units to the extent of any Unrealized Gain or Unrealized Loss that has not been reflected in the Partners’ Capital Accounts previously, consistent with the methodology of Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2). The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines) to arrive at a fair market value for individual properties.
6.    Section 5.8 is hereby amended and restated as follows:

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Section 5.8     Limited Preemptive Right. Except as provided in this Section 5.8, in Section 5.2, in Section 5.12 or as otherwise provided in a separate agreement by the Partnership, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Interest, whether unissued or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates or the beneficial owners thereof or any of their respective Affiliates, to purchase Partnership Interests from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Interests to Persons other than the General Partner and its Affiliates or such beneficial owners or any of their respective Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates and such beneficial owners or any of their respective Affiliates equal to that which existed immediately prior to the issuance of such Partnership Interests.
7.    Section 5.10 is hereby amended and restated as follows:

Section 5.10    Fully Paid and Non-Assessable Nature of Limited Partner Interests. All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware Act.
8.    Article V is hereby amended to add a new Section 5.12 creating a new series of Units as follows:

Section 5.12    Establishment of Class A Preferred Units
(a)    General. The General Partner hereby designates and creates a series of Units to be designated as “Class A Preferred Units,” having the terms and conditions set forth herein.

(b)    Distributions.

(i)Beginning with the Quarter ending June 30, 2016, the Class A Preferred Holders as of the applicable Record Date shall be entitled to receive distributions in accordance with the following provisions:

A)The Partnership shall pay a cumulative distribution equal to $0.3234 per Quarter in respect of each Outstanding Class A Preferred Unit, subject to adjustment in accordance with Section 5.12(b)(i)(B) and Section 5.12(d)(x) (the “Class A Preferred Unit Distribution Amount” and such distribution, a “Class A Preferred Unit Distribution”). The Class A Preferred Unit Distribution Amount for the period ending June 30, 2016 shall be pro-rated for the periods commencing on the Initial Class A Closing Date, with respect to the Class A Preferred Units issued on such date, and the Second Class A Closing Date, with respect to the Class A Preferred Units issued on such date, and, in each case, ending on, and including, June 30, 2016.

B)Each Class A Preferred Unit Distribution shall be paid in cash at the Class A Preferred Unit Distribution Amount. If the Partnership fails to pay in full in cash any Class A Preferred Unit Distribution (or portion thereof) on the applicable Payment Date (a “Payment Default”), then (x) the amount of such accrued and unpaid Class A Preferred Unit Distributions will accumulate until paid in full in cash (or until the earlier conversion or

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redemption of the Class A Preferred Units), (y) commencing as of the first day of the calendar Quarter in which the Payment Default occurs (the “Default Effective Date”), the Class A Preferred Unit Distribution Amount shall be (1) $0.3310 per Quarter for the period beginning on the Default Effective Date and ending on the 180th day immediately following the Default Effective Date and (2) $0.3385 per Quarter from and after the 181st day immediately following the Default Effective Date (such amount, as applicable, the “Deficiency Rate”), until such time as all accrued and unpaid Class A Preferred Unit Distributions, including any distributions accrued and unpaid at the Deficiency Rate and as increased pursuant to Section 5.12(b)(ii), are paid in full in cash and (z) the Partnership shall not be permitted to, and shall not, declare or make (1) any distributions in respect of any Junior Securities, or (2) any distribution in respect of Parity Securities, other than the Class A Preferred Unit Distribution, unless and until all accrued and unpaid Class A Preferred Unit Distributions have been paid in full in cash; provided, however, that distributions may be declared and paid in respect of the Class A Preferred Units and any Parity Securities, as long as such distributions are declared and paid pro rata such that the amounts of distributions declared per Class A Preferred Unit and per unit of such Parity Security shall in all cases bear to each other the same ratio that accrued but unpaid and accumulated distributions per Class A Preferred Unit and per unit of such Parity Security bear to each other. Notwithstanding anything in this Section 5.12(b) to the contrary, at no time shall the Deficiency Rate exceed $$0.3385.

(ii)If a Payment Default has occurred, then the amount of any accrued but unpaid Class A Preferred Unit Distributions for which the Payment Date has passed but for which no payment has been made shall be increased at an annual rate of 10.75%, compounded Quarterly, until all accrued and unpaid Class A Preferred Unit Distributions have been paid in full in cash.

(iii)Subject to and without limiting the other provisions of this Section 5.12(b), each Class A Preferred Unit shall have the right to share in any special distributions by the Partnership of cash, securities or other property and in the form of such cash, securities or other property Pro Rata with the Common Units, as if the Class A Preferred Units had converted into Common Units at the Conversion Rate then in effect, provided that special distributions shall not include regular Quarterly distributions paid in the normal course pursuant to Section 6.3(a).

(iv)Class A Preferred Unit Distributions shall accrue on a daily basis; provided, however, that, with respect to any Class A Preferred Unit that is converted into Common Units in accordance with Section 5.12(d)(iii), the holder thereof shall not be entitled to both a Class A Preferred Unit Distribution and a Common Unit distribution in respect of (A) the most recently completed Quarter or (B) the Quarter in which the conversion is consummated, but shall be entitled only to the distribution to be paid based upon the class of Units held as of the close of business on the Record Date in respect of each such Quarter.

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(v)All Class A Preferred Unit Distributions shall be paid Quarterly, in arrears, on the earlier of: (A) the date that distributions are made on the Common Units for such Quarter pursuant to Section 6.3(a) or such earlier date after the end of such Quarter as the General Partner may determine, and (B) the date that is forty-five (45) days after the end of such Quarter (such date, the “Payment Date”).

(vi)For the avoidance of doubt and not withstanding anything in Sections 6.4 or 6.5 to the contrary, any Available Cash that is to be distributed pursuant to Section 6.4 or 6.5 shall be distributed first in accordance with this Section 5.12(b); provided, however, that for purposes of this Section 5.12(b), Available Cash shall not include any deduction to provide funds for distributions under Section 6.4 or Section 6.5 in respect of any one or more of the next four Quarters.

(c)	Voting Rights.

(i)    Notwithstanding anything to the contrary in this Agreement, the Class A Preferred Units shall have no voting rights and no rights to consent or approve any action or matter, except as set forth in this Section 5.12(c), Section 13.3, or as otherwise required by Delaware law.

(ii)    The Class A Preferred Units will have such voting rights pursuant to this Agreement as such Class A Preferred Units would have if they were converted into Common Units, at the Conversion Rate then in effect, and shall vote together with the Common Units as a single class, except that the Class A Preferred Units shall be entitled to vote as a separate class on any matter on which Unitholders are entitled to vote that adversely affects the rights, powers, privileges or preferences of the Class A Preferred Units in relation to other classes of Partnership Interests or as required by law.

(iii)    The approval of a Class A Preferred Unit Majority shall be required to approve any matter for which the Class A Preferred Holders are entitled to vote as a separate class.

(iv)    The approval of a Class A Preferred Unit Majority shall be required to:

A)amend this Agreement in any manner that adversely alters or changes the rights, powers, privileges or preferences or duties and obligations of the Class A Preferred Units;

B)amend this Agreement in any manner that modifies any terms of the Class A Preferred Units;

C)issue additional Class A Preferred Units;

D)create (by reclassification or otherwise) and issue any class of Senior Securities (or amend the provisions of any existing class

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of Partnership Interests to make any such class of Partnership Interests a class of Senior Securities);

E)repurchase or redeem any class of Parity Securities while a Payment Default is continuing;

F)repurchase or redeem any class of Junior Securities (1) while a Payment Default is continuing or (2) prior to the third anniversary of the Initial Class A Closing Date, in an aggregate amount in excess of $100.0 million; provided, however, that the approval of a Class A Preferred Unit Majority shall not be required with respect to any such repurchase or redemption that would otherwise be permitted pursuant to Section 4.07(b)(6) of the Indentures;

G)permit any consolidated Subsidiary of the Partnership to issue any class or series of preferred equity securities; provided, however, that the approval of a Class A Preferred Unit Majority shall not be required with respect to any such issuance to the Partnership or any wholly-owned Subsidiary of the Partnership;

H)contribute assets, including money, to an entity that is not a consolidated Subsidiary of the Company, in connection with the issuance of any class or series of preferred equity securities by such entity or any other entity that is not a consolidated Subsidiary of the Company; provided, however, that the approval of a Class A Preferred Unit Majority shall not be required if such contribution would not violate the restricted payments covenants set forth in Section 4.07 of the Indentures;

I)incur any Indebtedness that would be included in the definition of Total Indebtedness (as defined in the Credit Agreement), if (1) a Payment Default is then continuing or (2) pro forma for such incurrence and the application of any proceeds thereof on or promptly following such incurrence, the Adjusted Leverage Ratio would exceed 5.50;
J)create (by reclassification or otherwise) and issue Parity Securities if at the time of such issuance (1) a Payment Default is then -continuing or (2) pro forma for the issuance of such Parity Securities, the Adjusted Leverage Ratio would exceed 5.50; or

K)enter into any agreement or otherwise commit to do any of the foregoing.

(v)    Subject to the restrictions set forth below and the preemptive rights set forth in Section 5.12(g), the Partnership may, without the approval of a Class A Preferred Unit Majority:

A)    create (by reclassification or otherwise) and issue Junior Securities (including by amending the provisions of any existing class

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of Partnership Interest, other than the Class A Preferred Units, to make such class of Partnership Interests a class of Junior Securities); and

B)    create (by reclassification or otherwise) and issue Parity Securities (other than additional Class A Preferred Units), in accordance with Section 5.12(d)(iv)(J), if at the time of such issuance (1) no Payment Default is then-continuing, and (2) pro forma for the issuance of such Parity Securities, the Adjusted Leverage Ratio would not exceed 5.50.

(d)	Conversion.

(i)    One or more Class A Preferred Holders may elect, each in its own discretion, (A) at any time after the third anniversary of the Initial Class A Closing Date (the “Initial Conversion Date”), to convert all or any portion of the Class A Preferred Units held by such electing Class A Preferred Holder(s) in an aggregate amount equaling or exceeding the Minimum Conversion Amount into Common Units, (B) in the event of (1) receipt of a Voluntary Redemption Notice after the Initial Conversion Date or (2) any voluntary liquidation or winding-up of the Partnership, to convert all or any portion of the Class A Preferred Units held by such Class A Preferred Holder(s) into Common Units, or (C) upon a Change of Control, in accordance with an election made pursuant to Section 5.12(e)(iii), to convert all, but not less than all, of the Class A Preferred Units held by such Class A Preferred Holder(s) into Common Units, in each case, by delivery of: (x) written notice to the Partnership, in the form set forth as Exhibit B hereto, setting forth the number of Class A Preferred Units it holds and the number of Class A Preferred Units it is electing to convert, and (y) if such Class A Preferred Units are Certificated, a Class A Preferred Unit Certificate to the Transfer Agent representing an amount of Class A Preferred Units at least equal to the amount such Class A Preferred Holder is electing to convert (or an instruction letter to the Transfer Agent if the Class A Preferred Units are in book-entry form), together with such additional information as may be requested by the Transfer Agent. The Partnership shall give each Class A Preferred Holder at least thirty (30) days prior written notice of any voluntary liquidation or winding-up of the Partnership or any Change of Control. Each Class A Preferred Unit converted into Common Units pursuant to this Section 5.12(d)(i) shall be converted into a number of Common Units equal to the Conversion Rate then in effect. In the case of any Certificate representing Class A Preferred Units which are converted in part only, upon such conversion the Transfer Agent shall authenticate and deliver to the Class A Preferred Holder thereof, at the expense of the Partnership, a new Certificate representing the number of Class A Preferred Units not so converted.

(ii)    At any time after the eighth anniversary of the Initial Class A Closing Date, if all of the Forced Conversion Conditions are satisfied as of the Conversion Date (other than the Conversion Notice Conditions, which need only to be satisfied as of the date of the Conversion Notice), the General Partner, in its sole discretion, shall have the right (the “Forced Conversion Right”) to

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convert all, but not less than all, of the Outstanding Class A Preferred Units into Common Units. To exercise the Forced Conversion Right, the Partnership shall deliver to each Class A Preferred Holder a written notice (the “Conversion Notice”) not more than five (5) and not less than three (3) Business Days prior to the expected Conversion Date. Immediately as of the close of business on the date of conversion pursuant to this Section 5.12(d)(ii), which date shall not be (A) prior to the third Business Day following the date of the Conversion Notice and (B) with respect to any conversion of a Class A Preferred Unit that shall be settled in Common Units, prior the Record Date in respect of the most recently completed Quarter, each Outstanding Class A Preferred Unit shall automatically convert into a number of Common Units equal to the Conversion Rate then in effect.

(iii)    Except as set forth below, the conversion of a Class A Preferred Unit pursuant to this Section 5.12(d) shall be settled, in the sole discretion of the General Partner, in cash or in Common Units, with settlements in cash being paid at the Cash Conversion Price; provided that in a conversion of multiple Class A Preferred Units, a portion of such Class A Preferred Units may, in the Company’s sole discretion, be settled in cash with the remainder being settled in Common Units; provided, further, that the ratio of Class A Preferred Units being settled in cash to Class A Preferred Units being settled in Common Stock shall be the same for all then-converting Class A Preferred Holders. The Partnership shall deliver written notice of the General Partner’s election as to method of settlement of a conversion of a Class A Preferred Unit to each then-converting Class A Preferred Holder at least three (3) Business Days prior to the expected Conversion Date. Notwithstanding the foregoing, the Partnership shall make a cash payment with respect to each Class A Preferred Unit converted pursuant to this Section 5.12(d), in an amount equal to all accrued but unpaid and accumulated distributions, including any distributions accrued and unpaid at the Deficiency Rate, on such Class A Preferred Unit to, but not including, the Conversion Date; provided, however, that, with respect to any Class A Preferred Unit, the conversion of which shall be settled in Common Units, such accrued but unpaid and accumulated distributions shall not include any Class A Preferred Unit Distribution accrued in respect of (A) the most recently completed Quarter, if the Record Date in respect of such Quarter has not yet passed, or (B) the Quarter in which the conversion is consummated.

(iv)    In lieu of issuing any fractional Common Unit upon the conversion of a Class A Preferred Unit pursuant to this Section 5.12(d), the Partnership shall, in the sole discretion of the General Partner, round the number of Common Units issued upon conversion of each Class A Preferred Unit (A) up to the nearest whole Common Unit or (B) down to the nearest whole Common Unit and pay cash in lieu of any such fractional Common Unit.

(v)    Upon conversion, the rights of a holder of converted Class A Preferred Units as a Class A Preferred Holder shall cease with respect to such converted Class A Preferred Units, including any rights under this Agreement with respect to Class A Preferred Holders, and such Person shall continue to

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be a Limited Partner and have the rights of a holder of Common Units under this Agreement and the rights of a Class A Preferred Holder in respect of any Class A Preferred Units not converted. Each Class A Preferred Unit shall, upon its Conversion Date, be deemed to be transferred to, and cancelled by, the Partnership in exchange for the issuance of the Common Unit(s) into which such Class A Preferred Unit converted. Notwithstanding the foregoing, as the result of a conversion, a holder shall not lose or relinquish any claims or rights of action such holder may then or thereafter have as a result of such holder’s ownership of the converted Class A Preferred Units.

(vi)    The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Common Units upon conversion of the Class A Preferred Units. However, the Class A Preferred Holder whose Class A Preferred Units are converted shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of Common Units in a name other than the holder’s name. The Transfer Agent may refuse to deliver the Certificate representing Common Units (or notation of book entry) being issued in a name other than the holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties due because the Units are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

(vii)The Partnership shall keep free from preemptive rights a sufficient number of Common Units to permit the conversion of all outstanding Class A Preferred Units into Common Units to the extent provided in, and in accordance with, this Section 5.12(d).

(viii)All Common Units delivered upon conversion of the Class A Preferred Units in accordance with this Section 5.12(d) shall be (1) newly issued and (2) duly authorized, validly issued, fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware Act, and shall be free from preemptive rights and free of any lien, claim, rights or encumbrances, other than those arising under the Delaware Act or this Agreement and other than restrictions on transfer under applicable securities laws.

(ix)The Partnership shall comply with all applicable securities laws pertaining to the issuance of any Common Units upon conversion of Class A Preferred Units and, if the Common Units are then listed, quoted or admitted to trading on the New York Stock Exchange or any other National Securities Exchange or other market, shall list or cause to have quoted or admitted to trading and keep listed, quoted or admitted to trading the Common Units issuable upon conversion of the Class A Preferred Units to the extent permitted or required by the rules of such exchange or market.
(x)If, after the Initial Class A Closing Date, the Partnership (A) makes a distribution on its Common Units in Common Units, (B) subdivides or splits its outstanding Common Units into a greater number of Common

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Units, (C) combines or reclassifies its Common Units into a smaller number of Common Units or (D) issues by reclassification of its Common Units any Partnership Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), then the Conversion Price in effect at the time of the Record Date for such distribution or of the effective date of such subdivision, split, combination, or reclassification shall be proportionately adjusted so that the conversion of the Class A Preferred Units after such time shall entitle the holder to receive the aggregate number of Common Units (or shares of any Partnership Interests into which such shares of Common Units would have been combined, consolidated, merged or reclassified pursuant to clauses (C) and (D) above) that such holder would have been entitled to receive if the Class A Preferred Units had been converted into Common Units immediately prior to such Record Date or effective date, as the case may be, and in the case of a merger, consolidation or business combination in which the Partnership is the surviving Person, the Partnership shall provide effective provisions to ensure that the provisions of this Section 5.12 relating to the Class A Preferred Units shall not be abridged or amended and that the Class A Preferred Units shall thereafter retain the same powers, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Class A Preferred Units had immediately prior to such transaction or event. An adjustment made pursuant to this Section 5.12(d)(x) shall become effective immediately after the Record Date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person) or split. Such adjustment shall be made successively whenever any event described above shall occur.

(e)    Change of Control. In the event of a Change of Control, each Class A Preferred Holder shall have the option, at its sole election, to:

(i)    require the Partnership to redeem in cash the Class A Preferred Units held by such Class A Preferred Holder at a price per Class A Preferred Unit equal to the COC Redemption Premium, plus any accrued but unpaid and accumulated distributions, including any distributions accrued and unpaid at the Deficiency Rate, on such Class A Preferred Units to, but not including, the Redemption Date;

(ii)    if the Partnership is the surviving entity following such Change of Control, continue to hold Class A Preferred Units; or

(iii)    convert all, but not less than all, of the Class A Preferred Units held by such Class A Preferred Holder into Common Units, at the Conversion Rate then in effect, in accordance with applicable provisions of Section 5.12(d).

(f)     Redemption.

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(i)    At any time after the first anniversary of the Initial Class A Closing Date, and subject to the right of a Class A Preferred Holder to elect conversion after the Initial Conversion Date pursuant to Section 5.12(d)(i)(B)(1), the Partnership may redeem in cash all, but not less than all, of the Outstanding Class A Preferred Units at a price per Class A Preferred Unit equal to the then-applicable Redemption Premium, plus any accrued but unpaid and accumulated distributions, including any distributions accrued and unpaid at the Deficiency Rate, on such Class A Preferred Units to, but not including, the Redemption Date (the “Voluntary Redemption Right”), by providing written notice (the “Voluntary Redemption Notice”) to the Class A Preferred Holders not more than 45 and not less than 10 days (if the expected Redemption Date is on or prior to the Initial Conversion Date) or 20 days (if the expected Redemption Date is after the Initial Conversion Date) in advance of the expected Redemption Date set forth therein. Upon delivery of a Voluntary Redemption Notice, the Partnership shall be irrevocably obligated to redeem the Class A Preferred Units on the expected Redemption Date set forth in such notice.

(ii)    Prior to the redemption or repurchase of one or more classes of Parity Securities (collectively, the “Parity Redemption Securities”), the Partnership shall, by written notice to the Class A Preferred Holders (the “Notice of Parity Redemption”), offer to redeem the Outstanding Class A Preferred Units in cash on a pro rata basis with such Parity Redemption Securities, at a price per Class A Preferred Unit equal to the applicable Redemption Premium, plus any accrued but unpaid and accumulated distributions, including any distributions accrued and unpaid at the Deficiency Rate, on such Class A Preferred Units to, but not including, the Redemption Date; provided, however, that if any Class A Preferred Holder fails to provide written notice of its intent to exercise its right to request redemption of its Class A Preferred Units within fifteen (15) Business Days of the Notice of Parity Redemption, such Class A Preferred Holder shall be deemed to have waived any and all rights to redemption pursuant to this Section 5.12(f)(ii) in such transaction. For purposes of this Section 5.12(f)(ii), the pro rata allocation between the Class A Preferred Holders that elect to exercise their right to redemption pursuant to this Section 5.12(f)(ii) and the holders of such Parity Redemption Securities shall be based on the relative liquidation preferences of the securities held by the respective holders.

(iii)    No Class A Preferred Holder shall have the right to cause the redemption of its Class A Preferred Units, in whole or in part, except as set forth in Sections 5.12(e)(i) and (f)(ii). The Partnership shall not have right to cause the redemption Class A Preferred Units except as set forth in Section 5.12(f)(i).

(g)    Preemptive Rights.

Prior to the issuance of any Parity Securities or Senior Securities, the Partnership shall, by written notice to the Class A Preemptive Rights Holders (the “Notice of Issuance”), offer to sell such Parity Securities or Senior Securities to the

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Class A Preemptive Rights Holders on terms and subject to conditions determined by the General Partner to be reasonable, which offer shall be made on a pro rata basis such that each Class A Preemptive Rights Holder shall be entitled to purchase a portion of such Parity Securities or Senior Securities equal to the quotient of (i) the number of Class A Preferred Units held by such Class A Preemptive Rights Holder on the date of the Notice of Issuance divided by (ii) the aggregate number of Class A Preferred Units held by all Class A Preemptive Rights Holders on the date of the Notice of Issuance (or as the Class A Preemptive Rights Holders may at such time otherwise agree among themselves); provided, that the offer of such Parity Securities or Senior Securities shall not be on a basis less favorable to the Class A Preemptive Rights Holders than is contemplated with respect to any purchaser thereof who is not a Class A Preemptive Rights Holder; provided, further, that (A) if any Class A Preemptive Rights Holder fails to provide written notice of its intent to exercise its right to purchase such Parity Securities or Senior Securities within fifteen (15) Business Days of the Notice of Issuance, such Class A Preemptive Rights Holder shall be deemed to have waived any and all rights to purchase such securities in such transaction and (B) if any Class A Preemptive Rights Holder waives or is deemed to have waived its right to purchase such Parity Securities or Senior Securities, the other Class A Preemptive Rights Holders shall be entitled to exercise such right as if such right was initially granted to such Class A Preemptive Rights Holders. Notwithstanding the foregoing, in no event shall the Partnership be obligated to offer to sell Parity Securities or Senior Securities to the Class A Preferred Holders pursuant to this Section 5.12(g) in connection with any (1) securities issued to the owners of another entity in connection with the acquisition of such entity by the Partnership by merger, consolidation, sale or exchange of securities, purchase of substantially all of the assets, or other reorganization whereby the Partnership acquires more than 50% of the voting power or assets of such entity; (2) Common Units or other Junior Securities (including options to purchase Common Units or other Junior Securities and Common Units or other Junior Securities issued upon exercise of such options) issued to employees, consultants or directors of the Partnership or the General Partner pursuant to plans, programs or agreements approved by the Board; (3) Senior Securities issued pursuant to any dividend, split, combination or other reclassification in respect of Senior Securities or pursuant to a recapitalization or reorganization of the Partnership in respect of Senior Securities; or (4) Parity Securities issued pursuant to any dividend, split, combination or other reclassification in respect of Parity Securities or pursuant to a recapitalization or reorganization of the Partnership in respect of Parity Securities provided in each case under this clause (4) the Class A Preferred Units are given ratable treatment.
(h)    Certificates.

(i)    If requested by a Class A Preferred Holder, the Class A Preferred Units shall be evidenced by certificates in such form as the Board of Directors may approve and, subject to the satisfaction of any applicable legal, regulatory and contractual requirements, may be assigned or transferred in a manner identical to the assignment and transfer of other Units; unless and until the Board of Directors determines to assign the responsibility to another Person, the General Partner will act as the Transfer Agent for the Class A Preferred Units. The certificates evidencing Class A Preferred Units shall be separately

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identified and shall not bear the same CUSIP number as the certificates evidencing Common Units.

(ii)    The certificate(s) representing the Class A Preferred Units may be imprinted with a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT. THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN (i) THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIP, DATED AS OF MAY 10, 2011, AS AMENDED OR RESTATED FROM TIME TO TIME, AND (ii) THE CLASS A PREFERRED UNIT PURCHASE AGREEMENT, DATED AS OF APRIL 21, 2016, BY AND BETWEEN THE PARTNERSHIP AND THE PURCHASERS PARTY THERETO, IN EACH CASE, A COPY OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICES.”
(iii)    In connection with a sale of Class A Preferred Units pursuant to an effective registration statement or in reliance on Rule 144 of the rules and regulations promulgated under the Securities Act, upon receipt by the Partnership of such information as the Partnership reasonably deems necessary to determine that the sale of the Class A Preferred Units is made in compliance with Rule 144, the Partnership shall remove or cause to be removed the restrictive legend from the certificate(s) representing such Class A Preferred Units (or the book-entry account maintained by the Transfer Agent), and the Partnership shall bear all costs associated therewith.

9.    Section 6.1(a) is hereby amended and restated as follows:

(a)    Net Income. Net Income for each taxable period (including a Pro Rata part of each item of income, gain, loss and deduction taken into account in computing Net Income for such taxable period) shall be allocated:

(i)    First, to the General Partner until the Net Income allocated to the General Partner pursuant to this Section 6.1(a)(i) for the current and all previous taxable periods is

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equal to the aggregate of the Net Loss allocated to the General Partner pursuant to Section 6.1(b)(iii) for all previous taxable periods; and

(ii)    The balance, if any, to the General Partner and the Unitholders (other than Class A Preferred Holders), Pro Rata.

10.    Section 6.1(b) is hereby amended and restated as follows:

(b)    Net Loss. Net Loss for each taxable period (including a Pro Rata part of each item of income, gain, loss and deduction taken into account in computing Net Loss for such taxable period) shall be allocated:
(i)    First, to the General Partner and the Unitholders (other than Class A Preferred Holders) Pro Rata; provided that Net Loss shall not be allocated pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account) as such Adjusted Capital Account would be determined without regard to any Class A Preferred Units then held by such Unitholder;

(ii)    Second, to the Class A Preferred Holders Pro Rata; provided that the Net Loss shall not be allocated pursuant to this Section 6.1(b)(ii) to the extent that such allocation would cause any such Class A Preferred Holder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account); and

(iii)    The balance, if any, 100% to the General Partner.

11.    Section 6.1(c) is hereby amended and restated as follows:

(c)    Net Termination Gains and Losses. Net Termination Gain or Net Termination Loss for each taxable period shall be allocated in the manner set forth in this Section 6.1(c). All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of Available Cash provided under Section 5.12, Section 6.4 and Section 6.5 have been made; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.

(i)    Net Termination Gain (including a Pro Rata part of each item of income, gain, loss, and deduction taken into account in computing Net Termination Gain) shall be allocated:

A)First, to the General Partner until the Net Termination Gain allocated to the General Partner pursuant to this Section 6.1(c)(i)(A) for the current and all previous taxable periods is equal to the aggregate of the Net Termination Loss allocated to the General Partner pursuant to Section 6.1(c)(ii)(E) for all previous taxable periods;

B)Second, to the General Partner and the Unitholders (other than Class A Preferred Holders), Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price, (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(i) or Section 6.4(b)(i) with respect to such Common Unit for such Quarter (the amount determined

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pursuant to this clause (2) is hereinafter referred to as the “Unpaid MQD”) and (3) any then-existing Cumulative Common Unit Arrearage;

C)Third, 100% to the General Partner and the Unitholders (other than Class A Preferred Holders), Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price, (2) the Unpaid MQD, (3) any then-existing Cumulative Common Unit Arrearage, and (4) the excess of (a) the First Target Distribution less the Minimum Quarterly Distribution for each Quarter of the Partnership’s existence over (b) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(a)(iv) and Section 6.4(b)(ii) (the sum of (1), (2), (3) and (4) is hereinafter to as the “First Liquidation Target Amount”);

D)Fourth, (x) to the General Partner in accordance with its Percentage Interest, (y) 13% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) to all Unitholders (other than Class A Preferred Holders), Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (x) and (y) of this clause (D), until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the First Liquidation Target Amount and (2) the excess of (a) the Second Target Distribution less the First Target Distribution for each Quarter of the Partnership’s existence over (b) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(a)(v) and Section 6.4(b)(iii) (the sum of (1) and (2) is hereinafter referred to as the “Second Liquidation Target Amount”);

E)Fifth, (x) to the General Partner in accordance with its Percentage Interest, (y) 23% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) to all Unitholders (other than Class A Preferred Holders), Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (x) and (y) of this clause (E), until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the Second Liquidation Target Amount, and (2) the excess of (a) the Third Target Distribution less the Second Target Distribution for each Quarter of the Partnership’s existence over (b) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Section 6.4(a)(vi) and Section 6.4(b)(iv); and

F)Finally, (x) to the General Partner in accordance with its Percentage Interest, (y) 48% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) to all Unitholders (other than Class A Preferred Holders), Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (x) and (y) of this clause (G).

(ii)    Net Termination Loss (including a Pro Rata part of each item of income, gain, loss, and deduction taken into account in computing Net Termination Loss) shall be allocated:

A)    First, to the General Partner and the Unitholders (other Class A Preferred Holders), Pro Rata, until the Adjusted Capital Account in respect of each Common Unit then Outstanding has been reduced to zero;

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B)    Second, to Class A Preferred Holders, Pro Rata until the Adjusted Capital Account in respect of each Class A Preferred Unit then Outstanding has been reduced to zero;

C)    The balance, if any, 100% to the General Partner.

12.    Section 6.1(d)(iii)(A) is hereby amended to add the following language at the end of the clause:

; provided, however, this Section 6.1(d)(iii)(A) shall not apply to any Excess Distribution in respect to or measured by a distribution to a Class A Preferred Unit and shall not apply to the extent distributions are not made with respect to a Deemed Warrant Unit with respect to any Record Date prior to the Vesting Date of such Deemed Warrant Unit.
13.    Section 6.1(d)(xiii) shall be amended and restated to read as follows:

(xiii)    Allocations with respect to Class A Preferred Units.
A)    Items of Partnership gross income shall be allocated to the Class A Preferred Holders, Pro Rata, until the aggregate amount of gross income allocated to each Class A Preferred Holder pursuant hereto for the current and all previous taxable periods is equal to the cumulative Class A Preferred Unit Distribution Amount in respect of such Class A Preferred Holder’s Class A Preferred Units with respect to the current and all prior taxable periods; provided that gross income shall not be allocated pursuant to this Section 6.1(d)(xiii)(A) to the extent such allocation would cause the Per Unit Capital Account of a Class A Preferred Unit to exceed the Liquidation Preference; and provided, further, that the allocations to a Class A Preferred Holder under this Section 6.1(d)(xiii)(A) shall be reduced to the extent Class A Preferred Unit Distributions are properly treated as guaranteed payments under Section 707(c) of the Code or payments to such Class A Preferred Holder other than in its capacity as a partner pursuant to Section 707(a) of the Code.

B)    Items of Partnership gross income shall be allocated to the Class A Preferred Holders, Pro Rata, until the aggregate amount of gross income allocated to each Class A Preferred Holder pursuant hereto for the current and all prior taxable periods is equal to the cumulative amount of all Net Losses allocated to such Class A Preferred Holder pursuant to Section 6.1(b)(ii) for all previous taxable periods; provided that gross income shall not be allocated pursuant to this Section 6.1(d)(xiii)(B) the extent such allocation would cause the Per Unit Capital Account of a Class A Preferred Unit to exceed the Liquidation Preference.
C)    To the extent the Per Unit Capital Account of each Class A Preferred Unit is less than the Liquidation Preference, income and gain resulting from a Book-up Event shall be allocated to the holders of Class A Preferred Units, until the Per Unit Capital Account of each Class A Preferred Unit is equal to the Liquidation Preference.

D)    Notwithstanding any other provision of this Section 6.1 (other than the Required Allocations), if (A) the Liquidation Date occurs prior to the conversion of the last Outstanding Class A Preferred Unit and (B) after having made all other allocations provided for in this Section 6.1 for the taxable period in which the Liquidation Date occurs, the Per Unit Capital Amount of each Class A Preferred Unit

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does not equal or exceed the Liquidation Preference, then items of income, gain, loss and deduction for such taxable period shall be allocated among the Partners in a manner determined appropriate by the General Partner so as to cause, to the maximum extent possible, the Per Unit Capital Amount in respect of each Class A Preferred Unit to equal the Liquidation Preference.  For the avoidance of doubt, the reallocation of items set forth in the immediately preceding sentence provides that, to the extent necessary to achieve the Per Unit Capital Amount balances described above, items of income and gain that would otherwise be included in Net Income or Net Loss, as the case may be, for the taxable period in which the Liquidation Date occurs, shall be reallocated from the Unitholders holding Units other than Class A Preferred Units to Unitholders holding Class A Preferred Units. In the event that (i) the Liquidation Date occurs on or before the date (not including any extension of time) prescribed by law for the filing of the Partnership’s federal income tax return for the taxable period immediately prior to the taxable period in which the Liquidation Date occurs and (ii) the reallocation of items for the taxable period in which the Liquidation Date occurs as set forth above in this Section 6.1(d)(xiii)(D) fails to achieve the Per Unit Capital Amounts described above, items of income, gain, loss and deduction that would otherwise be included in the Net Income or Net Loss, as the case may be, for such prior taxable period shall be reallocated among all Partners in a manner that will, to the maximum extent possible and after taking into account all other allocations made pursuant to this Section 6.1(d)(xiii)(D), cause the Per Unit Capital Amount in respect of each Class A Preferred Unit to equal the Liquidation Preference.

14.    Section 6.1(d) is hereby amended to add a new Section 6.1(d)(xv):

(xv)    Deemed Warrant Units. Following each Vesting Date, to the extent the Per Unit Capital Account attributable to any Deemed Warrant Unit for which a Vesting Date has occurred is less than the Per Unit Capital Account of a Common Unit:
A)    Items of Partnership gross income, gain, loss and deduction resulting from a Book-Up Event or a Book-Down Event shall be allocated to the holders of Deemed Warrant Units and Common Units as necessary, to cause, to the extent possible, the Per Unit Capital Account attributable to any Deemed Warrant Units for which a Vesting Date has occurred to equal the Per Unit Capital Account of a Common Unit.

B)    With respect to any taxable period in which the Vesting Date occurs (and if necessary subsequent tax periods), to the extent the Per Unit Capital Account of the Deemed Warrant Unit for which a Vesting Date occurs is not equivalent to the Per Unit Capital Amount of a Common Unit after application of Section 6.1(d)(xv)(A), items of Partnership gross income, gain, deduction or loss for the taxable period shall be allocated 100% to each holder of Deemed Warrant Units for which a Vesting Date occurs in the proportion that the respective number of Deemed Warrant Units for which a Vesting Date occurs held by such holder bears to the total number of Deemed Warrant Units for which a Vesting Date occurs, until each such holder has been allocated an amount of gross income, gain, deduction or loss with respect to such Deemed Warrant Units for which a Vesting Date has occurred that causes the Capital Account attributable to each Deemed Warrant Unit, on a per Unit basis, to equal the Per Unit Capital Amount for a Common Unit on the Vesting Date. The purpose for this allocation is to establish uniformity between the Capital Accounts

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underlying Deemed Warrant Units for which a Vesting Date occurs and the Capital Accounts underlying Common Units immediately prior to the Vesting Date.

C)    If a holder of Deemed Warrant Units or Common Units granted upon exercise of the Deemed Warrant Units has a remaining Capital Account remaining after the disposing of all such Deemed Warrant Units or Common Units pursuant to Section 5.5(c)(iii) or in the event a Deemed Warrant Unit is not exercised, such holder shall be allocated items of loss and deduction equal to such remaining balance.

15.    Section 6.2 is hereby amended to add a new Section 6.2(h) as follows:

(h)    If, as a result of an exercise of a Noncompensatory Option, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the General Partner shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).
16.    Article VI is hereby amended to add a new Section 6.14 as follows:

Section 6.14    Special Provisions Relating to the Class A Preferred Holders.
(a)    Except as otherwise provided herein, a Class A Preferred Holder shall not have all of the rights and obligations of a Unitholder holding Common Units hereunder.

(b)    Immediately upon the conversion of any Class A Preferred Unit into Common Units pursuant to Section 5.12(d), the Unitholder holding a Class A Preferred Unit that is converted shall possess all of the rights and obligations of a Unitholder holding Common Units hereunder, including the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that such converted Class A Preferred Units shall remain subject to the provisions of Section 6.14(c).

(c)    A Unitholder holding a Class A Preferred Unit that has converted into a Common Unit pursuant to Section 5.12(d) shall not be issued a Common Unit Certificate pursuant to Section 4.1 and shall not be permitted to transfer its converted Class A Preferred Units to a Person that is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that upon transfer, each such converted Class A Preferred Unit should have intrinsic economic and U.S. federal income tax characteristics to the transferee, in all material respects, that are the same as the intrinsic economic and U.S. federal income tax characteristics that a Common Unit (other than a converted Class A Preferred Unit) would have to such transferee upon transfer, provided that in all events such determination shall be made within 5 Business Days of the date of conversion or receipt by the Partnership of the notice of transfer, as applicable. The General Partner shall act in good faith and shall make the determinations set forth in this Section 6.14(c) as soon as practicable following a Conversion Date or as earlier provided herein.

(d)    Except as expressly set forth herein, all payments and distributions to holders of Class A Preferred Units shall be made ratably to them in accordance with the Class A Preferred Units held by them.

17.    Article VI is hereby amended to add a new Section 6.15 as follows:

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Section 6.15    Special Provisions Relating 2016 Warrants.
(a)    For purposes of maintaining Capital Accounts and for purposes of Sections 6.1 and 6.2, the 2016 Warrants shall be treated as exercised for Common Units that are not entitled to any distributions (each, a “Deemed Warrant Unit”).

(b)    A Unitholder holding a Common Unit that has resulted from the exercise of a 2016 Warrant shall not be issued a Common Unit Certificate pursuant to Section 4.1, if the Common Units are evidenced by Certificates, and shall not be permitted to transfer such Common Unit to a Person that is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that each such Common Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.15(b), the General Partner may take whatever steps are required to provide economic uniformity to such Common Units in preparation for a transfer of such Common Units, including the application of Section 5.5(c)(ii), Section 6.1(d)(xii) and Section 6.15(b); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units.

A.Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

B.Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

C.Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

D.Miscellaneous. Notwithstanding anything herein to the contrary, all measurements and references related to Unit prices, Unit numbers and distribution amounts (other than those expressed in percentages) herein, shall be, in each instance, appropriately adjusted for unit splits, combinations, distributions and the like.

E.Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.
F.
(Signature page follows)

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.
GENERAL PARTNER:

NGL ENERGY HOLDINGS LLC

By:___________________________
Name:
Title:

Fifth Amendment to Second Amended and Restated Agreement of Limited Partnership of NGL Energy Partners LP

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FORM OF NOTICE OF CONVERSION

CLASS A PREFERRED UNIT CONVERSION NOTICE
(TO BE EXECUTED BY THE [REGISTERED HOLDER] [PARTNERSHIP] IN ORDER
TO CONVERT
CLASS A PREFERRED UNITS)
[Date]
The undersigned hereby elects to convert the number of Class A Preferred Units (“Class A Preferred Units”) of NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), indicated below into common units (“Common Units”) of the Partnership, according to the conditions hereof, as of the date written below. If Common Units are to be issued in the name of a person other than the holder of such Class A Preferred Units, such holder will pay all transfer taxes payable with respect thereto and will deliver such certificates and opinions as may be required by the Partnership or its transfer agent. No fee will be charged to the holders for any conversion, except for any such transfer taxes.
Conversion calculations:

Date to Effect Conversion:

Number of Class A Preferred Units to be Converted:

Total Amount of Accrued, Accumulated and Unpaid Class A Preferred Unit Distributions:

Applicable Class A Conversion Ratio:

Number of Common Units to be Issued:

Name in which Certificate for Common Units to be Issued:

Address for Delivery:

[HOLDER] [NGL ENERGY PARTNERS LP]

By:    ________________________________
Authorized Officer:
Title:

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Exhibit E
[Form of General Partner Officer’s Certificate]

NGL Energy Holdings LLC
Officer’s Certificate

[Closing Date]

Pursuant to Section 6.02(c) of the Class A Convertible Preferred Unit and Warrant Purchase Agreement by and among NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), and each of the Purchasers party thereto, dated April 21, 2016 (the “Purchase Agreement”), the undersigned, being the Chief Executive Officer of NGL Energy Holdings LLC, a Delaware limited liability company, acting in its capacity as the general partner of Partnership, hereby certifies as follows:

1.The Partnership has performed and complied with the covenants and agreements contained in the Purchase Agreement that are required to be performed and complied with by the Partnership on or prior to the [Initial Closing Date] [Second Closing Date].

2.The representations and warranties of the Partnership contained in the Purchase Agreement that are qualified by materiality or Partnership Material Adverse Effect were true and correct when made and are true and correct on the date hereof (as though made at and as of the date hereof), and all other representations and warranties were true and correct in all material respects when made and are true and correct in all material respects as of the date hereof (as though made at and as of the date hereof), other than those representations and warranties of the Partnership contained in the Purchase Agreement that expressly relate to a different date, in which case, they are correct in all material respects as of such date.

3.Andrews Kurth LLP is entitled to rely on this certificate in connection with the legal opinions that they are rendering on the date hereof.

Capitalized terms used but not defined in this Officer’s Certificate shall have the respective meanings ascribed to them in the Purchase Agreement.

(Signature page follows)

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The undersigned has executed this Officer’s Certificate as of the date first written above, in his capacity as Chief Executive Officer of NGL Energy Holdings LLC, a Delaware limited liability company, acting in its capacity as the general partner of the Partnership.

__________________________________
H. Michael Krimbill
Chief Executive Officer
NGL Energy Holdings LLC

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Exhibit F
Form of Andrews Kurth LLP Legal Opinion

[________] [__], 2016
To each of the Purchasers named
in the Class A Preferred Unit Purchase Agreement referenced herein

Re:	Class A Preferred Units issued by NGL Energy Partners LP.
Ladies and Gentlemen:
We have acted as special counsel to NGL Energy Partners LP, a Delaware limited partnership (the “Issuer”), in connection with the Class A Convertible Preferred Unit Purchase Agreement dated April 21, 2016 (the “Purchase Agreement”), by and among the Issuer and each of the Purchasers listed in Schedule A attached thereto (each, a “Purchaser” and collectively, the “Purchasers”), relating to the sale by the Issuer to the Purchasers of (i) an aggregate of [________] Class A Convertible Preferred Units representing limited partner interests in the Issuer (the “Preferred Units”) and (ii) a warrant (the “Warrant”) to purchase an aggregate of [________] Common Units representing limited partner interests in the Issuer (“Common Units”). The Preferred Units and the Warrant are referred to herein collectively as the “Securities.”
The Preferred Units are being issued pursuant to the Partnership Agreement (as defined below) and pursuant to the terms set forth in the Partnership Agreement will be convertible into Common Units. Pursuant to the Purchase Agreement, (i) the General Partner, the Issuer and the Purchaser have entered into the Board Observation Rights Agreement (as defined below), pertaining to certain rights to have a representative of the Purchaser attend meetings of the board of directors of the General Partner and (ii) the Issuer and the Purchasers have entered into a Registration Rights Agreement dated as of [First Closing Date] (the “Registration Rights Agreement”), pursuant to which the Issuer has agreed to file, under certain conditions, with the Securities and Exchange Commission (the “SEC”), a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to offers and sales of the Common Units issuable upon conversion of the Preferred Units or upon exercise of the Warrant.
We are furnishing this opinion letter to you pursuant to Section 6.02(d) of the Purchase Agreement.
In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:
(a)the Purchase Agreement;

(b)the Warrant[s] dated as of [________] [__], 2016 issued by the Issuer to the Purchaser[s];

(c)the Registration Rights Agreement;

(d)the Voting Agreement dated as of [________] [__], 2016 (the “Voting Agreement”) by and among Highstar Capital GP IV, L.P., a Delaware limited partnership, the Purchasers and certain members of the General Partner (as defined below);

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(e)a specimen certificate representing Preferred Units; a specimen certificate representing Preferred Units;

(f)the Amended Certificate of Formation of NGL Energy Holdings LLC, a Delaware limited liability company and the general partner of the Issuer (the “General Partner”), certified by the Secretary of State of the State of Delaware as of [________] [__], 2016, and certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (j) below, the date of the Purchase Agreement and the date hereof (the “General Partner Certificate of Formation”);

(g)the Third Amended and Restated Limited Liability Company Agreement of the General Partner, as amended by Amendment No. 1 to the Third Amended and Restated Limited Liability Company Agreement and Amendment No. 2 to the Third Amended and Restated Limited Liability Company Agreement, certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (j) below, the date of the Purchase Agreement and the date hereof (such Third Amended and Restated Limited Liability Company Agreement of the General Partner, as so amended pursuant to Amendment No. 1 and Amendment No. 2 thereto described above, being referred to herein as the “General Partner LLC Agreement”);

(h)the Amended Certificate of Limited Partnership of the Issuer, certified by the Secretary of State of the State of Delaware as of [________] [__], 2016, and certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (j) below, the date of the Purchase Agreement and the date hereof (the “Certificate of Limited Partnership”);

(i)(1) the Second Amended and Restated Agreement of Limited Partnership of the Issuer, as amended by (i) the First Amendment to the Second Amended and Restated Agreement of Limited Partnership, (ii) the Second Amendment to the Second Amended and Restated Agreement of Limited Partnership, (iii) the Third Amendment to the Second Amended and Restated Agreement of Limited Partnership and (iv) the Fourth Amendment to the Second Amended and Restated Agreement of Limited Partnership, certified by the Secretary of the General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (j) below, the date of the Purchase Agreement and the date hereof (such Second Amended and Restated Agreement of Limited Partnership, as so amended pursuant to the First, Second, Third and Fourth Amendments thereto described above, being referred to herein as the “Pre-Closing Partnership Agreement”);and (2) the Fifth Amendment, dated as of [First Closing Date], to the Second Amended and Restated Agreement of Limited Partnership, certified by the Secretary of the General Partner as in effect on the date hereof (such Fifth Amendment being referred to herein as the “Preferred Units Partnership Agreement Amendment”);

(j)resolutions of the Board of Directors of the General Partner dated [________] [__], 2016, certified by the Secretary of the General Partner;

(k)the Board Observation Rights Agreement, dated [as of] [First Closing Date] (the “Board Observation Rights Agreement”), by and among the Issuer, the General Partner and the Purchaser];

(l)a certificate from the Secretary of State of the State of Delaware dated [________] [__], 2016, as to the good standing and legal existence under the laws of the State of Delaware of the General Partner;

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(m)a certificate from the Secretary of State of the State of Delaware dated [________] [__], 2016, as to the good standing and legal existence under the laws of the State of Delaware of the Issuer;

(n)a certificate dated the date hereof (the “Opinion Support Certificate”), executed by the Chief Executive Officer and by the Chief Financial Officer of the General Partner, a copy of which is attached hereto as Exhibit A;

(o)a letter dated [________] [__], 2016 (the “UBS Placement Agent Letter”) from UBS Securities LLC (“UBS”) to the Issuer, counsel to the Purchasers, and us, regarding actions taken by UBS, as placement agent, in connection with its services as placement agent with respect to the Securities, a copy of which is attached hereto as Exhibit B;

(p)a letter dated [________] [__], 2016 (the “RBC Placement Agent Letter”) from RBC Capital Markets LLC (“RBC”) to the Issuer, counsel to the Purchasers, and us, regarding actions taken by RBC, as placement agent, in connection with its services as placement agent with respect to the Securities, a copy of which is attached hereto as Exhibit C;

(q)a letter dated [________] [__], 2016 (the “DB Placement Agent Letter” and together with the UBS Placement Agent Letter and the RBC Placement Agent Letter, the “Placement Agent Letters”) from Deutsche Bank Securities (“DB” and together with UBS and RBC, the “Placement Agents”) to the Issuer, counsel to the Purchasers, and us, regarding actions taken by DB, as placement agent, in connection with its services as placement agent with respect to the Securities, a copy of which is attached hereto as Exhibit D; and

(r)each of the Applicable Agreements (as defined below).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the General Partner and the Issuer and such agreements, certificates of public officials, certificates of officers or other representatives of the General Partner and the Issuer and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the General Partner and the Issuer (including, without limitation, the facts certified in the Opinion Support Certificate), (ii) representations made by the Issuer and representations made by the Purchasers in the Purchase Agreement, (iii) written statements of the Placement Agents in the Placement Agent Letters and (iv) statements and certifications of public officials and others.
As used herein the following terms have the respective meanings set forth below:
“Applicable Agreements” means those agreements and other instruments identified on Schedule 1 to the Opinion Support Certificate, which have been certified by officers of the General Partner as being every indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise.

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“Applicable Orders” means those orders or decrees of governmental authorities identified on Schedule 2 to the Opinion Support Certificate, which have been certified by officers of the General Partner as being every order or decree of any governmental authority by which the Issuer or any of its subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise. However, officers of the General Partner have certified in the Opinion Support Certificate that there are no Applicable Orders.
“Organizational Documents” means, collectively, the following instruments, each in the form reviewed by us, as indicated above: (i) the General Partner Certificate of Formation; (ii) the General Partner LLC Agreement; (iii) the Certificate of Limited Partnership; and (iv) the Partnership Agreement.
“Partnership Agreement” means the Pre-Closing Partnership Agreement, as amended pursuant to the Preferred Units Partnership Agreement Amendment.
“Person” means a natural person or a legal entity organized under the laws of any jurisdiction.
“Transaction Documents” means collectively, the Purchase Agreement, the Warrant, the Preferred Units Partnership Agreement Amendment, the Board Observation Rights Agreement, the Registration Rights Agreement and the Voting Agreement.
Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
1.The General Partner is validly existing as a limited liability company and in good standing under the laws of the State of Delaware. The Issuer is validly existing as a limited partnership and in good standing under the laws of the State of Delaware.

2.The General Partner has the limited liability company power and authority to (i) act as the general partner of the Issuer, (ii) execute and deliver, on behalf of the Issuer, each of the Purchase Agreement, the Warrant, the Registration Rights Agreement and the Board Observation Rights Agreement, (iii) execute and deliver, and incur and perform all of its obligations under, the Board Observation Rights Agreement and (iv) execute and deliver the Preferred Units Partnership Agreement Amendment. The Issuer has the limited partnership power and authority under the Organizational Documents and the laws of the State of Delaware to (i) execute and deliver, and incur and perform all of its obligations under, the Purchase Agreement, the Warrant, the Registration Rights Agreement and the Board Observation Rights Agreement and (ii) carry on its business and own its properties as described in the Issuer’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015, filed with the SEC on June 1, 2015.

3.Each of the Purchase Agreement, the Warrant, the Registration Rights Agreement and the Board Observation Rights Agreement has been duly authorized, executed and delivered by the General Partner on behalf of the Issuer. Each of the Preferred Units Partnership Agreement Amendment and the Board Observation Rights Agreement has been duly authorized, executed and delivered by the General Partner.

4.The issuance and sale of the Securities pursuant to the Purchase Agreement, the issuance of Common Units upon conversion of the Preferred Units in accordance with the Partnership Agreement, and the issuance of Common Units upon exercise of the Warrant at the initial exercise price provided in the

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Warrant have been duly authorized pursuant to the Partnership Agreement, by all necessary limited liability company action of the General Partner.

5.The holders of outstanding Common Units are not entitled to any preemptive rights to subscribe for the Securities or the Common Units issuable upon conversion of the Preferred Units in accordance with the Partnership Agreement or the Common Units issuable upon the exercise of the Warrant, in each case, under the Certificate of Limited Partnership, the Partnership Agreement, the Delaware Revised Uniform Limited Partnership Act or any Applicable Agreement.

6.When delivered to and paid for by the Purchasers in accordance with the terms of the Purchase Agreement, (i) the Preferred Units will be validly issued and (ii) purchasers of such Preferred Units will have no obligation, solely by reason of their ownership of such Preferred Units, to make any contributions to the Issuer or any further payments for their purchase of such Preferred Units, and such purchasers will have no personal liability, solely by reason of their ownership of such Preferred Units, to creditors of the Issuer for any of its debts, liabilities or other obligations. Upon issuance of Common Units issuable upon conversion of any Preferred Units in accordance with the terms of the Preferred Units set forth in the Partnership Agreement (i) such Common Units will be validly issued and (ii) owners of such Common Units will have no obligation, solely by reason of their ownership of such Common Units, to make any contributions to the Issuer or any further payments in respect of such Common Units, and such owners will have no personal liability, solely by reason of their ownership of such Common Units, to creditors of the Issuer for any of its debts, liabilities or other obligations. Upon issuance of Common Units issuable upon exercise of the Warrant in accordance with the terms thereof (i) such Common Units will be validly issued and (ii) owners of such Common Units will have no obligation, solely by reason of their ownership of such Common Units, to make any contributions to the Issuer or any further payments in respect of such Common Units, and such owners will have no personal liability, solely by reason of their ownership of such Common Units, to creditors of the Issuer for any of its debts, liabilities or other obligations.

7.The Purchase Agreement constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, under applicable laws of the State of New York.

8.The Warrant constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, under applicable laws of the State of New York.

9.The Registration Rights Agreement constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, under applicable laws of the State of New York.

10.None of (i) the execution and delivery of the Purchase Agreement, the Warrant, the Registration Rights Agreement and the Board Observation Rights Agreement by the General Partner on behalf of the Issuer, (ii) the execution and delivery of the Preferred Units Partnership Agreement Amendment and the Board Observation Rights Agreement by the General Partner, (iii) the execution and delivery of the Voting Agreement by the parties thereto and (iv) the consummation by the Issuer of the issuance and sale of the Securities pursuant to the Purchase Agreement, (A) constituted, constitutes or will constitute a violation of the Organizational Documents, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Issuer, in each case,

5

pursuant to any Applicable Agreement, (D) resulted, results or will result in any violation of (1) applicable laws of the State of New York, (2) applicable laws of the United States of America, (3) the Delaware Limited Liability Company Act or (4) the Delaware Revised Uniform Limited Partnership Act, or (E) resulted, results or will result in the contravention of any Applicable Order.

11.No Governmental Approval or Filing, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for, the execution and delivery of the Purchase Agreement, the Warrant, the Registration Rights Agreement and the Board Observation Rights Agreement by the General Partner on behalf of the Issuer, the execution and delivery of the Preferred Units Partnership Agreement Amendment and the Board Observation Rights Agreement by the General Partner or the consummation of the issuance and sale of the Securities pursuant to the Purchase Agreement. As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America, (iii) the Delaware Limited Liability Company Act or (iv) the Delaware Revised Uniform Limited Partnership Act.

12.The offer, issue, sale and delivery of the Securities to the Purchasers, pursuant to and in the manner contemplated by the Purchase Agreement, the issuance of Common Units to holders of the Preferred Units upon conversion thereof, in accordance with the terms of such Preferred Units as set forth in the Partnership Agreement, and the issuance of Common Units to holder of the Warrant upon exercise thereof, in accordance with the terms thereof, do not require registration under the Securities Act; provided, however, that we express no opinion as to any subsequent resale or other transfer of any Security or any Common Unit issued upon conversion of a Preferred Unit or exercise of a Warrant.

13.The Issuer is not and, immediately after giving effect to the issuance and sale of the Securities occurring today and the application of proceeds therefrom as described in the Purchase Agreement, will not be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.

We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America, (iii) certain other specified laws of the United States of America to the extent referred to specifically herein, (iv) the Delaware Limited Liability Company Act and (v) the Delaware Revised Uniform Limited Partnership Act. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided, however, that such references (including, without limitation, those appearing in paragraphs 10 and 11 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust laws, rules or regulations.
Our opinions expressed herein are subject to the following additional assumptions and qualifications:
(i)The opinions set forth in paragraph 1 above as to the valid existence and good standing of the entities mentioned in such paragraph are based solely upon our review of certificates and other communications from the appropriate public officials.

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(ii)In rendering the opinions set forth in paragraph 10 above regarding Applicable Agreements, we do not express any opinion, however, as to whether the execution or delivery of any of the Transaction Documents by any party, or the incurrence or performance by any party of its obligations thereunder, will constitute a violation of, or a default under or as a result of, any covenant, restriction or provision with respect to any financial ratio or test or any aspect of the financial condition or results of operations of the Issuer or the General Partner.

(iii)Our opinion in paragraphs 7, 8 and 9above may be:

(1)limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally; and

(2)subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.

(iv)Each of our opinions expressed in paragraphs 7, 8 and 9above insofar as it pertains to the choice of law provision of the instrument referred to in such paragraph, is rendered solely in reliance upon New York General Obligations Law Section 5-1401, and is expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provision will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to such provision if such legality, validity, binding effect or enforceability is determined by any other court, and we call your attention to the decision of the United States District Court for the Southern District of New York in Lehman Brothers Commercial Corp. v. Minmetals Int’l Non-Ferrous Metals Trading Co., 179 F. Supp. 2d 119 (S.D.N.Y. 2000), which, among other things, contains dicta relating to possible constitutional limitations upon said Section 5-1401. We express no opinion as to any such constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

(v)We express no opinion as to the validity, effect or enforceability of any provisions:

(1)purporting to establish particular notice periods or actions as “reasonable,” to modify rules of construction, to establish evidentiary standards or limitations periods for suits or proceedings to enforce such documents or otherwise, to establish certain determinations (including determinations of contracting parties and judgments of courts) as conclusive or conclusive absent manifest error, to commit the same to the discretion of any Person or permit any Person to act in its sole judgment or to waive rights to notice;

(2)providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof;

(3)relating to severability or separability;

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(4)purporting to limit the liability of, or to exculpate, any Person, including, without limitation, any provision that purports to waive liability for violation of securities laws;

(5)purporting to waive damages;

(6)that constitute an agreement to agree in the future on any matter;

(7)that relate to indemnification, contribution or reimbursement obligations to the extent any such provisions (i) would purport to require any Person to provide indemnification, contribution or reimbursement in respect of the negligence, recklessness, willful misconduct or unlawful behavior of any Person, (ii) violate any law, rule or regulation (including any federal or state securities law, rule or regulation) or (iii) are determined to be contrary to public policy;

(8)purporting to establish any obligation of any party as absolute or unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any event or other state of facts;

(9)purporting to obligate any party to conform to a standard that may not be objectively determinable or employing items that are vague or have no commonly accepted meaning in the context in which used;

(10)purporting to require the payment of liquidated damages for failure timely to comply with obligations under the Registration Rights Agreement;

(11)purporting to require that all amendments, waivers and terminations be in writing or the disregard of any course of dealing or usage of trade;

(12)purporting to provide for the submission to the jurisdiction of any court that lacks jurisdiction or relating to waiver of inconvenient forum; or

(13)purporting to require disregard of mandatory choice of law principles that could require application of a law other than the law expressly chosen to govern the instrument in which such provisions appear.

(vi)We express no opinion as to (1) Sections 3.06 or 3.13 of the Registration Rights Agreement, (2) Sections 15 or 26 of the Warrant or (3) the last sentence of Section 8.01, paragraph (a) of Section 8.03 or Section 8.12 of the Purchase Agreement.

(vii)In making our examination of executed documents, we have assumed (except to the extent that we expressly opine above) (1) the valid existence and good standing of each of the parties thereto, (2) that such parties had the power and authority, corporate, partnership, limited liability company or other, to enter into and to incur and perform all their obligations thereunder, (3) the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery by such parties of such documents and (4) to the extent such documents purport to constitute agreements, that each of such documents constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms. In this paragraph (vii), all references to parties to documents shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

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(viii)Except to the extent that we expressly opine above, we have assumed that the execution and delivery of the Transaction Documents, and the incurrence and performance of the obligations thereunder of the parties thereto, do not and will not contravene, breach, violate or constitute a default under (with the giving of notice, the passage of time or otherwise) (1) the certificate or articles of incorporation, certificate of formation, charter, bylaws, limited liability company agreement, limited partnership agreement or similar organic document of any such party, (2) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, (3) any statute, law, rule, or regulation, (4) any judicial or administrative order or decree of any governmental authority, or (5) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, in each case, to which any party to the Transaction Documents or any of its subsidiaries or any of their respective properties may be subject, or by which any of them may be bound or affected. Further, we have assumed the compliance by each such party, other than the Issuer and the General Partner, with all laws, rules and regulations applicable to it, as well as the compliance by each of the Issuer and the General Partner, and each other person (if any) directly or indirectly acting on its behalf, with all laws, rules and regulations that may be applicable to it by virtue of the particular nature of the business conducted by it or any goods or services produced or rendered by it or property owned, operated or leased by it, or any other facts pertaining specifically to it. In this paragraph (viii), all references to parties to the Transaction Documents, other than the first such reference, shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

(ix)Except to the extent that we expressly opine above, we have assumed that no authorization, consent or other approval of, notice to or registration, recording or filing with any court, governmental authority or regulatory body (other than routine informational filings, filings under the Securities Act and filings under the Securities Exchange Act of 1934, as amended) is required to authorize, or is required in connection with the transactions contemplated by the Transaction Documents, the execution or delivery thereof by or on behalf of any party thereto or the incurrence or performance by any of the parties thereto of its obligations thereunder.

(x)We point out that the submissions to the jurisdiction of a federal court and the waivers of objection to venue contained in the Transaction Documents cannot supersede a federal court’s discretion in determining whether to transfer an action to another court.

(xi)In rendering the opinion expressed in paragraph 12 above, we have taken into consideration not only the number of Purchasers, but also statements to us regarding their financial standing and investment experience, their past investment practices, the nature of the written information provided to them concerning the Issuer and statements to us regarding their respective business and proposed business and the ability and intention of the several Purchasers to honor their respective investment representations, and to the extent that the foregoing matters of fact are not within our personal knowledge, we have assumed:

(1)the accuracy of the representations and warranties of the Purchasers set forth in the Purchase Agreement;

(2)the due performance by the Issuer and the Purchasers of their respective covenants and agreements set forth in the Purchase Agreement;

(3)the accuracy of the statements and representations made to the Issuer by the Placement Agents in connection with the issuance and sale of the Securities to you;

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(4)the accuracy of the statements and representations made to us by the Placement Agents in the Placement Agent Letters;

(5)that no form of general solicitation or general advertising was used by the Issuer or any other Person, in connection with the offer and sale of the Securities, including without limitation advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(6)that neither the Issuer, nor anyone acting on its behalf, including, without limitation, the Placement Agents, has offered or sold or will offer or sell any securities or has solicited or will solicit any offer to acquire securities, if the sale of the Securities would be integrated with such offer or sale as a single offering for purposes of the Securities Act;

(7)that the Issuer or any of the Placement Agents had a preexisting relationship with each prospective purchaser of the Securities prior to its solicitation of any offer in connection with the issuance and sale of the Securities, and prior to any public announcement of the proposed issuance and sale of the Securities; and

(8)that immediately prior to soliciting any offer in connection with the Securities from any prospective purchaser, immediately prior to the sale of the Securities to any of the Purchasers, and after making reasonable inquiry, the Issuer or any of the Placement Agents had reasonable grounds to believe, and did believe, that each such prospective purchaser had such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of its prospective investment in the Securities.

This opinion is being furnished only to you in connection with the sale of the Securities under the Purchase Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any Security (or any Common Unit issuable upon exercise of any Warrant) from you and any subsequent purchaser of any Security (or any Common Unit issuable upon exercise of any Warrant), without our express written permission. Notwithstanding the foregoing, a copy of this opinion may be furnished solely for informational purposes to an assignee of the Securities and to your counsel, accountants, auditors and any regulatory agency or body with jurisdiction over you; provided that none of such persons, agencies or bodies may rely on this opinion, and we disclaim any responsibility to all such persons in respect of this opinion. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.
Very truly yours,

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Exhibit A

NGL Energy Holdings LLC
Officers’ Certificate
[________] [__], 2016
Reference is made to the Class A Preferred Unit Purchase Agreement dated April 21, 2016 (the “Purchase Agreement”), by and among NGL Energy Partners LP, a Delaware limited partnership (the “Issuer”), and each of the Purchasers listed in Schedule A attached thereto (each, a “Purchaser” and collectively, the “Purchasers”), relating to the sale by the Issuer to the Purchasers of an aggregate [________] Class A Preferred Units representing limited partner interests in the Issuer. The undersigned, H. Michael Krimbill and William W. Karlovich III, hereby certify that they are (i) the Chief Executive Officer and (ii) the Chief Financial Officer, respectively, of NGL Energy Holdings LLC, a Delaware limited liability company and the general partner of the Issuer.
Such officers understand that pursuant to the Purchase Agreement, Andrews Kurth LLP (“AK”), special counsel to the Issuer, is delivering to each of the Purchasers an opinion letter dated as of the date hereof (the “Opinion Letter”). Such officers further understand that AK is relying on this certificate and the statements made herein in rendering certain opinions expressed in the Opinion Letter. With regard to the foregoing, the undersigned certify that they have made due inquiry of all persons necessary or appropriate to verify or confirm the statements contained herein and they further certify the following:
1.    Attached as Schedule 1 to this Officers’ Certificate is a true, accurate and complete list of every indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement (collectively, “Applicable Agreements”) that is both (i) material in relation to the business, operations, affairs, financial condition, assets or properties of the Issuer and its subsidiaries, considered as a single enterprise, and (ii) an instrument by which the Issuer or any of its subsidiaries is bound or by which the Issuer or any of its subsidiaries or any of their respective properties may be bound or affected.
2.    Attached as Schedule 2 to this Officers’ Certificate is a true, accurate and complete list of every order or decree (collectively, “Applicable Orders”) of any governmental authority by which the Issuer or any of its subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise.
3.    The Issuer and its subsidiaries are engaged in businesses other than that of investing, reinvesting, owning, holding or trading in Securities. Furthermore, the Issuer and its subsidiaries:
(a)    are not engaged primarily, nor does any of them hold itself out as being engaged primarily, nor does any of them propose to engage primarily, in the business of investing, reinvesting, or trading in Securities;
(b)    are not engaged, nor do any of them propose to engage, in the business of issuing Face-Amount Certificates of the Installment Type, nor has any of them been engaged in such business and has any such certificates outstanding;

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(c)    are not engaged, nor does any of them propose to engage, in the business of investing, reinvesting, owning, holding or trading in Securities (other than Securities of its respective subsidiaries); and
(d)    do not own, nor does any of them propose to acquire, Investment Securities having a value exceeding 40 percent of the value of its total assets (exclusive of Government Securities and cash items) on an unconsolidated basis.
As used in paragraph 3 of this certificate:
“Face-Amount Certificate of the Installment Type” means any certificate, investment contract or other Security which represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount;
“Government Security” means any Security issued or guaranteed as to principal or interest by the United States, or by an entity controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing;
“Investment Securities” means all Securities except (i) Government Securities and (ii) Securities issued by majority-owned subsidiaries of the owner, which subsidiaries: (A) are not themselves engaged in any activity described in clauses (a)-(c) of paragraph 3 of this certificate; and (B) do not own or propose to own Investment Securities having a value exceeding 40 percent of the value of each such subsidiary’s total assets (exclusive of Government Securities and cash items) on an unconsolidated basis; and
“Security” or “Securities” means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.
4.    No form of general solicitation or general advertising was used by the Issuer in connection with the offer and sale of its limited partner interests pursuant to the Purchase Agreement, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
(Signature page follows)

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IN WITNESS WHEREOF the undersigned have executed this Officers’ Certificate as of the date first written above.

_______________________________________
H. Michael Krimbill
Chief Executive Officer

________________________________________
William W. Karlovich III
Chief Financial Officer

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Schedule 1

Applicable Agreements

1.
Contribution, Purchase and Sale Agreement dated as of September 30, 2010 by and among Hicks Oils & Hicksgas, Incorporated, Hicksgas Gifford, Inc., Gifford Holdings, Inc., NGL Supply, Inc., NGL Holdings, Inc., the other stockholders of NGL Supply, Inc., Krim2010, LLC, Infrastructure Capital Management, LLC, Atkinson Investors, LLC, Silverthorne Energy Holdings LLC and Silverthorne Energy Partners LP.

2.	Contribution and Sale Agreement, dated August 12, 2011, by and among NGL Energy Partners LP and the Sellers named therein.

3.	Contribution Agreement dated August 31, 2011, by and among NGL Energy Partners LP, SemStream and the other parties thereto.

4.	Contribution and Sale Agreement, dated December 12, 2011, by and between NGL Energy Partners LP and Liberty Propane, L.L.C.

5.	Contribution and Sale Agreement, dated December 12, 2011, by and between NGL Energy Partners LP and Pacer-Enviro Propane, L.L.C.

6.	Contribution and Sale Agreement, dated December 12, 2011, by and between NGL Energy Partners LP and Pacer-Pittman Propane, L.L.C.

7.	Contribution and Sale Agreement, dated December 12, 2011, by and between NGL Energy Partners LP and Pacer-Portland Propane, L.L.C.

8.	Contribution and Sale Agreement, dated December 12, 2011, by and between NGL Energy Partners LP and Pacer Propane (Washington), L.L.C.

9.	Contribution and Sale Agreement, dated December 12, 2011, by and between NGL Energy Partners LP and Pacer-Salida Propane, L.L.C.

10.	Contribution and Sale Agreement, dated December 12, 2011, by and between NGL Energy Partners LP and Pacer-Utah Propane, L.L.C.

11.
Asset Purchase Agreement, dated as of January 16, 2012, by and among NGL Energy Partners LP and North American Propane, Inc., Energy USA Propane, Inc., EUSA-Allied Acquisition Corp. and EUSA Heating & Air Conditioning Services, Inc.

12.
Waiver and First Amendment to Asset Purchase Agreement dated as of January 31, 2012 by and among NGL Energy Partners LP and North American Propane, Inc., EnergyUSA Propane, Inc., EUSA-Allied Acquisition Corp. and EUSA Heating & Air Conditioning Services, Inc.

13.
Waiver and Second Amendment to Asset Purchase Agreement dated as of February 3, 2012 by and among NGL Energy Partners LP and North American Propane, Inc., Energy USA Propane, Inc., EUSA-Allied Acquisition Corp. and EUSA Heating & Air Conditioning Services, Inc.

14.	Agreement and Plan of Merger, dated as of May 18, 2012, by and among NGL Energy Partners LP, NGL Energy Holdings LLC, HSELP LLC, High Sierra Energy, LP and High Sierra Energy GP, LLC.

15.	Agreement and Plan of Merger, dated as of May 18, 2012, by and among NGL Energy Holdings LLC, HSEGP LLC and High Sierra Energy GP, LLC.

16.
Equity Purchase Agreement, dated as of October 23, 2012, by and among Black Hawk Gathering, L.L.C. Midstream Operations L.L.C., Pecos Gathering & Marketing, L.L.C., Striker Oilfield Services, LLC, Transwest Leasing, LLC, the owners of the Pecos Entities, NGL Energy Partners LP and Gerald L. Jensen.

17.	Sale Agreement, dated as of December 31, 2012, by and among Third Coast Towing, LLC, Jeff Kirby, Jane Helm, James Rudellat and High Sierra Transportation, LLC.

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18.
First Amended and Restated Registration Rights Agreement, dated October 3, 2011, by and among NGL Energy Partners LP, Hicks Oils & Hicksgas, Incorporated, NGL Holdings, Inc., Krim2010, LLC, Infrastructure Capital Management, LLC, Atkinson Investors, LLC, E. Osterman Propane, Inc. and the other holders party thereto.

19.	Amendment No. 1 and Joinder to First Amended and Restated Registration Rights Agreement dated as of November 1, 2011 by and between NGL Energy Holdings LLC and SemStream.

20.
Amendment No. 2 and Joinder to First Amended and Restated Registration Rights Agreement, dated January 3, 2012, by and among NGL Energy Holdings LLC, Liberty Propane, L.L.C., Pacer-Enviro Propane, L.L.C., Pacer-Pittman Propane, L.L.C., Pacer-Portland Propane, L.L.C., Pacer Propane (Washington), L.L.C., Pacer-Salida Propane, L.L.C. and Pacer-Utah Propane, L.L.C.

21.	Amendment No. 3 and Joinder to First Amended and Restated Registration Rights Agreement, dated May 1, 2012, by and between NGL Energy Holdings LLC and Downeast Energy Corp.

22.	Amendment No. 4 and Joinder to First Amended and Restated Registration Rights Agreement, dated June 19, 2012, by and between NGL Energy Holdings LLC and NGP M&R HS LP LLC.

23.	Amendment No. 5 and Joinder to First Amended and Restated Registration Rights Agreement, dated October 1, 2012, by and between NGL Energy Holdings LLC and Enstone, LLC.

24.
Amendment No. 6 and Joinder to First Amended and Restated Registration Rights Agreement, dated November 13, 2012, by and among NGL Energy Holdings LLC, Gerald L. Jensen, Thrift Opportunity Holdings, LP, Jenco Petroleum Corporation, Caritas Trust, Animosus Trust and Nitor Trust.

25.	Amendment No. 7 and Joinder to First Amended and Restated Registration Rights Agreement, dated as of August 1, 2013, by and among NGL Energy Partners LLC, Oilfield Magnum and NGL HoldCo LLC.

26.
Amendment No. 8 and Joinder to First Amended and Restated Registration Rights Agreement, dated as of February 17, 2015, by and among NGL Energy Holdings LLC, Oilfield Water Lines, LP and Terry G. Bailey.

27.
Call Agreement, dated as of November 1, 2012, by and among Gerald L. Jensen, Thrift Opportunity Holdings, LP, Jenco Petroleum Corporation, Caritas Trust, Animosus Trust, Nitor Trust and NGL Energy Partners LP.

28.	Call Agreement, dated as of December 31, 2012, by and among NGL Energy Partners LP, Jeff Kirby, Jane Helm and James Rudellat.

29.	Note Purchase Agreement, dated June 19, 2012, by and among NGL Energy Partners LP and the purchasers named therein.

30.	Amendment No. 1 to Note Purchase Agreement, dated as of January 15, 2013, among NGL Energy Partners LP, the guarantors party thereto and the noteholders named therein.

31.	Amendment No. 2 to Note Purchase Agreement, dated as of May 8, 2013, among NGL Energy Partners LP, the guarantors party thereto and the noteholders named therein.

32.	Amendment No. 3 to the Note Purchase Agreement, dated as of September 30, 2013, among NGL Energy Partners LP, the guarantors party thereto and the noteholders named therein.

33.
Amendment No. 4 to Note Purchase Agreement, dated as of November 5, 2013, among NGL Energy Partners LP, the Guarantors (solely with respect to Section 5(c) thereof), and the holders of notes signatory thereto.

34.
Amendment No. 5 to Note Purchase Agreement, dated as of December 23, 2013, among NGL Energy Partners LP, the Guarantors (solely with respect to Section 5(c) thereof) and the holders of notes signatory thereto.

35.
Amendment No. 6 to Note Purchase Agreement, dated as of June 30, 2014, among NGL Energy Partners LP, the Guarantors (solely with respect to Section 7(c) thereof) and the holders of notes signatory thereto.

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36.
Amendment No. 7 to the Note Purchase Agreement, dated as of December 19, 2014, among NGL Energy Partners LP, the Guarantors (solely with respect to Section 7(c) thereof) and the holders of notes signatory thereto.

37.
Amendment No. 8 to the Note Purchase Agreement, dated as of May 1, 2015, among NGL Energy Partners LP, the Guarantors (solely with respect to Section 7(c) thereof) and the holders of notes signatory thereto.

38.
Amendment No. 9 to the Note Purchase Agreement, dated as of December 23, 2015, among NGL Energy Partners LP, the Guarantors (solely with respect to Section 7(c) thereof) and the holders of notes signatory thereto.

39.
Amendment No. 10 to the Note Purchase Agreement, dated as of February 9, 2016, among NGL Energy Partners LP, the Guarantors (solely with respect to Section 5(c) thereof) and the holders of notes signatory thereto.

40.
Credit Agreement, dated as of June 19, 2012, by and among NGL Energy Partners LP, the NGL subsidiary borrowers named therein, the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent.

41.
Facility Increase Agreement, dated as of November 1, 2012, by and among NGL Energy Operating LLC, NGL Energy Partners LP, Deutsche Bank Trust Company Americas and the other financial institutions party thereto.

42.
Amendment No. 1 to Credit Agreement, dated as of January 15, 2013, by and among NGL Energy Operating LLC, NGL Energy Partners LP, the subsidiary borrowers party thereto, Deutsche Bank Trust Company Americas and the other financial institutions party thereto.

43.
Amendment No. 2 to Credit Agreement, dated as of May 8, 2013, by and among NGL Energy Operating LLC, NGL Energy Partners LP, the subsidiary borrowers party thereto, Deutsche Bank Trust Company Americas and the other financial institutions party thereto.

44.
Amendment No. 3 to Credit Agreement, dated as of September 30, 2013, by and among NGL Energy Operating LLC, NGL Energy Partners LP, the subsidiary borrowers party thereto, Deutsche Bank Trust Company Americas and the other financial institutions party thereto.

45.
Amendment No. 4 to Credit Agreement, dated as of November 5, 2013, by and among NGL Energy Operating LLC, NGL Energy Partners LP, the subsidiary borrowers party thereto, Deutsche Bank Trust Company Americas and the other financial institutions party thereto.

46.
Amendment No. 5 to Credit Agreement, dated as of December 23, 2013, by and among NGL Energy Operating LLC, NGL Energy Partners LP, the subsidiary borrowers party thereto, Deutsche Bank AG, New York Branch, Deutsche Bank Trust Company Americas and the other financial institutions party thereto.

47.
Amendment No. 6 to Credit Agreement, dated as of June 12, 2014, by and among NGL Energy Operating LLC, NGL Energy Partners LP, the subsidiary borrowers party thereto, Deutsche Bank AG, New York Branch, Deutsche Bank Trust Company Americas and the other financial institutions party thereto.

48.
Amendment No. 7 to Credit Agreement, dated as of June 27, 2014, by and among NGL Energy Operating LLC, NGL Energy Partners LP the subsidiary borrowers party thereto, Deutsche Bank AG, New York Branch, Deutsche Bank Trust Company Americas and the other financial institutions party thereto.

49.
Amendment No. 8 to Credit Agreement, dated as of December 19, 2014, by and among NGL Energy Operating LLC, NGL Energy Partners LP, the subsidiary borrowers party thereto, Deutsche Bank AG, New York Branch, Deutsche Bank Trust Company Americas and the other financial institutions party thereto.

50.	Amendment No. 9 to Credit Agreement, dated as of May 1, 2015, by and among NGL Energy Operating LLC, NGL Energy Partners LP the subsidiary borrowers party thereto, Deutsche Bank AG,

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New York Branch, Deutsche Bank Trust Company Americas and the other financial institutions party thereto.

51.
Amendment No. 10 to Credit Agreement, dated as of July 31, 2015, by and among NGL Energy Operating LLC, NGL Energy Partners LP, the subsidiary borrowers party thereto, Deutsche Bank AG, New York Branch, Deutsche Bank Trust Company Americas and the other financial institutions party thereto.

52.
Amendment No. 11 to Credit Agreement, dated as of December 23, 2015, by and among NGL Energy Operating LLC, NGL Energy Partners LP, the subsidiary borrowers party thereto, Deutsche Bank Trust Company Americas and the other financial institutions party thereto.

53.
Amendment No. 12 to Credit Agreement, dated as of February 9, 2016, by and among NGL Energy Operating LLC, NGL Energy Partners LP, the subsidiary borrowers party thereto, Deutsche Bank AG, New York Branch, Deutsche Bank Trust Company Americas and the other financial institutions party thereto.

54.	Letter Agreement by and among Silverthorne Energy Holdings LLC, Shawn W. Coady and Todd M. Coady dated October 14, 2010.

55.
LLC Interest Transfer Agreement, dated as of August 1, 2013, by and among Oilfield Water Lines, LP, as the Representative, OWL Pearsall SWD, LLC, OWL Pearsall Holdings, LLC, NGL Energy Partners, LP and High Sierra Water-Eagle Ford, LLC.

56.
LLC Interest Transfer Agreement, dated as of August 1, 2013, by and among Oilfield Water Lines, LP, as the Representative, OWL Karnes SWD, LLC, OWL Karnes Holdings, LLC, NGL Energy Partners, LP and High Sierra Water-Eagle Ford, LLC.

57.
LLC Interest Transfer Agreement, dated as of August 1, 2013, by and among Oilfield Water Lines, LP, OWL Cotulla SWD, LLC, Terry Bailey, as trustee of the PJB Irrevocable Trust, NGL Energy Partners, LP and High Sierra Water-Eagle Ford, LLC.

58.
LLC Interest Transfer Agreement, dated as of August 1, 2013, by and among Oilfield Water Lines, LP, OWL Nixon SWD, LLC, Terry Bailey, as trustee of the PJB Irrevocable Trust, NGL Energy Partners, LP and High Sierra Water-Eagle Ford, LLC.

59.
LLC Interest Transfer Agreement, dated as of August 1, 2013, by and among Oilfield Water Lines, LP, HR OWL, LLC, OWL Operating, LLC, Lotus Oilfield Services, L.L.C., OWL Lotus, LLC, NGL Energy Partners LP, High Sierra Water-Eagle Ford, LLC and High Sierra Transportation, LLC.

60.
Indenture dated as of October 16, 2013 among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

61.
First Supplemental Indenture, dated as of December 2, 2013, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

62.
Second Supplemental Indenture, dated as of April 22, 2014, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

63.
Third Supplemental Indenture, dated as of July 31, 2014, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

64.
Fourth Supplemental Indenture, dated as of December 1, 2014, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

65.
Fifth Supplemental Indenture, dated as of February 17, 2015, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

17

66.
Sixth Supplemental Indenture, dated as of August 21, 2015, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

67.
Registration Rights Agreement dated as of October 16, 2013 among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto, and the initial purchasers of the debt securities referred to therein.

68.	Equity Interest Purchase Agreement, dated November 5, 2013, by and among NGL Energy Partners LP, High Sierra Energy, LP, Gavilon, LLC and Gavilon Energy Intermediate.

69.	Facility Increase Agreement, dated as of December 30, 2013, among NGL Energy Operating LLC, each lender signatory thereto and Deutsche Bank Trust Company Americas.

70.	Purchase Agreement, dated June 24, 2014, by and among NGL Energy Partners LP, NGL Energy Finance Corp. and the several initial purchasers listed therein.

71.
Indenture dated as of July 9, 2014 among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

72.
First Supplemental Indenture, dated as of July 31, 2014, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

73.
Second Supplemental Indenture, dated as of December 1, 2014, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

74.
Third Supplemental Indenture, dated as of February 17, 2015, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

75.
Fourth Supplemental Indenture, dated as of August 21, 2015, among NGL Energy Partners LP, NGL Energy Finance Corp., the subsidiaries of NGL Energy Partners LP named therein as parties thereto and as guarantors, and U.S. Bank National Association, as trustee.

76.	Facility Increase Agreement, dated as of December 1, 2014, among NGL Energy Operating LLC, Mizuho Bank, Ltd. each issuing bank party thereto and Deutsche Bank Trust Company Americas.

77.
Facility Increase Agreement, dated October 7, 2015, by and among NGL Energy Operating LLC, each increasing lender listed thereto, Deutsche Bank Trust Company Americas, as administrative agent, and the other financial institutions party thereto.

78.	Purchase Agreement, dated January 7, 2016, by and among the NGL Energy Partners LP, TransMontaigne Services LLC, Gulf TLP Holdings, LLC and Arclight Energy Partners VI, L.P.

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Schedule 2
Applicable Orders
None.

19

Exhibit B

Placement Agent Letter
(See Attached)

20

Exhibit C
Placement Agent Letter
(See Attached)

21

Exhibit D
Placement Agent Letter
(See Attached)

22

Exhibit G
[Form of Purchaser’s Officer’s Certificate]
Officer’s Certificate

[Closing Date]

Pursuant to Section 6.03(e) of the Class A Convertible Preferred Unit and Warrant Purchase Agreement by and among NGL Energy Partners LP, a Delaware limited partnership, and each of the Purchasers party thereto, dated April 21, 2016 (the “Purchase Agreement”), the undersigned, being the President, Chief Executive Officer or other authorized officer of the Purchaser set forth on the signature page hereto, hereby certifies in his or her capacity as such, and not in his or her individual capacity, solely with respect to such Purchaser as follows:

1.The Purchaser has performed and complied with the covenants and agreements contained in the Purchase Agreement that are required to be performed and complied with by the Purchaser on or prior to the [Initial Closing Date] [Second Closing Date].

2.The representations and warranties of the Purchaser contained in the Purchase Agreement that are qualified by materiality or Purchaser Material Adverse Effect were true and correct when made and are true and correct as of the date hereof, (as though made at and as of the date hereof), and all other representations and warranties were true and correct in all material respects when made and are true and correct in all material respects as of the date hereof (as though made at and as of the date hereof), other than those representations and warranties of the Purchaser contained in the Purchase Agreement that expressly relate to a different date, in which case, they are correct in all material respects as of such date.

Capitalized terms used but not defined in this Officer’s Certificate shall have the respective meanings ascribed to them in the Purchase Agreement.

(Signature page follows)

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The undersigned has executed this Officer’s Certificate as of the date first written above.

_____________________________________
[Name of Officer]
[Title]

2

Exhibit H
Form of General Partner Waiver
[Date]

NGL Energy Holdings LLC (the “General Partner”), a Delaware limited liability company and the general partner of NGL Energy Partners LP (the “Partnership”), in its own capacity and in its capacity as the general partner of the Partnership, hereby waives any preemptive rights it may hold pursuant to Section 5.8 of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 10, 2011, as amended, with respect to the Partnership’s privately negotiated Class A Convertible Preferred Unit and Warrant Purchase Agreement, dated as of April 21, 2016, by and among the Partnership and each of the Purchasers set forth in Schedule A thereto, to issue and sell an aggregate of [•] Class A Convertible Preferred Units representing limited partner interests of the Partnership ( and any Preferred Conversion Units issuable upon conversion of any Class A Convertible Preferred Units) and Warrants to purchase Common Units representing limited partner interests of the Partnership for a cash purchase price of $[•] (and Warrant Exercise Units upon any exercise of Warrants).

IN WITNESS WHEREOF, the undersigned executes this General Partner Waiver, effective as of the date first above written.

NGL Energy Holdings LLC

By:__________________________
Name:    H. Michael Krimbill
Title:     Chief Executive Officer

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Exhibit I
Form of Warrant

NGL ENERGY PARTNERS LP
WARRANT TO PURCHASE COMMON UNITS
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OR OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, SUCH WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS MAY ONLY BE TRANSFERRED IF THE TRANSFER AGENT FOR SUCH WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS HAS RECEIVED DOCUMENTATION SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.
Original Issue Date: [•]                        Warrant Certificate No.: [•]
FOR VALUE RECEIVED, NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), hereby certifies that                , a                , or its registered assigns (the “Holder”) is entitled to purchase from the Partnership            Common Units The number of Common Units will be 3.5% of the Common Units issued and outstanding immediately prior to the close of this transaction. at a purchase price per unit of $0.01 (the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1 hereof.
This Warrant is one of a series of like tenor issued by the Partnership pursuant to the terms of the Class A Convertible Preferred Unit and Warrant Purchase Agreement, dated as of April 21, 2016 (the “Purchase Agreement”), between the Partnership and the Purchasers named on Schedule A thereto.
1.Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Units in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price.

“Board” means the board of directors of the NGL Energy Holdings LLC, the general partner of the Partnership.

“Board Observation Rights Agreement” means that certain Board Representation and Observation Rights Agreement, dated [•], 2016, by and among the General Partner, the Partnership, Highstar Capital IV, L.P. and the purchasers party thereto.

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“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the cities of New York, New York or Tulsa, Oklahoma are authorized or obligated by law or executive order to close.

“Buy-in” has the meaning set forth in Section 3(h).

“Buy-in Price” has the meaning set forth in Section 3(h).

“Change of Control” means the occurrence of any of the following events: (i) the current owners of the General Partner have ceased to directly or indirectly own at least 50% of the voting stock and the membership interests of the General Partner (other than in connection with a Qualified IPO of the General Partner); (ii) the Partnership’s Common Units are no longer publicly traded on the New York Stock Exchange or another national securities exchange; (iii) the sale, lease, transfer, conveyance or other disposition (including by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Partnership and its subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) of the Exchange Act); (iv) the General Partner withdraws or is removed by the limited partners of the Partnership in accordance with the terms of the Partnership Agreement; (v) the dissolution or liquidation of the Partnership or the General Partner (other than in connection with a bankruptcy proceeding or statutory winding up); (vi) any other transaction pursuant to which the General Partner or any of its affiliates exercises its rights to purchase all of the common units of the Partnership pursuant to Section 15.1 of the Partnership Agreement; and (vii) any transaction that would constitute a “Change of Control” under the Indentures (whether or not still in effect).

“Common Units” means common units representing limited partner interests in the Partnership, the terms of which are set forth in the Partnership Agreement.

“Common Units Deemed Outstanding” means, at any given time, the sum of (a) the number of Common Units actually outstanding at such time, plus (b) the number of Common Units issuable upon conversion, exercise or exchange of Convertible Securities actually outstanding at such time, including, for the avoidance of doubt, Warrants in the series issued by the Partnership pursuant to the Purchase Agreement, in each case, regardless of whether the Convertible Securities are actually convertible, exercisable or exchangeable at such time; provided, that Common Units Deemed Outstanding at any given time shall not include units owned or held by or for the account of the Partnership.

“Convertible Securities” means any warrants or other rights exercisable to subscribe for or to purchase Common Units, or any security convertible into or exchangeable for Common Units, whether or not the right to exercise, convert or exchange any such Convertible Securities is immediately exercisable, including, for the avoidance of doubt, Warrants in the series issued by the Partnership pursuant to the Purchase Agreement.

“Delaware LP Act” means the means the Delaware Revised Uniform Limited Partnership Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Central Time, on a Business Day, including, without limitation, the receipt by the Partnership of the Exercise Agreement, the Warrant and the Aggregate Exercise Price.

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“Exercise Agreement” has the meaning set forth in Section 3(a)(i).

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” has the meaning set forth in the preamble.

“Fair Market Value” means, as of any particular date: (a) the VWAP Price of the Common Units for such day on all domestic securities exchanges on which the Common Units may at the time be listed; (b) if there have been no sales of the Common Units on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Units on all such exchanges at the end of such day; (c) if on any such day the Common Units are not listed on a domestic securities exchange, the closing sales price of the Common Units as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Units on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for Common Units quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of the day; in each case, averaged over the fifteen consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Units are listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Units are not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Units shall be the fair market value per unit as determined in good faith by the Board.

“First Vesting Date” means the earlier of (i) the first anniversary of the Original Issue Date and (ii) a Change of Control.

“General Partner” means NGL Energy Holdings LLC, the general partner of the Partnership.

“GP LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the General Partner dated as of February 25, 2013, as amended.

“Holder” has the meaning set forth in the preamble.

“Indentures” means (i) the Indenture, dated as of October 16, 2013, by and among the Partnership, NGL Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee, and (ii) the Indenture, dated as of July 9, 2014, by and among the Partnership, NGL Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee, in each case of (i) and (ii) as amended or supplemented on or prior to the date hereof, but without giving effect to any amendment or supplement to the same entered into after the date hereof and regardless of whether such Indenture remains in effect.
“NYSE” means New York Stock Exchange.

“Opt-Out Notice” has the meaning set forth in Section 6(c).

“Original Issue Date” means [•], 2016, the date on which the Warrant was issued by the Partnership pursuant to the Purchase Agreement.

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“OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

“Partnership” has the meaning set forth in the preamble.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.

“Preferred Units” means the Class A Convertible Preferred Units representing limited partner interests in the Partnership, the terms of which are to be set forth in the Partnership Agreement.

“Purchase Agreement” has the meaning set forth in the preamble.

“Qualified IPO” has the meaning as set forth in the Partnership Agreement.

“Second Vesting Date” means the earlier of (i) the second anniversary of the Original Issue Date and (ii) a Change of Control.

“Third Vesting Date” means the earlier of (i) the third anniversary of the Original Issue Date and (ii) a Change of Control.
“VWAP Price” as of a particular date means the volume-weighted average trading price, as adjusted for splits, combinations and other similar transactions, of a Common Unit.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Units” means the Common Units purchasable upon exercise of this Warrant in accordance with the terms of this Warrant (without taking into account any limitations or restrictions on the exercisability of this Warrant, other than with respect to Section 2 or Section 3 of this Warrant).

“Warrant Unit Adjustment” has the meaning set forth in Section 4(e).

2.Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time during the period beginning on the First Vesting Date and ending at 5:00 p.m., Central Time, on the eighth anniversary of the Original Issue Date or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for the Warrant Units purchasable hereunder (subject to adjustment as provided herein) as provided in Section 3. Holders may not exercise this Warrant except during the Exercise Period.

3.Exercise of Warrant.

4

(a)Vesting and Exercise Procedure. Subject to Section 2, the Holder may purchase no more than one-third of the Warrant Units purchasable upon exercise of this Warrant from the First Vesting Date until the Second Vesting Date; the Holder may purchase no more than two-thirds of the Warrant Units purchasable upon exercise of this Warrant from the date after the First Vesting Date until the Third Vesting Date; the Holder may purchase all or any part of the Warrant Units purchasable upon exercise of this Warrant beginning on the earlier of: (i) the date following the Third Vesting Date, (ii) the redemption (or requirement of the Partnership to redeem) in full of all the issued and outstanding Preferred Units, (iii) the occurrence of a Change of Control and (iv) the voluntary or involuntary dissolution, liquidation or winding-up of the Partnership. The Holder may exercise this Warrant only upon:

(i)surrender of this Warrant to the Partnership at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with an Exercise Agreement in the form attached hereto as Exhibit A (each, an “Exercise Agreement”), duly completed (including specifying the number of Warrant Units to be purchased) and executed; and

(ii)payment to the Partnership of the Aggregate Exercise Price in accordance with Section 3(b).

(b)Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Agreement, only by the following methods:

(i)by delivery to the Partnership of a certified or official bank check payable to the order of the Partnership or by wire transfer of immediately available funds to an account designated in writing by the Partnership, in the amount of such Aggregate Exercise Price;

(ii)by instructing the Partnership to withhold a number of Warrant Units then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price; or

(iii)any combination of the foregoing.

In the event of any withholding of Warrant Units pursuant to clause (ii) or (iii) above where the number of units whose value is equal to the Aggregate Exercise Price is not a whole number, the number of units withheld by or surrendered to the Partnership shall be rounded up to the nearest whole unit and the Partnership shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a unit being so withheld by or surrendered to the Partnership in an amount equal to the product of (x) such incremental fraction of a unit being so withheld or surrendered multiplied by (y) in the case of Common Units, the Fair Market Value per Warrant Unit as of the Exercise Date, and, in all other cases, the value thereof as of the Exercise Date determined in accordance with clause (iii)(y) above.
(c)Delivery of Certificates. Upon receipt by the Partnership of the Exercise Agreement, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Partnership shall, as promptly as practicable, and in any event within three Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Units issuable upon such exercise, together with cash in lieu of any fraction of a unit, as provided in Section 3(d) hereof. Certificates shall be transmitted by the Partnership’s transfer agent by crediting the account of the Holder’s prime broker with The Depository Trust Company

5

through its Deposit / Withdrawal At Custodian system if the Partnership is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Exercise Agreement. The certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 6 below, such other Person’s name as shall be designated in the Exercise Agreement. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Units shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Units for all purposes, as of the Exercise Date.

(d)Fractional Units. The Partnership shall not be required to issue a fractional Warrant Unit upon exercise of any Warrant. As to any fraction of a Warrant Unit that the Holder would otherwise be entitled to purchase upon such exercise, the Partnership shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Unit on the Exercise Date.

(e)Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Partnership shall, at the time of delivery of the certificate or certificates representing the Warrant Units being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Units called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f)Valid Issuance of Warrant and Warrant Units; Payment of Taxes. With respect to the exercise of this warrant, the Partnership hereby represents, covenants and agrees:

(i)This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii)All Warrant Units issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Partnership shall take all such actions as may be necessary or appropriate in order that such Warrant Units are, validly issued, fully paid (to the extent required under applicable law and the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), issued without violation of any preemptive or similar rights of any unitholder of the Partnership and free and clear of all taxes, liens and charges.

(iii)The Partnership shall take all such actions as may be necessary to ensure that all such Warrant Units are issued without violation by the Partnership of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Units or other securities constituting Warrant Units may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Partnership upon each such issuance).

(iv)The Partnership shall use its reasonable best efforts to cause the Warrant Units, immediately upon such exercise, to be listed on any domestic securities exchange upon which Common Units or other securities constituting Warrant Units are listed at the time of such exercise.

(v)The Partnership shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Units upon

6

exercise of this Warrant; provided, that the Partnership shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Units to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Partnership the amount of any such tax, or has established to the satisfaction of the Partnership that such tax has been paid.

(g)Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a sale of the Partnership (pursuant to a merger, sale of units, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h)Buy-In. In addition to any other rights available to the Holder, if the Partnership fails to deliver to the Holder a certificate or certificates representing the Warrant Units pursuant to an exercise within seven Business Days of such exercise, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) Common Units to deliver in satisfaction of a sale by the Holder of the Warrant Units which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Partnership shall, at the Holder’s option, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the Common Units so purchased (the “Buy-In Price”), at which point the Partnership’s obligation to deliver such certificate (and to issue such Common Units) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Units and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Units, times (B) the closing bid price on the date of exercise. The Holder shall provide the Partnership written notice indicating the amounts payable to the Holder in respect to the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Partnership. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Partnership’s failure to timely deliver certificates representing Common Units upon exercise of this Warrant as required pursuant to the terms hereof.

4.Adjustment to Number of Warrant Units. In order to prevent dilution of the purchase rights granted under this Warrant, the number of Warrant Units issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4).

(a)Adjustment to Number of Warrant Units Upon Dividend, Subdivision or Combination of Common Units. If the Partnership shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Units or any other limited partner interests of the Partnership payable in Common Units or Convertible Securities, or (ii) subdivide (by any split, recapitalization or otherwise) its outstanding Common Units into a greater number of units, the number of Warrant Units issuable upon exercise of this Warrant immediately prior to any such dividend, distribution or subdivision shall be proportionately increased. If the Partnership at any time combines (by combination, reverse split or otherwise) its outstanding Common Units into a smaller number of units, the number of Warrant Units issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased. Any adjustment under this Section 4(a) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(b)Adjustment to Number of Warrant Units Upon a Change of Control. In the event of any Change of Control, each Warrant shall, immediately after such Change of Control, remain outstanding and

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shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Units then exercisable under this Warrant, be exercisable for the kind and number of other securities or assets of the Partnership or of the successor Person resulting from such Change of Control to which the Holder would have been entitled upon such Change of Control if the Holder had exercised this Warrant in full immediately prior to the time of such Change of Control and acquired the applicable number of Warrant Units then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder's rights under this Warrant to insure that the provisions of this Section 4(b) shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any securities or assets thereafter acquirable upon exercise of this Warrant. The provisions of this Section 4(b) shall similarly apply to successive Changes of Control. The Partnership shall not effect any such Change of Control unless, prior to the consummation thereof, the successor Person (if other than the Partnership) resulting from such Change of Control, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any Change of Control or other transaction contemplated by the provisions of this Section 4(b), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 3 instead of giving effect to the provisions contained in this Section 4(b) with respect to this Warrant.

(c)Certain Events. If any event of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of unit appreciation rights, phantom unit rights or other rights with equity features) occurs, then the Board shall make an appropriate adjustment in the number of Warrant Units issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 4; provided, that no such adjustment pursuant to this Section 4(c) shall decrease the number of Warrant Units issuable as otherwise determined pursuant to this Section 4.

(d)Certificate as to Adjustment.

(i)As promptly as reasonably practicable following any adjustment of the number of Warrant Units pursuant to the provisions of this Section 4, but in any event not later than five Business Days thereafter, the Partnership shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii)As promptly as reasonably practicable following the receipt by the Partnership of a written request by the Holder, but in any event not later than five Business Days thereafter, the Partnership shall furnish to the Holder a certificate of an executive officer certifying the number of Warrant Units or the amount, if any, of other, securities or assets then issuable upon exercise of the Warrant.

(e)Adjustment in Exercise Price. Upon any adjustment to the number of Warrant Units issuable upon exercise of this Warrant pursuant to this Section 4 (each, a “Warrant Unit Adjustment”), the Aggregate Exercise Price upon the exercise of this Warrant thereafter shall be adjusted by multiplying the Aggregate Exercise Price applicable prior to such Warrant Unit Adjustment by a fraction: the numerator of which shall be the number of Warrants Units issuable upon exercise of this Warrant immediately prior to such Warrant Unit Adjustment and the denominator of which shall be the number of Warrant Units issuable upon exercise of this Warrant immediately after such Warrant Unit Adjustment.

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(f)Notices. In the event:

(i)that the Partnership shall take a record of the holders of its Common Units (or other securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any class or any other securities, or to receive any other security; or

(ii)of the voluntary or involuntary dissolution, liquidation or winding-up of the Partnership; or

(iii)of any Change of Control;

then, and in each such case, the Partnership shall send or cause to be sent to the Holder at least 10 days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Partnership shall close or a record shall be taken with respect to which the holders of record of Common Units (or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their Common Units (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per unit and character of such exchange applicable to the Warrant and the Warrant Units.
5.Purchase Rights.In addition to any adjustments pursuant to Section 4 above, if at any time the Partnership grants, issues or sells any Common Units, Convertible Securities or rights to purchase units, warrants, securities or other property exclusively pro rata to the record holders of Common Units (the “Purchase Rights”), then the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of Warrant Units acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Units are to be determined for the grant, issue or sale of such Purchase Rights.

6.Preemptive Rights.

(a)Prior to the issuance of any New Securities (as defined below in Section 6(b)) by the Partnership, the Partnership shall offer to sell to each Holder its pro rata share of such New Securities by delivering written notice to such Holder (the “Notice of Issuance”), stating (i) the Company’s bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered and (iii) the price and general terms, if any, upon which the Partnership proposes to offer such New Securities; provided, that if any Holder fails to provide written notice of its intent to exercise its right to purchase its pro rata share of such New Securities within seven Business Days of the date of the Notice of Issuance, such Holder shall be deemed to have waived any and all rights to purchase such New Securities in such transaction. Each Holder’s pro rata share of any New Securities, for purposes of this Section 6, shall be equal to the quotient of (x) the number of Common Units held by such Holder (including Warrant Units) on the date of the Notice of Issuance divided by (y) the number of Common Units outstanding (on a fully diluted basis assuming exercise of all outstanding options and warrants, including this Warrant) on the date of the Notice of Issuance.

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(b)“New Securities” means any Common Units and rights, options or warrants to purchase Common Units, and securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for Common Units; provided, however, that New Securities shall not include (i) securities issued to the owners of another entity in connection with the acquisition of such entity by the Partnership by merger, consolidation, sale or exchange of securities, purchase of substantially all of the assets, or other reorganization whereby the Partnership acquires more than 50% of the voting power or assets of such entity; (ii) Common Units (including options to purchase Common Units and Common Units issued upon exercise of such options) issued to employees, consultants or directors of the Partnership or the General Partner pursuant to plans, programs or agreements approved by the Board; (iii) securities issued pursuant to any dividend, split, combination or other reclassification by the Partnership or the General Partner of the Common Units, or pursuant to a recapitalization or reorganization of the Partnership; (iv) securities (including without limitation the Warrant Units and Common Units issuable upon conversion of the Class A Convertible Preferred Units) issued upon the exercise of warrants or options, or upon the conversion of convertible securities, in each case regardless of whether such warrants, options or convertible securities are outstanding on the date hereof or issued hereafter; (v) Common Units issued in a transaction registered under the Securities Act pursuant to an at-the-market Common Units offering program of the Partnership; or (vi) Common Units issued in a firm commitment underwritten public offering registered under the Securities Act, but only if with respect to such public offering, (A) at least two Business Days prior to first publication of its intention to conduct such public offering of Common Units, the Partnership provides each Holder with a Notice of Issuance and (B) if not more than one Business Day after the date of the Notice of Issuance any Holder provides written notice of its intention to purchase (at the public offering price) Common Units in such offering, the Partnership instructs the managing underwriter, and shall use commercially reasonable efforts to cause the managing underwriter, to make available for purchase by such Holder, in such public offering and at the public offering price, a number of the Common Units equal to the lower of (1) such Holder’s pro rata share of all the Common Units being sold in such public offering and (2) the number of Common Units for which such Holder places an buy order with such managing underwriter. Notwithstanding any provision hereof to the contrary, each Notice of Issuance pertaining to a firm commitment underwritten public offering registered under the Securities Act need not include a particular price, and instead may state that the Partnership intends to sell Common Units to underwriters at customary discount to the public offering price that will be determined upon pricing of such offering. Each Holder’s pro rata share of the Common Units to be sold in a firm commitment underwritten public offering registered under the Securities Act shall be equal to the quotient of (x) the number of Common Units held by such Holder (including Warrant Units) on the date of the Notice of Issuance divided by (y) the number of Common Units outstanding (on a fully diluted basis assuming exercise of all outstanding options and warrants, including this Warrant) on the date of the Notice of Issuance.

(c)Any Holder may deliver written notice (an “Opt-Out Notice”) to the Partnership requesting that such Holder not receive any Notice of Issuance from the Partnership with respect to firm commitment underwritten public offerings of the Partnership’s Common Units;  provided, however, that if a Holder has delivered an Opt-Out Notice, the Partnership shall not be required to comply with its obligations pursuant to Section 6(b)(vi)(A) and (B) with respect to such Holder; provided, further, that such Holder may later revoke any such Opt-Out Notice in writing.   [The Holders indicated on Schedule A hereto as having opted out shall each be deemed to have delivered an Opt-Out Notice as of the date hereof.]

7.Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Partnership at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together

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with funds sufficient to pay any transfer taxes described in Section 3(f)(v) in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Partnership shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled. For the avoidance of doubt, Warrants may be transferred separately from Preferred Units.

8.Holder Not Deemed a Unitholder; Limitations on Liability. Except as described in the Board Observation Rights Agreement, the Partnership Agreement, the GP LLC Agreement, or otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Units to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of limited partner interests of the Partnership for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a unitholder of the Partnership or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of limited partner interests, reclassification of limited partner interests, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a unitholder of the Partnership, whether such liabilities are asserted by the Partnership or by creditors of the Partnership. Notwithstanding this Section 8, (i) the Partnership shall provide the Holder with copies of the same notices and other information given to the unitholders of the Partnership generally, contemporaneously with the giving thereof to the unitholders and (ii) the Partnership shall not amend or modify its Partnership Agreement in a manner adverse to any rights or benefits applicable to the Warrant Units thereunder.

9.Replacement on Loss; Division and Combination.

(a)Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Partnership of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement with an affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Partnership, the Partnership at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Units as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Partnership for cancellation.

(b)Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Partnership at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Partnership shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Units as the Warrant or Warrants so surrendered in accordance with such notice.

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10.No Impairment. The Partnership shall not, by amendment of its Certificate of Formation or Partnership Agreement, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

11.Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 11 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Units to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act. All Warrant Units issued upon exercise of this Warrant (unless registered under the Securities Act or the conditions for the removal of the legend set forth in Section 8.06 of the Partnership Agreement are otherwise satisfied) shall be stamped or imprinted with a legend in substantially the following form:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. These securities may not be sold or offered for sale, pledged or hypothecated except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”
12.Warrant Register. The Partnership shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Partnership may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Partnership shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

13.Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).

If to the Partnership:	NGL Energy Partners LP
6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74316
Attention: H. Michael Krimbill
Facsimile: (918) 492-0990
Email: michael.krimbill@nglep.com

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with a copy to (which shall not constitute notice):

Andrews Kurth LLP
600 Travis St., Suite 4200
Houston, Texas 77002
Attention: G. Michael O’Leary
Facsimile: (713) 238-7130
Email: gmoleary@andrewskurth.com

If to the Holder:	[•]
with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.
666 Fifth Avenue, 26th Floor
New York, NY 10103
Attention: David B. Cohen
Todd R. Triller
Email: dcohen@velaw.com
ttriller@velaw.com
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, TX 77002
Attention: Julian J. Seiguer
Email: jseiguer@velaw.com

14.Cumulative Remedies. Except to the extent expressly provided in Section 8 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

15.Equitable Relief. Each of the Partnership and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

16.Entire Agreement. This Warrant, together with the Purchase Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant and the Purchase Agreement, the statements in the body of this Warrant shall control.

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17.Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Partnership and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

18.No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Partnership and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

19.Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

20.Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Partnership or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

21.Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

22.Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

23.Submission to Jurisdiction. The parties hereby submit to the exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address for receipt of notices pursuant to Section 13 shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

24.Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

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25.Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

26.No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
(SIGNATURE PAGE FOLLOWS)

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IN WITNESS WHEREOF, the Partnership has duly executed this Warrant on the Original Issue Date.
NGL ENERGY PARTNERS LP

By:    NGL Energy Holdings LLC,
its general partner

By:____________________________
Name:
Title:
Accepted and agreed,

[HOLDER NAME]

By:_____________________________
Name:
Title:

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NGL ENERGY PARTNERS LP
EXERCISE AGREEMENT
To [Name]:
The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Exercise Price and surrender of this Warrant, Common Units (“Warrant Units”) provided for therein, and requests that certificates for the Warrant Units be issued as follows:

Name

Address

Federal Tax or Social Security No.

and delivered by	(certified mail to the above address, or

(electronically (provide DWAC Instructions:_______________), or

(other _______________) (specify):.

and, if the number of Warrant Units shall not be all the Warrant Units purchasable upon exercise of this Warrant, that a new Warrant for the balance of the Warrant Units purchasable upon exercise of this Warrant be registered in the name of the undersigned Holder or the undersigned’s Assignee as below indicated and delivered to the address stated below.
Dated:    ________________, _____
Note:    The signature must correspond with

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Signature:

the name of the Holder as written on the first page of this Warrant in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.	Name (please print)

Address

Federal Identification or Social Security No.

Assignee:

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NGL ENERGY PARTNERS LP
ASSIGNMENT

For value received                                    hereby sells, assigns and transfers unto                                          the within Warrant For partial assignment, indicate portion assigned., together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer said Warrant on the books of the within-named Partnership, with full power of substitution in the premises.
Date:______________
Signature:_________________
Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.

Schedule A
Purchaser Name; Notice and Contact Information

Purchaser	Contact Information
[Name]	[Address] Attention: [Title] Telephone: [Phone Number] Facsimile: [Fax Number] Email: [Email address]

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